SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

March 20, 2012

To Our Shareholders:

On behalf of the board of directors and management of EnPro Industries, Inc., I cordially invite you to our annual meeting of shareholders. The meeting will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina on Wednesday, May 2, 2012, at 11:00 a.m.

The matters to be acted upon by the shareholders at this meeting are presented in the enclosed Notice to Shareholders, and the enclosed proxy statement contains information regarding these matters.

It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy card in the enclosed postage-paid envelope, or to cast your votes by telephone or over the Internet. Instructions for voting are provided on the proxy card.

Sincerely,

Stephen E. Macadam

President and Chief Executive Officer

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

NOTICE TO SHAREHOLDERS:

THE ANNUAL MEETING OF SHAREHOLDERS of EnPro Industries, Inc., a North Carolina corporation, will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina on Wednesday, May 2, 2012, at 11:00 a.m. to:

1.	Elect eight directors to hold office until the next annual shareholders’ meeting or until their respective successors are elected and qualified;

2.	Adopt a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement;

3.	Approve an amendment and restatement of the company’s Amended and Restated 2002 Equity Compensation Plan;

4.	Approve the company’s amended and restated Senior Executive Annual Performance Plan;

5.	Approve the company’s amended and restated Long-Term Incentive Plan;

6.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012; and

7.	Transact such other business as may properly come before the meeting or any adjournment of the meeting.

Information about these matters is contained in the proxy statement attached to this notice.

The board of directors has fixed March 1, 2012 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only those who were registered shareholders at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

The board hereby solicits a proxy for use at the meeting, in the form accompanying this notice, from each holder of our common stock. Shareholders may withdraw their proxies at the meeting if they desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting of the proxies at the meeting.

It is important that you be represented at the meeting regardless of the number of shares you own. To help us minimize the expense associated with collecting proxies, please execute and return the enclosed proxy card promptly or cast your votes by telephone or over the Internet. No postage is required if the proxy is mailed in the United States.

By Order of the Board of Directors,

Richard L. Magee

Secretary

March 20, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2012:

The proxy statement and 2011 annual report to shareholders are available at http://2012annualmeeting.enproindustries.com.

2012 ANNUAL MEETING OF SHAREHOLDERS

OF

ENPRO INDUSTRIES, INC.

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the board of directors of EnPro Industries, Inc., in connection with our annual meeting of shareholders to be held on Wednesday, May 2, 2012, at 11:00 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, and at any adjournment or postponement of the meeting. You may use the enclosed proxy card whether or not you attend the meeting. If you are a registered shareholder (that is, you hold shares directly registered in your own name), you may also vote by telephone or over the Internet by following the instructions on your proxy card. If your shares are held in the name of a bank, broker or other nominee, which is referred to as holding in “street name,” you will receive separate voting instructions with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific procedures depend on their voting arrangements.

Your vote is very important. For this reason, we encourage you to date, sign, and return your proxy card in the enclosed envelope or to cast your votes by telephone or over the Internet. Doing so will permit your shares of our common stock to be represented at the meeting by the individuals named on the enclosed proxy card.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2011 annual report, including financial statements, with this proxy statement to each registered shareholder. We will begin mailing these materials on or around March 20, 2012. Any shareholder may receive an additional copy of these materials by request to our investor relations department. You may reach the investor relations department via email to investor@enproindustries.com or by calling 704-731-1548.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on proposals for the following matters:

•	Electing eight directors;

•	Adopting a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement;

•	Approving an amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan;

•	Approving our amended and restated Senior Executive Annual Performance Plan;

•	Approving our amended and restated Long-Term Incentive Plan; and

•	Ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

Our board of directors has submitted these proposals. Other business may be addressed at the meeting if it properly comes before the meeting. However, we are not aware of any such other business.

Who is entitled to vote at the meeting?

You may vote if you owned EnPro common stock as of the close of business on the record date, March 1, 2012. Each share of common stock is entitled to one vote on each matter considered at the meeting. At the close of business on the record date, 20,579,627 shares of EnPro common stock were outstanding and eligible to vote, which amount does not include 205,440 shares held by a subsidiary. The enclosed proxy card shows the number of shares that you are entitled to vote.

Who can attend the meeting?

All registered shareholders as of the record date (or their duly appointed proxies), beneficial owners presenting satisfactory evidence of ownership as of the record date, and our invited guests may attend the meeting.

How do I vote?

If you are a registered shareholder, you have four voting options:

•	over the Internet, which we encourage if you have Internet access, at the address shown on the enclosed proxy card;

•	by telephone through the number shown on the enclosed proxy card;

•	by mail, by completing, signing, dating and returning the enclosed proxy card; or

•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification for entrance to the meeting.

If you hold your EnPro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote EnPro shares that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy, together with proof of identification, for entrance to the meeting.

Every vote is important! Please vote your shares promptly.

How do I vote my 401(k) shares?

Proxies will also serve as voting instructions to the plan trustee with respect to shares held in accounts under the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees and the EnPro Industries, Inc. Retirement Savings Plan for Hourly Employees. If you participate in either of these plans, are a registered shareholder of record, and the plan account information is the same as the information we have on record with our transfer agent, the enclosed proxy card represents all of the shares you hold, both within the plan and outside it. If you hold your shares outside the plan in street name, or if your plan account information is different from the information on record with the transfer agent, then you will receive separate proxies, one for the shares held in the plan and one for shares held outside the plan.

What can I do if I change my mind after I vote my shares?

Even after you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting. If you are a registered shareholder, you may do this in three ways:

•	by timely delivering to our Secretary, or at the meeting, a later dated signed proxy card;

•	by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or

•	if you attend the meeting, by voting your shares in person.

Your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke it.

If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy. If you have obtained a legal proxy from your nominee giving you the right to vote your shares, you may vote by attending the meeting and voting in person or by sending in an executed proxy with your legal proxy form.

Is there a minimum quorum necessary to hold the meeting?

In order to conduct the meeting, a majority of EnPro shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. For purposes of determining whether a quorum is present, abstentions and broker “non-votes” will be counted as shares that are present and entitled to vote.

How will my vote be counted?

If you provide specific voting instructions, your EnPro shares will be voted as you have instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, your shares will be voted as our board of directors has recommended. If you hold your shares in your name (you are the record holder) and do not give valid proxy instructions or vote in person at the meeting, your shares will not be voted. If you hold your shares in street name and do not give your bank, broker or other nominee instructions on how you want your shares to be voted, those shares are considered “uninstructed” and a bank, broker or other nominee generally has the authority to vote those shares only on matters that are determined to be “routine” under the New York Stock Exchange rules. Under the New York Stock Exchange’s rules, the election of directors, the approval of a material amendment of an equity compensation plan, and matters related to executive compensation are not considered to be “routine” for this purpose, which means that a broker or broker nominee may not provide a proxy with voting instructions on these matters unless it receives voting instructions from the beneficial owner of the shares. Accordingly, unless instructed by the beneficial owner, a broker or broker nominee may not provide voting instructions with respect to the vote on Proposals 1 through 5 described in this proxy statement. The vote to ratify the appointment of our independent accounting firm and any other business that may properly come before the meeting are considered routine under the New York Stock Exchange rules, which means that a bank, broker or other nominee has voting discretion as to any uninstructed shares on those matters.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the meeting. The maximum number to be elected is eight. Shares not voted will have no impact on the election of directors. Unless proper voting instructions are to “Withhold” authority for any or all nominees, the proxy given will be voted “For” each of the nominees for director.

Under our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly offer his or her resignation. The board’s Nominating and Corporate Governance Committee will then consider the resignation and recommend to the board whether to accept or reject it. The board will act on the Nominating Committee’s recommendation within 90 days after the shareholders’ meeting, and the board’s decision (including an explanation of the process by which the decision was reached) will be publicly disclosed on Form 8-K. Any director who offers his or her resignation may not participate in the board’s discussion or vote.

The resolution to approve, on an advisory basis, the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” the resolution. Although this advisory vote is non-binding, as provided by law, our board will review the results of the votes and, consistent with our record of shareholder engagement, will take them into account in making determinations concerning executive compensation.

The amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan will be approved if the votes cast “For” approval exceed the votes cast “Against” it, so long as the total votes cast represent more than 50 percent of the shares of common stock entitled to vote.

Each of the approval of our amended and restated Senior Executive Annual Performance Plan, the approval of our amended and restated Long-Term Incentive Plan, the ratification of the appointment of our independent accounting firm and any other business as may properly come before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” such proposal than are cast “Against” it.

How do abstentions and broker non-votes count for voting purposes?

For the election of directors, the advisory vote on executive compensation, the approval of our amended and restated Senior Executive Annual Performance Plan and the approval of our amended and restated Long-Term Incentive Plan, broker non-votes and abstentions will not count in determining the outcome. Because approval of the proposed amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan requires that the votes cast for approval exceed the votes cast opposing it, so long as the votes cast represent more than 50% of the shares of common stock entitled to vote, abstentions and broker non-votes, which will not count as votes cast, may have a negative effect on this proposal. For the ratification of the appointment of our independent accounting firm and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes for or against the proposal count. Accordingly, broker non-votes, if any, and, in the case of the ratification of the appointment of our independent accounting firm, abstentions will not be counted as votes cast for these proposals. Abstentions and broker non-votes will count for determining whether a quorum is present.

Is there a list of shareholders entitled to vote at the annual meeting?

You may examine a list of the shareholders entitled to vote at the meeting. We will make that list available at our main executive offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from May 2, 2012 through the end of the meeting. The list will also be available for inspection at the meeting.

What are the board’s recommendations?

Your board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;

•	“FOR” the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement;

•	“FOR” approval of the proposed amendment and restatement of the company’s Amended and Restated 2002 Equity Compensation Plan;

•	“FOR” approval of our amended and restated Senior Executive Annual Performance Plan;

•	“FOR” approval of our amended and restated Long-Term Incentive Plan; and

•	“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

Proxy cards or telephone and Internet instructions to vote the proxy that are validly submitted and timely received, but that do not contain instructions on how you want to vote, will be voted in accordance with the board’s recommendations.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8-K to be filed with the Securities and Exchange Commission (SEC) within four business days after the meeting. In addition, we intend to post the voting results from the meeting on our website, www.enproindustries.com.

What is “householding” and how does it affect me?

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying on SEC rules that allow us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we have received contrary instructions from any shareholder at that address. If you share an address with another shareholder and have received only one proxy statement and annual report, you may write or call us to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement and annual report. Alternatively, you may request that we send only one set of materials if you are receiving multiple copies. You may make any of these requests by contacting us at investor@enproindustries.com or by calling 704-731-1548.

If your shares are held in the name of a bank, broker or other nominee and you wish to receive separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, please contact your nominee.

Can I access these proxy materials on the Internet?

You can access this proxy statement and our 2011 our annual report to shareholders, which includes our 2011 annual report on Form 10-K, on our Internet site at www.enproindustries.com. If you are a registered shareholder, you can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. This could help us save significant printing and mailing expenses. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s shareholder meeting you will receive an e-mail notification when the materials and annual report are available for on-line review, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Investor Relations.

If your shares are held through a bank, broker or other nominee, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Our officers, directors and employees may solicit proxies personally, by telephone, mail or facsimile, or via the Internet. These individuals will not receive any additional compensation for their solicitation efforts. You may also be solicited by means of press releases issued by EnPro, postings on our website, www.enproindustries.com, and advertisements in periodicals. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that together are not expected to exceed $15,000 in the aggregate. In addition, upon request we will reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding voting materials to their customers who are beneficial owners and in obtaining voting instructions.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our common stock?

The following table sets forth information about the individuals and entities who held more than five percent of our common stock as of March 1, 2012. This information is based solely on SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner (8)	Amount and Nature of Beneficial Ownership	Percent of Class(1)
T. Rowe Price Associates, Inc. et al.(2)	2,521,593	12.3%
100 E. Pratt Street
Baltimore, Maryland 21202

BlackRock, Inc. et al. (3)	1,859,872	9.0%
40 East 52nd Street
New York, New York 10022

Franklin Resources, Inc. et al. (4)	1,519,600	7.4%
One Franklin Parkway
San Mateo, California 94403 ☐ 1906

Keeley Asset Management Corp. et al.(5)	1,192,142	5.8%
401 South LaSalle Street
Chicago, Illinois 60605

The Vanguard Group, Inc. (6)	1,088,768	5.3%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Newland Capital Management, LLC et al.(7)	1,059,483	5.1%
350 Madison Avenue, 8th Floor
New York, New York 10017

(1)	Applicable percentage ownership is based on 20,579,627 shares of our common stock outstanding at March 1, 2012 entitled to vote at the annual meeting.

(2)	This information is based on a Schedule 13G amendment dated February 14, 2012 filed with the SEC by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. as of December 31, 2011. In the Schedule 13G amendment, T. Rowe Price Associates, Inc. reports sole voting power over 243,275 shares and sole dispositive power over 2,521,593 shares and T. Rowe Price New Horizons Fund, Inc. reports sole voting power over 1,187,100 shares. T. Rowe Price Associates, Inc. has notified us that these shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc., to which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares, and, although for purposes of the reporting requirements of the Securities Act of 1934 it is deemed to be a beneficial owner of such shares, it expressly disclaims that it is, in fact, the beneficial owner of such shares.

(3)	This information is based on a Schedule 13G amendment dated January 20, 2012 filed with the SEC by BlackRock, Inc. as of December 30, 2011. BlackRock, Inc. reports sole voting power over 1,859,872 shares and sole dispositive power over 1,859,872 shares. The Schedule 13G amendment indicates that it is filed on behalf of a group including, in addition to BlackRock, Inc., its subsidiaries BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock Investment Management Ireland Limited, none of which separately beneficially owned more than five percent of our common stock.

(4)	This information is based on a Schedule 13G filed with the SEC on February 7, 2012 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC reporting beneficial ownership as of December 31, 2011. The address listed in the table above is for Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. Franklin Advisory Services, LLC reported its address in the Schedule 13G as One Parker Plaza, Ninth Floor, Fort Lee, New Jersey 07024-2938. The Schedule 13G reported that Franklin Advisory Services, LLC has sole voting power with respect to 1,442,000 shares and sole dispositive power with respect to 1,519,600 shares, and that none of the other reporting persons has sole or shared power to vote, dispose or direct the disposition of any shares.

(5)	This information is based on a Schedule 13G amendment dated February 7, 2012 filed with the SEC by Keeley Asset Management Corp. and John L. Keeley, Jr. reporting beneficial ownership as of December 31, 2011. Keeley Asset Management Corp. reports sole voting power over 1,122,092 shares and sole dispositive power over 1,191,012 shares. Mr. Keeley reports beneficial ownership of 1,130 shares, but that he does not have sole or shared power to vote, dispose or direct the disposition of any shares.

(6)	This information is based on a Schedule 13G dated February 6, 2012 filed with the SEC by The Vanguard Group, Inc. reporting beneficial ownership as of December 31, 20110. The Vanguard Group, Inc. reports sole voting power with respect to 31,078 shares, sole dispositive power with respect to 1,057,690 shares and shared dispositive power with respect to 31,078 shares. The Vanguard Group, Inc. also reports that Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 31,078 shares as a result of its serving as investment manager of collective trust accounts and directs the voting of such shares.

(7)	This information is based on a Schedule 13G amendment dated February 10, 2012 filed with the SEC by Newland Capital Management, LLC as of December 31, 2011. The Schedule 13G indicates that it is filed on behalf of a group including, in addition to Newland Capital Management, LLC, Newland Master Fund, Ltd., Ken Brodkowitz and Michael Vermut. Each reporting person reports shared voting and dispositive power over 1,059,483 shares. Newland Master Fund, Ltd. lists its address as c/o Goldman Sachs (CAYMAN) Trust, Limited, P.O. Box 896, Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, Cayman Islands KY1-1103.

(8)	Zazove Associates, LLC, 1001 Tahoe Boulevard, Incline Village, Nevada 89451, filed a Schedule 13G amendment dated January 26, 2012 with the SEC reporting beneficial ownership at December 31, 2011 of 1,836,595 shares, as to which it reported sole voting power and sole dispositive power, by virtue of its ownership of our 3.9375% Convertible Senior Debentures due 2015. The foregoing table does not include Zazove Associates, LLC because as of March 1, 2012 none of the conditions permitting the conversion of these debentures, at that time or within 60 days thereafter, had been satisfied.

How much stock do our directors, director nominees and executive officers own?

The following table sets forth information as of March 1, 2012 about the shares of our common stock that the following individuals beneficially own:

•	our current directors;

•	director nominees; and

•	the executive officers and former executive officer listed in the summary compensation table included in this proxy statement.

It also includes information about the shares of our common stock that our current directors and executive officers own as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)
Stephen E. Macadam	187,598	—	—	*
J. P. Bolduc	1,000	25,853	1,520	*
Peter C. Browning	4,340	26,849	7,599	*
B. Bernard Burns, Jr.	2,675	1,992	—	*
Diane C. Creel	—	6,977	—	*
Gordon D. Harnett	2,060	26,849	6,483	*
David L. Hauser	800	13,842	3,305	*
Wilbur J. Prezzano, Jr.	—	14,813	14,956	*
Kees van der Graaf	—	—	—	*
Alexander W. Pease	2,500	—	—	*
Richard L. Magee	86,271	—	—	*
J. Milton Childress II	13,144	—	—	*
Robert P. McKinney	5,633	—	—	*
16 directors and executive officers as a group	321,507	117,175	33,863	1.6%
Former Executive Officer:
WilliamDries (5)	96,836	—	—	*

*	Less than 1%

(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2012 through the exercise of stock options or the vesting of restricted stock units or restricted shares: Mr. Macadam, 100,000 option shares, 18,717 restricted stock units and 17,833 restricted shares; Mr. Magee, 26,000 option shares and 5,400 restricted stock units; Mr. Childress, 2,006 restricted stock units; Mr. McKinney 1,559 restricted stock units; Mr. Dries, 5,459 restricted stock units; all directors and executive officers as a group, 126,000 option shares and 29,901 restricted stock units. The numbers also include 1,526 shares held in our Retirement Savings Plan for Salaried Employees allocated to Mr. Magee. All other ownership is direct, except that Mr. McKinney indirectly owns 75 shares, which are owned by his children, and Mr. Dries indirectly owns 100 shares, which are owned by his spouse, and that all directors and executive officers as a group include 175 shares held indirectly, which shares are owned by family members. The amounts reported do not include the restricted stock units and restricted shares as follows: Mr. Macadam, 39,945 restricted stock units and 17,834 restricted shares; Mr. Pease, 6,671 restricted stock units and 2,500 restricted shares; Mr. Magee, 11,171 restricted stock units; Mr. Childress, 4,137 restricted stock units; Mr. McKinney, 3,243 restricted stock units; Mr. Dries, 6,911 restricted stock units; and all directors and executive officers as a group, 71,196 restricted stock units and 24,334 restricted shares.

(2)	These numbers reflect the phantom shares awarded under our Outside Directors’ Phantom Share Plan and the phantom shares awarded to non-employee directors under our Amended and Restated 2002 Equity Compensation Plan. When they leave the board, these directors will receive cash in an amount equal to the value of the phantom shares awarded under the Outside Directors’ Phantom Share Plan and shares of our common stock for phantom shares awarded under the Amended and Restated 2002 Equity Compensation Plan. See “Corporate Governance Policies and Practices — Director Compensation.” Because the phantom shares are not actual shares of our common stock, these directors have neither voting nor investment authority in common stock arising from their ownership of these phantom shares.

(3)

These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices —

Director Compensation.” Because the stock units are not actual shares of our common stock, the directors have neither voting nor investment authority in common stock arising from their ownership of these stock units.

(4)	These percentages do not include the directors’ phantom shares or stock units described in Notes 2 and 3. Applicable percentage ownership is based on 20,579,627 shares of our common stock outstanding at March 1, 2012 entitled to vote at the annual meeting.

(5)	Information with respect to Mr. Dries is as of September 11, 2011, the date of his retirement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these people to give us copies of all Section 16(a) reports they file.

We have reviewed the copies of all reports furnished to us. Based solely on this review, we believe that no director, officer, or 10% shareholder failed to timely file in 2011 any report required by Section 16(a).

PROPOSAL 1 — ELECTION OF DIRECTORS

(Item 1 on the proxy card)

One of the purposes of the meeting is the election of eight directors to hold office until the annual shareholders’ meeting in 2013 or until their respective successors are elected and qualified. Our board of directors presently consists of eight directors, all of whom were elected at the 2011 annual meeting of shareholders other than B. Bernard Burns, Jr. who was elected by the board of directors to fill a vacancy created by the retirement on December 31, 2011 of Don DeFosset from the board of directors. Our bylaws provide that candidates must be between 18 and 72 years old to be eligible for election as a director. Accordingly, J.P. Bolduc, a current member of the board of directors, is not eligible for re-election at the 2012 annual meeting and will retire from the board of directors at that time. The board of directors has nominated Kees van der Graaf to replace Mr. Bolduc. All of the nominees, other than Mr. van der Graff, are incumbent directors whose terms would otherwise expire upon the election of directors at the meeting. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees.

All nominees have indicated that they are willing to serve as directors if elected. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of such person as the board of directors may designate to replace such nominee.

The board of directors unanimously recommends that you vote “FOR” the election of each of the nominees for director named below.

Nominees for Election

STEPHEN E. MACADAM, 51

Mr. Macadam has served as our Chief Executive Officer and President, and as a director, since April 2008. Prior to accepting these positions with EnPro, Mr. Macadam served as Chief Executive Officer of BlueLinx Holdings Inc. since October 2005. Before joining BlueLinx Holdings Inc., Mr. Macadam was the President and Chief Executive Officer of Consolidated Container Company LLC since August 2001. He served previously with Georgia-Pacific Corp. where he held the position of Executive Vice President, Pulp & Paperboard from July 2000 until August 2001, and the position of Senior Vice President, Containerboard & Packaging from March 1998 until July 2000. Mr. Macadam held positions of increasing responsibility with McKinsey and Company, Inc. from 1988 until 1998, culminating in the role of principal in charge of McKinsey’s Charlotte, North Carolina operation. Mr. Macadam is a director of Georgia Gulf Corporation. During the past five years, Mr. Macadam served as a director of BlueLinx Holdings Inc. and Solo Cup Company. Mr. Macadam received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and an M.B.A. from Harvard University, where he was a Baker Scholar. As the company’s Chief Executive Officer and President, Mr. Macadam’s active involvement in our company’s operations provides our board of directors with specific knowledge of our businesses, our challenges and our prospects for continued growth.

PETER C. BROWNING, 70

Mr. Browning has served as a director since 2002. Since 2009, he has served as Managing Director of Peter C. Browning & Assocs., a board governance advisory firm. He was the Dean of the McColl School of Business at Queens University from March 2002 through May 2005. He has served as lead director of Nucor Corporation, a steel manufacturer, since May 2006 and served as Non-Executive Chairman of Nucor from September 2000 to May 2006. He currently serves as lead director of Acuity Brands, Inc. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, and from 1995 to 1998, President and Chief Operating Officer, of Sonoco Products Company, a manufacturer of industrial and consumer packaging. Prior to joining Sonoco Products Company, Mr. Browning served from 1990 to 1993 as Chairman, President and Chief Executive Officer of National Gypsum Company, guiding that company through its emergence from Chapter 11 bankruptcy proceedings in 1993. Prior to joining National Gypsum Company, Mr. Browning spent 24 years with Continental Can Company, rising to Executive Vice President — Operating Officer from an initial position as a sales trainee. In addition to his service as lead director of Nucor and of Acuity Brands, he also serves as a director of Lowe’s Companies, Inc. Mr. Browning is a founding member of the Lead Director Network and a member of the faculty for The Conference Board’s Directors’ Institute. He was named as an Outstanding Director in 2004 by the Outstanding Directors Institute and in 2011 was selected by the National Association of Corporate Directors for its 2011 Directorship 100, its list of the most influential people in the corporate boardroom community. He is a lifetime member of the Council on the Chicago Booth School of Business. Mr. Browning received a B.A. from Colgate University and an M.B.A. from the University of Chicago. During the past five years, Mr. Browning was also a director of The Phoenix Companies and Wachovia Corporation. Mr. Browning’s unique breadth and depth of experience and expertise, including more than 35 years of domestic and international manufacturing experience, provides him with valuable insight into the governance and management issues facing public manufacturing companies, including corporate governance, board performance and dynamics, executive leadership transition and succession planning.

B. BERNARD BURNS, JR., 63

Mr. Burns was elected by the board of directors to fill a vacancy on the board of directors on December 31, 2011. Since 2001, Mr. Burns has served as a managing director of the McGuireWoods Capital Group, a merger and acquisition advisory group. He also is of counsel to the law firm of McGuireWoods LLP and served as a partner of that firm from 2001 to 2011. Mr. Burns served in various executive capacities with United Dominion Industries Limited, a diversified industrial manufacturer, from 1989 until that firm was acquired in 2001, including as Senior Vice President and General Counsel from 1993 to 1996, Executive Vice President and Chief Administrative Officer in 2000 and as president of various operating segments and divisions from 1996 to 1999 and from 2000 to 2001. He is a director of several privately held companies. Mr. Burns earned a B.A. from Furman University and a J.D. from the Duke University School of Law and completed the Advanced Management Program at Duke University’s Fuqua School of Business. Mr. Burns’ legal expertise, his extensive merger and acquisitions background and experience and his experience as a member of senior management of a large diversified industrial company, for which he held a number of positions, including General Counsel and president of major operating divisions, provides our board with valuable insights on legal and corporate governance matters, evaluation of acquisition alternatives and operating issues.

DIANE C. CREEL, 63

Ms. Creel has served as a director since 2009. Prior to her retirement in September 2008, Ms. Creel served from May 2003 as Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste-to-energy systems company. Prior to joining Ecovation, Ms. Creel served as Chief Executive Officer and President of Earth Tech, Inc., an international consulting engineering firm, from January 1993 to May 2003. She previously served as Chief Operating Officer of Earth Tech from 1987 to 1993 and Vice President from 1984 to 1987. Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scot from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners from 1971 to 1976. Ms. Creel currently serves on the boards of directors of Allegheny Technologies Incorporated and Goodrich Corporation. During the past five years, Ms. Creel also served as a director of Foster Wheeler, Inc. and the corporations and trusts that comprise the Fixed Income Fund of the American Funds Group of Capitol Management Corporation. Ms. Creel has a B.A. and M.A. from the University of South Carolina. Ms. Creel’s extensive senior management experience, including her service as CEO of two companies for a combined fifteen years, allows her to provide our board of directors with meaningful guidance with respect to mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, and executive compensation and benefits.

GORDON D. HARNETT, 69

Mr. Harnett has served as a director since 2002. He retired as Chairman and Chief Executive Officer of Materion Corporation (formerly known as Brush Engineered Materials Inc.), a provider of metal-related products and engineered material systems, in May 2006. Prior to joining Materion Corporation in 1991, Mr. Harnett served from 1988 to 1991 as a Senior Vice President of B.F. Goodrich Company (now known as Goodrich Corporation), and from 1977 to 1988, he held a series of senior executive positions with Tremco Inc., a wholly owned subsidiary of Goodrich, including President and Chief Executive Officer from 1982 to 1988. Mr. Harnett is also a director of Acuity Brands, Inc. and PolyOne Corporation, where he serves as lead director. During the past five years, Mr. Harnett was also a director of The Lubrizol Corporation. Mr. Harnett received a B.S. from Miami University and an M.B.A. from Harvard University. Mr. Harnett brings to our board of directors a deep knowledge of the manufacturing industry, leadership experience from serving as Chairman and Chief Executive Officer of a multinational corporation, a broad understanding of international operations gained through a variety of senior leadership positions and corporate governance expertise from his service, including as lead director, on other companies’ boards of directors.

DAVID L. HAUSER, 60

Mr. Hauser has served as a director since 2007. From August 2010 until March 2011, he served as a consultant to FairPoint Communications, Inc., a communications services company. From July 2009 to August 2010, Mr. Hauser served as Chairman of the Board and Chief Executive Officer of FairPoint Communications, Inc. Prior to joining FairPoint Communications, Inc., Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. Mr. Hauser served as Group Executive and Chief Financial Officer of Duke Energy Corporation from April 2006 until June 30, 2009, and as Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was acting Chief Financial Officer from November 2003 to February 2004 and Senior Vice President and Treasurer from June 1998 to November 2003. During his first 20 years with Duke Energy Corporation, Mr. Hauser served in various accounting positions, including controller. Mr. Hauser is a member of the board of trustees of Furman University and a member of the board of trustees of the University of North Carolina at Charlotte. During the past five years, Mr. Hauser also served as a director of FairPoint Communications, Inc. Mr. Hauser is also a member of the North Carolina Association of Certified Public Accountants. Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte. Along with his experience and expertise in strategic and corporate planning, Mr. Hauser, as the former Chief Financial Officer of a major corporation and through his experience and training in various other accounting and financial reporting roles, provides our board of directors with valuable insight into accounting, financial controls and financial reporting matters.

WILBUR J. PREZZANO, JR., 71

Mr. Prezzano has served as a director since 2006. He retired as Vice Chairman of Eastman Kodak Company, a manufacturer of photographic equipment and supplies, in January 1997, having served in various management roles at Eastman Kodak prior to that time. He serves as the lead director of Snyder’s-Lance, Inc. Mr. Prezzano is also a director of Roper Industries, Inc., The Toronto-Dominion Bank, and TD AMERITRADE Holding Corporation. Mr. Prezzano serves on the board of trustees of Charleston Day School and recently completed service as Chairman of the Board of the Medical University of South Carolina Foundation. Mr. Prezzano received a B.S. in economics and an M.B.A. from the Wharton School of the University of Pennsylvania. Through his strong leadership background, including serving as Vice Chairman of a large multinational corporation, along with his experience in international operations and service on the boards of directors of several other companies in diverse industries, Mr. Prezzano provides our board of directors with a broad-based perspective and understanding important to our company’s operations and growth.

KEES VAN DER GRAAF, 61

Mr. van der Graff has been nominated by the Board of Directors for initial election as a director at the annual meeting. Between 2008 and 2011, Mr. van der Graaf served as an Executive-in-Residence with IMD International, an international business school based in Lausanne, Switzerland. In 2011, he also served as Co-director of the IMD Global Center. Prior to joining IMD, Mr. van der Graaf enjoyed a 32-year career with Unilever NV and Unilever PLC which operate the Unilever Group, a multinational supplier of fast-moving consumer goods. At Unilever, Mr. van der Graaf served as President of Ice Cream and Frozen Foods — Europe from 2001 to 2004 and as a member of the Board and Executive Committee of Unilever NV and Unilever PLC from 2004 to 2008 with responsibilities during that period for the Global Foods division and later for European Business group. Mr. van der Graaf is a member of the supervisory board of Carlsberg A/S and is also a member of the board of directors of Ben & Jerry’s, a wholly owned subsidiary of Unilever, which is charged with preserving and expanding Ben & Jerry’s social mission, brand integrity and product quality. He is also a member of the supervisory boards of several privately held European-based companies and serves as chairman of the supervisory board of the University of Twente in The Netherlands. Mr. van der Graaf received a degree in mechanical engineering and an M.B.A. from the University of Twente. The board of directors believes that Mr. van der Graaf, with his extensive experience in executive management positions in global public corporations, geographic background and management experience in markets and business environments and practices in Europe, one of our company’s largest markets, and intensive experience and training in leadership development, will offer our board a unique and valuable perspective.

Agreements to Nominate

Mr. Macadam’s employment agreement provides that during the term of his employment he will be included in the slate of nominees nominated by the board of directors for election as a member of the board.

LEGAL PROCEEDINGS

On July 1, 2009, Mr. Hauser joined FairPoint Communications, Inc. as its Chairman of the Board and Chief Executive Officer after having spent over five years as Chief Financial Officer of Duke Energy Corporation. On October 26, 2009, FairPoint Communications and all of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. In evaluating this event with respect to the nomination of Mr. Hauser for reelection to the board of directors, the Nominating and Corporate Governance Committee considered the well-publicized challenges facing FairPoint Communications at the time Mr. Hauser accepted his position as Chairman of the Board and Chief Executive Officer, his awareness of those challenges and his commitment to FairPoint Communications in the face of those challenges. The Nominating and Corporate Governance Committee and the full board support the nomination of Mr. Hauser for re-election to the board in 2012.

BOARD MATTERS

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed of our business through discussions with the Chairman and the officers, by reviewing materials provided to them, and by participating in meetings of the board and its committees. In addition, at least once per quarter, the non-management directors meet in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors.

Board Leadership Structure

Since the inception of our company, we have maintained separate the positions of Chairman of the Board of Directors, which is a non-executive position filled by an independent director, and Chief Executive Officer, who is the principal executive officer of our company. We believe that this structure continues to be appropriate for our company given the individuals serving in those positions, particularly the experience of our current Chairman as a former chief executive officer of a publicly held diversified industrial manufacturer supplying a wide variety of industries and as the lead independent director of another public company, his knowledge of and familiarity with our company and its businesses through his service on our board of directors from our inception as a public company in 2002, and his ability to serve as a sounding board for our Chief Executive Officer.

Committee Structure

Our board of directors has four committees: an Executive Committee, an Audit and Risk Management Committee, a Compensation and Human Resources Committee, and a Nominating and Corporate Governance Committee. In order to maximize board efficiency, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices — Director Independence.”

Each board committee operates in accordance with a written charter that the board has approved. You may obtain copies of these charters on our website at www.enproindustries.com by clicking on “Investor” and then “Corporate Governance” and looking under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The current members of the Executive Committee are Mr. Macadam (Chairman), Mr. Browning and Mr. Harnett. The Executive Committee did not meet in 2011. The primary function of this committee is to exercise the powers of the board as and when directed by the board or when the board is not in session, except those powers which, under North Carolina corporate law, may not be delegated to a committee of directors.

Audit and Risk Management Committee. The Audit and Risk Management Committee, or Audit Committee, met four times in 2011. It assists the board in monitoring the integrity of our financial statements, compliance with legal and regulatory requirements, management of significant risk areas (including insurance, pension, asbestos, environmental and litigation) and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm. This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees. Mr. Hauser is the current committee chairman.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee, or Compensation Committee, met four times in 2011. Mr. Browning is the current committee chairman. The primary function of the Compensation Committee is to assist the board and management in exercising oversight concerning the appropriateness and cost of our compensation and benefit programs, particularly for executives. The Compensation Committee sets the salaries and annual bonus and long-term award opportunities for our senior executives, assesses the performance of our CEO, and oversees succession planning programs. The committee has delegated responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans to a benefits committee consisting of members of management. However, the Compensation Committee has expressly retained the authority to approve benefit plan amendments (other than amendments resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the Compensation Committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once per year.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met five times in 2011. The primary function of this committee is to assist the board and management in exercising sound corporate governance. This committee identifies and nominates individuals who are qualified to become members of the board, assesses the effectiveness of the board and its committees, and recommends board committee assignments. It also reviews various corporate governance issues, including those items discussed below under “Corporate Governance Policies and Practices.” Mr. Harnett currently chairs this committee.

Risk Oversight

As discussed above, the Audit and Risk Management Committee assists the board in monitoring compliance with legal and regulatory requirements and the management of significant risk areas (including insurance, pension, asbestos, environmental, litigation and all incentive compensation plans, including for non-executive personnel). The company’s internal audit group periodically performs an enterprise risk analysis of the company and reports the results of its analysis to the Audit and Risk Management Committee. The head of the internal audit group reports directly to the Audit and Risk Management Committee and customarily attends meetings of that committee. In addition, the company’s General Counsel customarily attends meetings of the Audit and Risk Management Committee. All of our independent directors currently serve on the Audit and Risk Management Committee.

Meetings and Attendance

The board met six times in 2011. All directors attended at least 75% of the total number of meetings of the full board and of the board committees on which they serve. It is our policy to encourage all directors to attend the annual meeting of shareholders, and all of our current directors then in office attended our 2011 annual meeting.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

Our board of directors and management firmly embrace good and accountable corporate governance and believe that an attentive, performing board is a tangible competitive advantage. To that end, the board has undertaken substantial efforts to ensure the highest standards of corporate governance.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the New York Stock Exchange (NYSE) and the SEC. Among other things, these guidelines specify that:

•	normally only the CEO should be an employee director;

•	a substantial majority of the members of the board should be independent directors;

•	the board should hold regularly scheduled executive sessions without management present;

•	board members should attend our annual shareholders’ meeting; and

•	the board should evaluate its performance and contributions, and those of its committees, on an annual basis.

Our Corporate Governance Guidelines require any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender a resignation to the board Chairman.

We also have a Code of Business Conduct. The Code covers, among other things, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior. It applies to our directors and all of our employees, including our principal executive, financial and accounting officers. Pursuant to the Code, all conflict of interest transactions, including related party transactions we would be required to disclose in our proxy statement, must be presented to a member of our internal Corporate Compliance Committee or an attorney in our legal department, who are authorized by the Code to present such transactions to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not otherwise establish specific procedures and policies for the approval or ratification of conflict of interest transactions, and we would develop such procedures on a case-by-case basis as the need arises. Each year, we ask all members of the board and all officers to certify their compliance with the Code. Each member of the board and each officer certified compliance without exception in the first quarter of 2012.

Copies of our Corporate Governance Guidelines and Code of Business Conduct are available on our website at www.enproindustries.com. From our home page, click on the “Investor” tab and then on “Corporate Governance.”

Director Independence

As described in our Corporate Governance Guidelines, the board believes that a substantial majority of the board should consist of independent directors. At its February 2012 meeting, the board of directors made a determination as to the independence of each of its members in 2012. In making these determinations, the board used the definition of an “independent director” in the NYSE listing standards and the categorical standards set forth in our Corporate Governance Guidelines. Under these guidelines, a director will be independent only if the board affirmatively determines that the director has no material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us).

Under our Corporate Governance Guidelines, a director will not fail to be deemed independent solely as a result of a relationship we have with an organization with which the director is affiliated as a director, partner, shareholder or officer, so long as:

•	the relationship is in the ordinary course of our business and is on substantially the same terms as those generally prevailing at the time for comparable transactions with non-affiliated persons; and

•	in the event of a relationship involving extensions of credit to us, the extensions of credit have complied with all applicable laws and no event of default has occurred.

In addition, under the guidelines, the board cannot conclude that a director is independent if he or she falls into one of the following categories:

•	the director is, or has been within the last three years, an employee of ours, or an immediate family member is, or has been within the last three years, an executive officer of ours;

•

the director or an immediate family member has received more than $120,000 during any 12-month period within the last three years in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

the director or an immediate family member is a current partner of our auditor; the director is a current employee of our auditor; the director has an immediate family member who is a current employee of our auditor and who personally works on our audit; or the director or an immediate family member was within the last three years a partner or employee of our auditor and personally worked on our audit within that time;

•

the director or an immediate family member is, or has been in the past three years, part of an interlocking directorate in which an executive officer of ours serves on the compensation committee of another company that employs the director;

•

the director is a current employee, or an immediate family member is a current executive officer, of a company that we do business with, and that company’s sales to or purchases from us in any of the last three fiscal years exceeded the greater of $1,000,000 or 2% of the other company’s consolidated annual revenues; or

•

the director or the director’s spouse serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to such organization exceeded the greater of $1,000,000 or 2% of the other organization’s annual revenues.

To assist in the board’s independence determinations, each director completed a questionnaire that included questions to identify any relationships with us or with any of our executive officers or other directors. As noted above, Mr. Burns is a managing director of the McGuireWoods Capital Group, a merger and acquisition advisory group, and during 2011 was a partner with McGuireWoods LLP, a law firm. During 2011, we paid McGuireWoods Capital Group a total of $125,000 for advisory services and paid McGuireWoods LLP approximately $55,000 for legal services provided to our company and its subsidiaries. After discussing this relationship and all other relationships disclosed in the responses to these questionnaires, the board determined that Mr. Browning, Mr. Burns, Ms. Creel, Mr. Harnett, Mr. Hauser and Mr. Prezzano are independent because none has a material relationship with the company other than as a director. As our Chief Executive Officer and President, Mr. Macadam is automatically disqualified from being an independent director.

“Audit Committee Financial Expert”

The board of directors has determined that Mr. Hauser, the chairman of the Audit Committee, is an “audit committee financial expert” as that term is defined in Item 401(h) of the SEC’s Regulation S-K. At its February 2012 meeting, the board determined that Mr. Hauser, through his education and experience as a certified public accountant and his prior experience as the Chief Financial Officer of Duke Energy Corporation, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;

•

experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

Director Candidate Qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business experience, the composition of the existing board, matters of diversity (including diversity in professional experience and industry background), and the candidate’s existing commitments to other businesses. In addition, all candidates must meet the requirements set forth in our Corporate Governance Guidelines. Those requirements include the following:

•	candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy;

•

candidates should possess expertise that is useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision making;

•

candidates should be willing to devote the required amount of time to the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years to allow for the development of sound knowledge of our business and principal operations;

•	candidates should be without any significant conflict of interest; and

•	candidates must be between 18 and 72 years old.

The Nominating and Corporate Governance Committee will consider recommending for nomination director candidates recommended by shareholders. Shareholders who wish to suggest that the board nominate a particular candidate should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209 in accordance with the timeline and procedures set forth in our bylaws for shareholders to nominate directors themselves. See “Shareholder Proposals” for a description of the requirements to be followed in submitting a candidate and the content of the required statements.

Nomination Process

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The Nominating and Corporate Governance Committee may also engage the services of a third party to identify and evaluate candidates. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee (or the committee

Chairman) interviews that candidate if the committee believes the candidate might be a suitable director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee concludes that a candidate would be a valuable addition to the board and that the candidate meets all of the requirements for board membership, it will recommend to the full board that the candidate be nominated for election (or appointed, if the purpose of the committee’s search was to fill a vacancy).

In connection with Mr. DeFosset’s retirement from the board of directors on December 31, 2011, the Nominating and Corporate Governance Committee sought suggestions from members of the board of directors, the Chief Executive Officer and other executive officers for candidates to replace Mr. DeFosset. Of the seven potential candidates suggested to the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee selected three potential candidates, including Mr. Burns, who had initially been identified to the Nominating and Corporate Governance Committee by executive officers other than the Chief Executive Officer. Following meetings with these candidates, the Nominating and Corporate Governance Committee recommended that the board of directors elect Mr. Burns to fill the vacancy created by Mr. DeFosset’s retirement.

In identifying a nominee to replace Mr. Bolduc upon his retirement from the board of directors at the annual meeting, the Nominating and Corporate Governance Committee considered the suggestions from members of the board of directors, the Chief Executive Officer and other executive officers made earlier in connection with identifying a replacement for Mr. DeFosset. Mr. van der Graaf had initially been recommended to our Chief Executive Officer by a management consultant engaged by the company for other purposes, and our Chief Executive Officer suggested him to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluated Mr. van der Graaf and the other potential candidates and recommended that the board of directors nominate Mr. van der Graaf.

Before recommending a sitting director for re-election, the Nominating and Corporate Governance Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above) and applicable rules and requirements of the SEC and NYSE. This process includes a review on behalf of the Nominating and Corporate Governance Committee of the responses to the annual director questionnaires.

Our directors share certain characteristics and attributes that we believe are critical to effective board membership, including sound and mature business judgment essential to intelligent decision-making, experience at the policy-making level at a business, integrity and honesty, and the ability to collaborate in an effective manner at a board level. These characteristics and attributes and the specific employment and leadership experiences and other qualifications listed for each of our directors in his or her biography found above under the caption “Nominees for Election” led to the conclusion that these individuals should be nominated for election.

Communications with the Board

Shareholders and other interested parties can send communications to the board anonymously and confidentially by means of the EnTegrity Assistance Line. You can find instructions for using the EnTegrity Assistance Line on our website at www.enproindustries.com. An independent third party staffs the line. We have instructed this third party that any report addressed to the board of directors be forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Reports not addressed to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee regarding the investigation and resolution of all reports of alleged misconduct (financial or otherwise).

Shareholders and other interested parties also may send written correspondence to the board care of our Secretary, addressed to 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209. The board has established procedures for the handling of communications from shareholders and other interested parties and directed our Secretary to act as the board’s agent in processing these communications. All communications regarding matters that are within the scope of the board’s responsibilities are forwarded to the board Chairman, a non-management director. Communications regarding matters that are the responsibility of one of the board’s committees are also forwarded to the chairman of that committee. Communications that relate to ordinary business matters, such as customer complaints, are sent to the appropriate business. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but the Secretary will make them available to any director who wishes to review them.

In addition, security holders and other interested parties who attend our annual shareholders’ meeting will have an opportunity to communicate directly with the board.

Director Compensation

Directors who are also employees receive no compensation for serving on our board. Our non-employee directors receive the following compensation:

•	an annual cash retainer of $75,000, paid in quarterly installments;

•	an annual fee of $6,000, paid in cash quarterly, for the chairman of our Compensation and Human Resources Committee;

•	an annual fee of $8,000, paid in cash quarterly, for the chairman of our Audit and Risk Management Committee;

•

an additional annual fee of $40,000, paid in cash installments quarterly, for our Chairman for his service in that capacity and for his service as chairman of the Nominating and Corporate Governance Committee;

•	a grant of phantom shares upon a director’s initial election or appointment to the board in an amount determined by the Nominating and Corporate Governance Committee; and

•	an annual grant of phantom shares equal in value to $75,000.

Phantom shares are generally granted to non-employee directors at the first board meeting each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director retires from the board.

The board adopted stock ownership requirements pursuant to which a director has until July 2013, five years after the date on which the requirements were adopted, or five years after the individual becomes a director, whichever is later, to accumulate ownership of shares having a value of at least $350,000. Phantom shares count toward the threshold established under our stock ownership requirements. We examine compliance with this policy at our board of directors meeting held in February of each year. As of February 6, 2012, the date of our February 2012 Compensation and Human Resources Committee meeting, all directors who have served on the board for at least five years complied with the requirements.

Non-employee directors may participate in our Deferred Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may defer receipt of all or part of the cash portion of their annual retainer fee. Participants choose between two investment alternatives, a cash account and a stock account. Deferred fees in a director’s cash account are credited with an investment return based on the director’s selection from the same menu of investment options available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Deferred fees in a director’s stock account are credited with stock units that each have a value on a given date equal to the fair market value of one share of our common stock on that date. All amounts deferred are payable when a director retires from the board. The following non-employee directors have deferred compensation under the plan as of December 31, 2011: Mr. Bolduc, 1,520 stock units; Mr. Browning, 7,599 stock units; Mr. Harnett, $136,131 and 6,483 stock units, Mr. Hauser, $190,207 and 3,229 stock units, and Mr. Prezzano, 14,956 stock units.

The following table presents the compensation we paid to all non-employee directors for their service in 2011, including non-employee directors who retired from service during 2011.

2011 Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2) (c)	Total ($) (h)
J.P. Bolduc	75,000	75,000	150,000
Peter C. Browning	81,000	75,000	156,000
B. Bernard Burns, Jr. (3)	—	—	—
Diane C. Creel	75,000	75,000	150,000
Gordon D. Harnett	107,000	75,000	182,000
David L. Hauser	80,253	75,000	155,253
Wilbur J. Prezzano, Jr.	75,000	75,000	150,000
Former Directors
Don DeFosset (4)	75,000	75,000	150,000
William R. Holland (5)	115,500	37,500	153,000

(1)	Messrs. Hauser and Prezzano deferred, respectively, $75,000 and $75,000 of the fees earned in 2011 pursuant to our Deferred Compensation Plan for Non-Employee Directors. Messrs. Hauser and. Prezzano elected to defer $37,500 and $75,000, respectively, into a stock account and as a result an aggregate of 1,053 and 2,107 stock units, respectively, were credited to them under our Deferred Compensation Plan for Non-Employee Directors. The aggregate grant date fair value of such stock units based on the average of the high and low sales prices of our common stock on the applicable date of deferral was $35.60.

(2)	On February 10, 2011, each individual then serving as non-employee member of the board, other than Mr. Holland, received a grant of 1,773 phantom shares to be settled in shares of common stock and, in light of his pending retirement at the 2011 annual meeting of shareholders, Mr. Holland received a grant of 887 phantom shares to be settled in shares of common stock. The stated value is based on the closing price of our common stock on the preceding date, which was $42.30 per share. Mr. Burns, who joined the board of directors on December 31, 2011, did not receive an award of phantom shares upon his election to the board of directors due to the timing of his election and the close relative proximity of the date for the 2012 annual award of phantom shares. All phantom shares held by Messrs. DeFosset and Holland were settled in connection with their retirement, but because Mr. DeFosset’s retirement occurred on December 31, 2011, which was not a business day, the settlement of his phantom shares did not occur until after December 31, 2011. As of December 31, 2011, the non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

Director	Number of Phantom Shares
J.P. Bolduc	24,857
Peter C. Browning	24,857
B. Bernard Burns, Jr.	—
Diane C. Creel	4,885
Gordon D. Harnett	24,857
David L. Hauser	11,850
Wilbur J. Prezzano, Jr.	12,821
Former Director:
Don DeFosset	9,282
William R. Holland	—

(3)	Mr. Burns joined the Board of Directors on December 31, 2011.

(4)	Mr. DeFosset retired from the board of directors on December 31, 2011.

(5)	Mr. Holland, our former Chairman of the Board, retired from the Board of Directors on May 5, 2011. For his service as Chairman, Mr. Holland received, through the date of his retirement, an annualized fee of $180,000, paid in cash installments monthly, and a portion of the $75,000 annual retainer paid to non-employee directors quarterly.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the quality and integrity of our financial reporting processes and our systems of internal accounting controls. Management is responsible for preparing our financial statements and for establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (PricewaterhouseCoopers), our independent registered public accounting firm for 2011, regarding our audited 2011 consolidated financial statements and our internal control over financial reporting. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and that our internal control over financial reporting was effective as of December 31, 2011. The Audit Committee has reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers relating to the independence of that firm that are required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers that firm’s independence from us.

The Audit Committee has further discussed with our internal auditors and PricewaterhouseCoopers the overall scope and plans for their respective 2011 audits. The Audit Committee met with the internal auditors and PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

In reliance upon the Audit Committee’s discussions with management and PricewaterhouseCoopers and the Audit Committee’s review of the representation of management and the report of PricewaterhouseCoopers to the Audit Committee, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the SEC.

Audit and Risk Management Committee

J.P. Bolduc

Peter C. Browning

Diane C. Creel

Gordon D. Harnett

David L. Hauser

Wilbur J. Prezzano, Jr.

February 6, 2012

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation and Human Resources Committee is responsible for developing and overseeing the implementation of our compensation philosophy and strategy. The committee assists the board of directors by exercising oversight concerning the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2011.

Compensation and Human Resources Committee

J.P. Bolduc

Peter C. Browning

B. Bernard Burns, Jr.

Diane C. Creel

Gordon D. Harnett

David L. Hauser

Wilbur J. Prezzano, Jr.

February 6, 2012

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation program is designed to tie pay to both annual and long-term performance. We have generally accomplished this by making annual and three-year incentive awards, with the amount to be paid under these awards based on our achievement of absolute performance goals established at the time these awards are made. Under these awards, poor performance leads to little or no actual payment while superior performance leads to significant payments relative to salary levels.

In addition to incentivizing superior performance, another primary objective of our executive compensation program is to retain our executive officers. We also desire to be in a position to replace them with other high-caliber individuals should that need arise. A competitive pay package is vitally important to meet these objectives. Accordingly, it has been our practice to establish salaries and benefits, including post-employment benefits, at competitive levels.

For both our annual and long-term incentive plan award opportunities, we set threshold, target and maximum levels. Performance below the threshold level results in no payout, performance at the threshold level results in a payout at one half of the amount at the target level and performance at the maximum level or above results in a payout of twice the amount set for the target level. We extrapolate to determine the payout for performance between these levels. Pursuant to our plans, performance levels are adjusted to account for dispositions, acquisitions and other corporate restructuring transactions.

We select performance measures for our incentive compensation awards designed, in our view, to best incentivize improvement in our operating performance, both on an annual and long-term basis. Compensation paid under our annual and long-term incentive plans is therefore based on management’s ability to improve the company’s operating performance and not directly on improvements in the price of our common stock or other measures of total shareholder return versus peers. We do so because we believe the company’s operating performance is the critical factor in maximizing the company’s value and also because we believe that perceptions of the asbestos liabilities of certain of our subsidiaries affect the trading price of our common stock, resulting in some discount, and greater volatility, in the trading price of our stock relative to peer industrial manufacturers that do not have the same asbestos issues. However, because we also believe that it is important to align the interests of executive officers with our shareholders, we have included equity awards as a component of executive compensation and, generally, though not for 2011, a portion of our long-term incentive awards are paid out in shares of our common stock.

To set the threshold, target and maximum performance levels for each of the measures of our annual and long-term performance awards, we use our annual budget and long-term strategic plans. We develop our budget and strategic plans to reflect our plans for continuous improvement, along with an analysis of the current and anticipated economic environment in the markets in which we compete. Target performance levels are intended to be reasonable and attainable goals which “stretch” management to deliver improved results.

For 2011:

•

our segment profit increased by 15%, even after the deconsolidation, effective on June 5, 2010, of Garlock Sealing Technologies LLC, an indirect subsidiary of the company, and two other subsidiaries (together, “GST”) upon their commencement of reorganization proceedings under Chapter 11 of the United States Bankruptcy Code as the initial step in an asbestos claims resolution process, which we refer to as the “ACRP”;

•	our adjusted net income increased by 43% and our free cash flow before asbestos expense and taxes increased by 21%;

•	as a result of this performance, we exceeded each of the performance goals under our annual plan, resulting in payouts at approximately 180.4% of target levels.

For the 2009-2011 performance period:

•	the trading price of our common stock increased 51%;

•	our segment profit, excluding segment profit attributable to GST, increased by 26%,

•

each of the performance measures under our long-term performance plan, including EBITDA before asbestos and adjusted earnings per share, exceeded the maximum levels; however, because one of these measures — net cash outflow for asbestos — was substantially positively affected by the commencement of the ACRP in June 2010, our Compensation and Human Resources Committee (which we refer to as the “committee”) exercised negative discretion under our long-term performance plan to reduce the amount of the payout of the long-term plan award opportunities to reflect our actual performance against this measure through June 2010 to a pro rated target for this measure;

•	as a result of this exercise of negative discretion, the cash payouts under the long-term plan award opportunities were approximately 177.2% of the target levels; and

•

no long-term performance awards were paid in equity — in 2009, in the light of the then uncertain economic environment, one half our target long-term compensation awards were made as long-term plan award opportunities payable in cash and the remaining portion was made as awards of restricted stock units in lieu of performance share awards.

We believe that our compensation program, with its balance of short-term and long-term incentives and of cash and equity compensation, along with share ownership requirements, reward sustained performance that is aligned with long-term shareholder interests. We have concluded that the compensation paid or awarded to each executive for 2011 was reasonable and appropriate. In 2011:

•	our executive officers were rewarded for superior 2011 performance;

•

our executive officers received superior long-term performance plan payouts due to performance exceeding the maximum levels expected in 2009 when targets were established, reduced to account for the positive impact of the ACRP on one of the performance measures; and

•	we awarded future compensation opportunities that are substantially dependent on future performance.

Compensation Practices

All of our non-management directors sit on our Compensation and Human Resources Committee. The committee’s primary function, as delegated to it by our board, involves oversight concerning the appropriateness and cost of our compensation programs, particularly the program for executive officers. The committee also approves all change in control agreements, the officers’ participation in all benefit and retirement plans and all material changes to these plans. The following discusses our general practices with respect to evaluating and awarding executive compensation.

The Role of the Executive Officers

In reviewing the compensation of the CEO and the other executive officers, the committee is advised by its independent executive compensation consultant and our human resources staff. It is the committee’s practice to request and consider proposals by the CEO as to the appropriate levels of salary and incentive award opportunities for all executive officers other than the CEO. The committee establishes the CEO’s compensation independently of that of the other executive officers, so that an increase in the compensation of those officers, as proposed by the CEO, does not form the basis for a corresponding increase in the CEO’s compensation.

To set performance measures and levels for our annual and long-term incentive plans, our executive officers review the budgets for each of our operating units, key economic indicators affecting our businesses, historical performance, recent trends, and our strategic plans. Our executive team proposes performance measures that it believes to be most important and meaningful to the achievement of our strategic goals. The executive team also proposes what it believes to be the appropriate weighting to give to each factor in the calculation of the overall incentive awards, and threshold, target and maximum payout levels appropriate for each of the performance measures we choose.

The committee, with the advice of its independent executive compensation consultant, reviews the proposed performance measures and weightings each December. At a subsequent meeting in February, the committee reviews and approves threshold, target and maximum payout levels and makes the final determination of what performance measures, weightings and payout levels will be used for each incentive award. The committee often directs members of management to work with its independent executive compensation consultant to provide information and otherwise help with the consultant’s analyses. However, the committee does not delegate any of its decision making authority to executive officers or other members of management.

The Role of the Executive Compensation Consultant

The committee has engaged Pearl Meyer & Partners to serve as its independent executive compensation consultant. At the committee’s request, Pearl Meyer & Partners does not provide any services to our company other than the assistance it provides to the committee.

The executive compensation consultant reports directly to the committee on all work assignments from the committee. In addition, Pearl Meyer & Partners confers with management from time to time at the request of the committee chairman.

Pearl Meyer & Partners’ work for the committee for 2011 included:

•	analyzing the competitiveness of our executive compensation programs in 2011;

•	providing information about market trends in executive and director pay practices;

•	advising on compensation program design and structure;

•	reviewing the relationship between executive compensation and company performance;

•	reviewing the competitiveness of director compensation; and

•	assisting in the preparation of our proxy statement.

Consideration of Prior-Year Shareholder Advisory Vote

At the 2011 annual meeting of shareholders, 92 percent of the votes cast on the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement for that annual meeting were cast in favor of the resolution. The committee did not consider the favorable shareholder advisory vote in structuring compensation awards for 2011 because the shareholder advisory vote on executive compensation was held in May 2011, after the 2011 compensation program had been designed and salary decisions and performance awards had been made. However, the committee did consider the results of the shareholder advisory vote in deciding subsequently not to materially alter our compensation policies and programs.

Compensation Program Design

Our executive compensation program reflects our corporate policies for executive compensation and stock ownership, which are described below. In designing a compensation program to achieve the objectives of those policies, the committee considered executive compensation and market competitiveness studies described below, internal pay fairness, and comprehensive compensation histories for each of the executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments). In addition, the committee considered the impact of tax and accounting rules, whether the structure of compensation programs would incentivize excessive risk taking and the continued uncertainty regarding the pace of an economic recovery in markets relevant to the company.

Policies Regarding Executive Compensation

The committee has a policy of making variable compensation a significant component of each executive officer’s total compensation. In addition, the more responsibility an executive has, the higher is his variable compensation as a percentage of his total compensation. The term “variable compensation” refers to amounts that vary in amount depending on performance — poor performance leads to little or no awards while superior performance leads to superior payouts. In designing our variable compensation programs and in establishing performance targets, the committee seeks to incentivize continuous improvement in measures important to both our annual and long-term business plans.

The committee has policies aimed at more closely aligning management’s interests with those of our shareholders. The committee systematically includes some form of equity grant, or potential equity grant, as part of our executive compensation program. If our officers own shares of our common stock with values that are significant to them, we believe they will be more likely to act to maximize longer-term shareholder value instead of short-term gain.

When setting targeted in-service compensation for each of our executive officers, the committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted in-service compensation, the committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant, which are discussed below.

Stock Ownership Requirements

Our stock ownership requirements mandate that each executive officer hold shares of our common stock with a market value at least equal to a specified multiple of base salary. The multiple of salary rises with the officer’s level of responsibility. The minimum ownership level for our CEO is three times base salary, and the minimum levels for the other executive officers range from 0.75 times to 1.5 times salary. Consistent with this policy, the committee has believed it appropriate to provide officers with an opportunity to earn shares as part of the long-term incentive award. An executive officer has five years after becoming an executive officer to achieve the minimum required stock ownership level. Thereafter, if the executive officers fails to maintain the required level of ownership, the executive officer is required to retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units are counted toward the minimum ownership level only after the restrictions lapse. We examine compliance with this policy at our board of directors meeting held in February of each year. As of February 6, 2012, the date of our February 2012 committee meeting, all of our named executive officers who have been executive officers for at least five years held at least the minimum number of shares.

Clawback Policy

The committee has adopted a clawback policy that allows for the recovery of performance-based compensation in the event an executive officer engages in fraud or willful misconduct that caused, directly or indirectly, the need for a material restatement of our financial results. This would include annual cash incentive awards under our annual incentive performance plan and cash or equity-based incentive awards under our long-term incentive performance plan. If, in the committee’s view, the performance-based compensation would have been lower if it had been based on the restated results, the committee will, to the extent permitted by law, seek recovery from that executive officer of performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Market Competitiveness Analyses

In 2010, in connection with setting 2011 compensation target levels, the committee asked its independent executive compensation consultant to update its most recent study comparing our incumbent named executive officers’ salaries, target annual incentive plan awards and target long-term incentive awards to those granted to officers in the same positions at other similarly sized diversified manufacturing companies. The study prepared by Pearl Meyer & Partners used 2009 data from a broad survey group and for a peer group consisting of the following manufacturing companies ranging in revenues from approximately half to approximately two times our annual revenues, with seven of the 15 companies having revenues greater than the company’s revenues for the twelve months ended June 30, 2010:

• Actuant Corporation	• Barnes Group, Inc.	• Circor International, Inc.
• Clarcor, Inc.	• Colfax Corporation	• Crane Co.
• Gardner Denver, Inc.	• Graco Inc.	• IDEX Corporation
• Kaydon Corporation	• Nordson Corporation	• Regal Beloit Corporation
• Robbins & Myers, Inc.	• Trimas Corporation	• Woodward, Inc.

We believe that for executive compensation purposes, the relative size and complexity of a company, not the specific category of products manufactured, is more important for compensation comparisons. We believe this peer group and the broader survey group are relevant for this purpose since we believe these types of companies are pertinent competitors for management personnel.

The committee’s executive compensation consultant advised the committee regarding the specific compensation elements we awarded to each of our named executive officers for 2011 as compared to those awarded to executive officers with similar responsibilities of each member of the peer group and the broader survey group. Based on that analysis and the comparisons to the relevant medians of the peer group and survey group, Pearl Meyer & Partners advised the committee with respect to the named executive officers regarding adjustments to base salary, annual incentive award and long-term incentive award. The committee uses peer and survey compensation data to evaluate the reasonableness and competitiveness of the compensation programs and target compensation levels for executive officers.

Evaluation of Incentives for Excessive Risk

In establishing the structure and levels of executive compensation, the committee has been mindful of the potential incentives for risk taking by management to achieve incentives. The committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate against unnecessary or excessive risk taking. The committee has specifically evaluated whether the company’s compensation structure and practices establish incentives for unnecessary or excessive risk taking by management. The committee concluded that the company’s compensation structure and practices do not establish incentives for unnecessary or excessive risk taking by management.

Compensation Analysis

The following section discusses and analyzes each element of our executive compensation program, including long-term incentive plan, or LTIP, awards made in 2009 and paid out for the 2009-2011 cycle, and LTIP awards made in 2011 for which scheduled payouts would not occur until 2014.

Annual Performance Incentive Plan Awards

The committee provides executive officers with an incentive opportunity each year so that they will have a personal financial incentive to help us reach annual business goals. Annual performance incentive plan awards for Mr. Macadam, Mr. Pease and Mr. Magee are made under our senior executive annual performance plan, which our shareholders approved in 2007. Annual performance incentive plan awards for Mr. Childress and Mr. McKinney are made under a similar plan for other members of management. We refer to these plans as the annual performance plans or annual plans.

For 2011, the performance measures and weightings for the annual performance plan awards were as follows:

Adjusted net income	30%
Free cash flow before asbestos and taxes	30%
Adjusted return on investment	40%

The committee selected these performance measures, set the performance goals and awarded the corresponding incentive opportunities after taking into account management’s recommendation. We analyze the selection of those components below:

•	Adjusted Net Income

Adjusted net income is and has been important because net income figures demonstrate the quality of our earnings as well as our profitability. The committee adjusts this measure to eliminate the impact of asbestos expense and other items because it believes that those adjustments result in a more accurate measure of the operating performance of our businesses.

•	Free Cash Flow Before Asbestos and Taxes

Free cash flow before asbestos historically has been important for the company, and remains important, as an indicator that we can cover our asbestos and other liabilities, reinvest appropriately in our businesses, and still produce significant additional free cash flow. This metric is adjusted to eliminate the impact of taxes, because the committee concluded that tax rates are largely beyond the control of management, and other unusual items (but not including restructuring charges). The committee selected this metric because it believes it is a more direct measure of operating performance.

•	Adjusted Return on Investment

The committee selected adjusted return on investment as a goal because we believe it is the most comprehensive measure of the performance of our assets relative to our investment. The adjusted return on investment selected by the committee measures our ability to generate earnings in relation to the investment required to generate those earnings.

The 2011 goals that corresponded to the threshold, target and maximum payout levels, and our actual 2011 performance and payout percentages with respect to each goal, are set out in the following table:

	Performance Levels			Actual Performance
	Threshold	Target	Maximum	Amount	Payout %(2)
	(dollars in millions)
Adjusted net income(1)	$66.5	$73.9	$86.5	$91.3	200%
Free cash flow before asbestos and taxes(1)	$103.0	$114.4	$133.8	$140.2	200%
Adjusted return on investment(1)	23.8%	26.4%	30.9%	28.7%	151.1%

(1)	Adjusted net income, free cash flow before asbestos and taxes, and adjusted return on investment are not financial measures under GAAP. Adjusted net income is calculated by adding the after-tax impact of asbestos-related expenses and any non-operating gains and losses to net income as determined under GAAP. Free cash flow before asbestos and taxes is equal to net cash provided by operating activities minus capital expenditures with the impact of asbestos-related expenses and taxes added back. Adjusted return on investment is earnings adjusted for interest, taxes, depreciation and amortization, and asbestos expenses, divided by the sum of average working capital plus average property, plant and equipment.

(2)	The payout percentages do not reflect the weighting for each performance measure, and accordingly the total payout percentage is the weighted average of the percentages shown.

The plan payout at threshold, target and maximum performance levels, as percentages of base salary, for the named executive officers were as follows:

	Threshold Payout as Percentage of Salary	Target Payout, as Percentage of Salary	Maximum Payout, as Percentage of Salary
Macadam	50	100	200
Pease	32.5	65	130
Magee	32.5	65	130
Childress	25	50	100
McKinney	25	50	100
Dries	35	70	140

Performance between any of the established levels yields a proportional payout. Mr. Pease’s award was prorated to reflect the commencement of his employment on February 28, 2011.

Mr. Macadam’s employment agreement provides that the target award level for his annual incentive awards be set at 100% of his salary. The committee set the target award levels for the other named executive officers based on its historical levels of such awards, its review of the Pearl Meyer & Partners market studies and management recommendations.

We used our annual budget and strategic plans to set incentive target levels for our annual incentive compensation, taking into account anticipated sales and income growth above 2010 levels. In setting the levels of the performance goals, the committee included estimates for the impacts of a targeted level of acquisitions and for other anticipated, but uncertain, events. Our 2011 operating performance reflected strong organic sales growth and increased profitability as we benefited from cost improvements, pricing initiatives, and increased volumes due in part to the economic recovery in our markets. The committee determined that the weighted performance levels resulted in an annual incentive plan payout at 180.4% of target levels, as derived from the table above. Accordingly, the actual annual performance plan payout to each of the named executive officers was significantly greater than the market median set forth in those studies. The dollar amount of these payouts under the annual performance plans to each of the named executive officers is included in column (g) (see footnote 3) of the summary compensation table.

Long-Term Incentive Compensation

Awards Paid Out for 2009-2011 Cycle. Each year the committee has granted long-term incentive performance awards, in overlapping three-year cycles, to our executive officers to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officers with a long-term stake in our success, we believe these awards serve as a significant retention tool to dissuade them from leaving the company.

The committee makes these awards under our long-term incentive plan which our shareholders most recently approved in 2007. In general, our long-term variable compensation awards made prior to 2009 had been a combination of LTIP awards payable in cash and performance shares with the number of shares deliverable at the end of the three-year cycle being based on our performance against selected cumulative three-year financial goals. However, in 2009, in the light the then uncertain economic environment and the desire that a portion of the long-term incentive award encourage retention if the economy continued to struggle beyond expectations, the committee awarded restricted share units in lieu of performance shares. These awards of restricted share units vested with respect to one-half of the shares three years after the date of grant and with respect to the remaining one-half, will vest four years after the date of grant, subject to the executive’s continued employment during that period. The restricted share units vest earlier in the event of death, disability or retirement.

In 2009, we granted long-term incentive awards payable in cash for the 2009-2011 LTIP cycle under our LTIP to the named executive officers then employed by us. The committee established the performance goals and corresponding potential award levels at that time. The performance measures and weightings for the cash LTIP awards were as follows:

EBITDA before asbestos	40%
Adjusted earnings per share	40%
Net cash outflow for asbestos	20%

Mr. Pease, who joined our company on February 28, 2011, was not eligible to receive an LTIP award under our plan for the 2009-2011 LTIP cycle. In connection with the commencement of his employment, however, Mr. Pease received an award, outside the LTIP and payable in cash, based on the established performance targets for the 2009-2011 performance cycle, to be calculated, administered and paid pursuant to the LTIP, but prorated for the term of his employment over the 2009-2011 performance cycle. The committee made a similar award to Mr. Pease with respect to the 2010-2012 performance cycle.

Once the company’s performance results are determined at the end of the award cycle, the committee cannot use discretion to increase the size of any LTIP award. However, it may use negative discretion to reduce the award that would otherwise be payable to any of the executive officers.

The 2009-2011 cycle performance goals that corresponded to the threshold, target and maximum payout levels were set assuming continuous improvement from prior levels and are set out in the following table, along with our actual cumulative performance during the 2009-2011 cycle and the resulting plan payout level as a percentage of target with respect to each performance goal:

	Performance Levels			Actual Performance
	Threshold	Target	Maximum	Amount	Payout %(2)
	(dollars in millions, except per share amounts)
EBITDA before asbestos(1)	$282.8	$377.0	$439.6	$460.9	200%
Adjusted earnings per share(1)	$4.96	$6.61	$7.60	$9.29	200%
Net cash outflow for asbestos	$141.0	$124.5	$107.5	$57.2	200%

(1)	EBITDA before asbestos and adjusted earnings per share are not financial measures under GAAP. EBITDA before asbestos is earnings before interest, taxes, depreciation, amortization and asbestos expenses. Adjusted earnings per share is earnings per share adjusted to exclude the after-tax impact of asbestos related expenses and other selected items.

(2)	The payout percentages do not reflect the weighting for each performance measure, and accordingly the total payout percentage for each award is the weighted average of the percentages shown, as reduced by the committee under its exercise of negative discretion described below.

Operating performance during the 2009-2011 performance period substantially benefitted from the global economic recovery and from our continued efforts to reduce costs and improve our margins. As a result, our EBITDA before asbestos and adjusted earnings per share exceeded the maximum performance levels. Net cash outflow for asbestos for the period substantially benefitted from the stay against prosecution of asbestos claims as a result of the commencement of ACRP proceedings by GST in June 2010. (The commencement of the ACRP proceedings did not affect the other two LTIP measures because the associated targets and calculations exclude all asbestos-related items.) The committee considered the impact of the ACRP proceedings on net cash outflow for asbestos and exercised its negative discretion as permitted under the LTIP to reduce the amount of the payout of the long-term plan award opportunities to reflect our actual performance against this measure through June 2010 to a pro rated target for this measure. Our actual performance against this prorated target resulted in an 86% payout level for this measure.

Accordingly, the committee approved that the weighted performance levels resulted in an LTIP payout at 177.2% of target levels. The actual LTIP payout to each of the named executive officers for whom target levels were set based in part on the Pearl Meyer & Partners market studies, was significantly above the market median reflected in consultant studies used by the committee when setting the target amount for these awards in 2009.

The dollar amount of the cash LTIP payouts to each of the named executive officers is included in column (g) (see footnote 3) of the summary compensation table. The portion of the restricted stock units awarded in 2009 that vested in 2011 is included in the table in “Executive Compensation — Option Exercises and Stock Vested.”

Awards Granted in 2011. At its February 2011 meeting, the committee authorized the grant of LTIP awards to executive officers for the 2011-2013 performance cycle. At this meeting, the committee determined that half of the target long-term compensation to each executive would be in the form of an LTIP award payable in cash and that the remaining half of target long-term compensation would be an equity award that included both an LTIP award payable in shares and an award of restricted stock units as follows:

•	70% of the equity award to be payable in performance shares; and

•	30% of the equity award to be paid in time-vested restricted stock units, which are described in more detail below.

The committee believes that both types of long-term incentive compensation — an LTIP award payable in cash and an LTIP award in the form of performance shares — align officers’ long-term interests with those of our shareholders, and that the specific target mix between the type of the awards is appropriate to increase management’s ownership stake in our company. The committee elected to provide a portion of long-term compensation award in time-vested restricted stock units in view of continued uncertainty regarding the pace of the economic recovery.

The performance factors and weightings for the LTIP awards for the 2011-2013 cycle are as follows:

• EBITDA before asbestos	50%
• Adjusted earnings per share	50%

The committee chose these criteria because of their importance to our long-term performance and because it believed our executive officers can significantly affect our performance in these areas over the long-term performance period. Moreover, the committee selected EBITDA before asbestos and adjusted earnings per share because it believed that these were important metrics to our investors in evaluating the company’s performance. The committee did not include net cash flow for asbestos as a performance measure in the light of the impact of the ACRP on cash outflow for asbestos.

The following table sets forth for each of the named executive officers the payout amount at target level of performance for the LTIP award payable in cash and the LTIP award made in the form of performance shares, along with the number of restricted stock units awarded in 2011 (no long-term incentive plan award or restricted stock unit award was made to Mr. Dries in light of the announced plans for his retirement during 2011):

	Target Payout		Restricted Stock Units
	Cash LTIP	Performance Shares
Macadam	$750,000	12,411	5,319
Pease (1)	$243,750	4,033	1,729
Magee	$209,950	3,474	1,489
Childress	$78,000	1,291	553
McKinney	$61,875	1,024	439

(1)	Mr. Pease, who joined our company on February 28, 2011, was not eligible to receive an award under our LTIP for the 2011-2013 LTIP cycle. However, Mr. Pease received an award, outside the LTIP and payable in cash, based on the established performance targets for the 2011-2013 performance cycle, to be calculated, administered and paid pursuant to the LTIP. Mr. Pease was awarded performance shares pursuant to our equity compensation plan, but outside the LTIP, as indicated above for the 2011-2013 performance cycle, to be calculated, administered and paid pursuant to the LTIP.

Each executive officer’s LTIP award at the threshold level of performance is one-half of his target award, and his maximum award is twice the target amount. Actual performance that falls between the established levels will yield a proportional award. No payment is made if performance falls below threshold levels.

The committee elected to provide a portion of the long-term compensation award in time-vested restricted stock units. The committee believes that such awards further the goals of aligning officers’ long-term interests with those of our shareholders and increasing management’s ownership stake in our company. The restricted stock units vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted share units vest earlier in the event of death, disability or a change in control of the company. In the event of retirement, one-third of the restricted stock units vest if retirement occurs on or after the first anniversary of the grant date but before the second anniversary of the grant date and two-thirds vest if retirement occurs on or after the second anniversary of the grant date but before the third anniversary of the grant date.

The grant date fair value of the maximum level payout of performance shares for LTIP share opportunities awarded in 2011 and the grant date fair value of the restricted stock units awarded in 2011, in each case as determined under FASB ASC Topic 718, are included in column (e) (see footnote 1) of the summary compensation table and in column (l) of the table in “Executive Compensation — Grants of Plan-Based Awards.”

Stock Option Award in 2011. In recognition of his outstanding performance and to provide an additional long-term incentive, on February 10, 2011 the committee awarded Mr. Macadam options to acquire 25,288 shares of common stock at an exercise price per share equal to $42.24, the fair market value of our common stock on the date of the award. The options have a ten-year term and vest in annual increments over three years beginning on the third anniversary of the date of the award. The options vest earlier in the event of death, disability, retirement or a change in control of the company.

The grant date fair value of these stock options, as determined under FASB ASC Topic 718, is included in column (f) (see footnote 2) of the summary compensation table and in column (l) of the table in “Executive Compensation — Grants of Plan-Based Awards.”

Base Salary

We pay each of our executive officers a base salary to give them a relatively secure baseline level of compensation. Mr. Macadam’s employment agreement provides for a minimum base annual salary of $825,000 and the committee did not adjust his base salary for 2011. With respect to the other named executive officers, the committee made adjustments to base salaries from the levels set in 2010, with base salary increases for these named executive officers ranging from 2.2% to 5.3%.

Perquisites

Since February 2006, we have provided only minimal perks, which include an umbrella liability policy, to our executive officers.

Other In-Service Benefits

Our executive officers also receive the following benefits, which we provide to all salaried employees as compensation for their services to us:

•	group health, dental and life insurance, part of the cost of which we pay;

•	optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and

•	travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe at a company of our size they are a standard part of the compensation package available to salaried employees.

Retirement and Other Post-Termination Compensation

401(k) Plan. We sponsor a 401(k) plan in which our executive officers participate on the same basis as other salaried employees. Under this plan, each participant can defer into his 401(k) plan account a portion of his plan-eligible compensation (generally, base salary and annual incentive compensation), up to the annual limit set by the IRS. Each plan participant directs how his account will be invested. We match each participant’s deferrals under this plan, other than catch-up contributions, on a monthly basis at a rate of 100% up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested.

Deferred Compensation Plan. We provide a non-qualified, deferred compensation plan for our executive officers to permit them to save for retirement on a tax-deferred basis beyond what the 401(k) plan permits, because of either federal tax code limits or the design of the 401(k) plan. In addition, the plan allows for matching contributions, at the same rate and subject to the same aggregate limit under the 401(k) plan that cannot be made in the 401(k) plan because of federal tax code limits. The committee believes this type of additional deferral and matching opportunity is part of a competitive compensation package for public company executive officers.

This plan is unsecured, and the officers’ plan accounts would be available to satisfy our creditors in the event of our insolvency. This means that the officers have voluntarily placed at risk all funds they have deferred under the plan.

Pension and Defined Benefit Restoration Plans. Our named executive officers, other than Messrs. Macadam and Pease, like many of our salaried employees, participate in a defined benefit pension plan that will give them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). This pension plan was closed to new participants in 2006. For salaried employees, including Mr. Macadam and Mr. Pease, who were hired after the pension plan was closed to new participants, we instead make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan, with any amount in excess of permitted 401(k) contributions being made to the deferred compensation plan.

In addition, we provide certain of our named executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan to give them the benefits they would have under our pension plan were it not for limitations under the pension plan. The federal tax code places caps on the amount of annual compensation that the pension plan can take into account and on the amount of annual benefits that the pension plan can provide. We were required to include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts that an individual defers under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation.

SERP. Our initial top five executive officers — of whom only Messrs. Dries and Magee had continued their employment by the start of 2011 — participated in a supplemental executive retirement plan (or, SERP) established in connection with our spin-off from Goodrich Corporation. The SERP pays an additional retirement benefit equal to the combined benefit under our pension plan and restoration plan for the participant’s first 15 years of service. This benefit is based on the retiring executive’s base salary and annual incentive compensation. LTIP payments and gains from equity grants do not factor into the benefit formula. In 2005, we entered into agreements with Messrs. Dries and Magee to pay each officer’s vested benefits accrued under the SERP and the restoration plan in annual lump sum payments beginning in 2007 and continuing each year thereafter through retirement. We agreed to make these annual lump-sum payments by transferring to the respective executive officer ownership of a portion of the divisible life insurance policy we own on that officer’s life, with the portion transferred having a cash value equal to the lump sum value of SERP and restoration plan benefits being paid. These agreements also required us to make a tax gross-up payment each year to cover the officer’s income taxes resulting from these annual policy transfers. On December 11, 2009, Mr. Dries and Mr. Magee entered into agreements providing that after January 1, 2010, each officer’s vested benefits accrued under the SERP and the restoration plan would cease to be paid in annual lump sum payments and would be payable upon the officer’s termination of employment. Under the agreements, we ceased all tax gross-up payments after the annual lump sum payment earned through January 1, 2010 (we could not have terminated the lump sum payments earlier without triggering significant tax penalties under Section 409A of the federal tax code). Mr. Dries retired in September 2011.

Change-In-Control Agreements. In a situation involving a change in control of our company, our executive officers would face a far greater risk of termination than the average salaried employee. To attract qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements, and to provide them with an incentive to stay with us in the event of an actual or potential change in control, we have entered into a management continuity agreement with each of them. In addition, we view management continuity agreements for our executive officers as an important part of a competitive executive compensation package. In establishing the terms of these agreements, we looked at similar arrangements established by peer companies and by our former corporate parent. Our inclusion of particular terms in these agreements, including the applicable continuation period and provisions increasing the amount payable to account for excise taxes, reflected our subjective judgment regarding the terms offered in comparable agreements by peer companies and the desire to offer competitive arrangements.

Each of these continuity agreements provides for the individual to continue employment for a specified period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as he had immediately prior to the change in control (including average annual increases). The length of the period was set based on the relative responsibilities of the executive officers. The period is three years for Messrs. Macadam and Magee and two years for the other executive officers. If during this continued employment period we or our successor were to terminate the individual’s employment for reasons other than “cause”, or the individual voluntarily terminated his employment for a “good reason” (in each case as defined in the agreements), he would be entitled to certain payments and other benefits.

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger” — the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.” The requirement of the second trigger provides the incentive for the executive to stay with us in the event of a change in control. For more information about these payments and other benefits, see “Executive Compensation — Potential Payments Upon Termination or Change in Control.” The committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

Severance Policy. We have written severance policies under which we provide severance benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specified period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all LTIP awards based on the number of completed months in each performance cycle. The period was set based on the relative responsibilities of the executive officers. The period is 24 months for our CEO and 12 months for our other executive officers. An executive officer may not receive any payments under the severance policy if the executive officer is entitled to receive payments under the change-in-control continuity agreements described above.

We maintain this severance policy because we believe that such a policy is consistent with market compensation packages for executive officers and therefore is an important component of a competitive compensation package.

EXECUTIVE COMPENSATION

The following information relates to compensation paid or payable for 2011 to:

(1)	our CEO;

(2)	our CFO;

(3)	the three other most highly compensated of our executive officers who were serving as executive officers as of December 31, 2011; and

(4)	our former CFO who retired during 2011.

We refer to these individuals as the “named executive officers.” We have also included information relating to compensation for 2010 and 2009 for the named executive officers who were also named executive officers in those years.

Summary Compensation Table

The following table sets forth for the named executive officers:

•	their names and positions held in 2011 (column (a));

•	year covered (column (b));

•	salaries (column (c));

•	other annual and long-term compensation (columns (d), (e), (f), (g) and (i));

•	the change for 2011 in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and

•	their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($)(1) (e)	Stock Options ($)(2) (f)	Non-Equity Incentive Plan Comp.($)(3) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings($)(4) (h)	All Other Comp.($) (5) (i)	Total($) (j)
Stephen E. Macadam	2011	825,000	—	1,274,964	499,944	2,728,700	—	197,749	5,526,357
President and Chief Executive Officer	2010	825,000	—	1,274,986	—	1,930,000	—	163,935	4,193,921
	2009	856,731	—	699,997	—	1,159,298	—	172,082	2,888,108
Alexander W. Pease (6)	2011	320,192	—	414,329	—	620,791	—	24,559	1,379,871
Senior Vice President and Chief Financial Officer
Richard L. Magee	2011	328,385	—	356,885		745,577	425,538	45,342	1,901,727
Senior Vice President,	2010	320,692	—	345,859	—	498,280	148,399	87,736	1,252,567
General Counsel and Secretary	2009	325,039	—	203,456	—	265,325	119,569	153,725	1,067,114
J. Milton Childress II	2011	267,692	—	132,611	—	374,359	140,129	31,858	946,649
Vice President, Strategic Planning &	2010	257,692	—	127,489	—	286,852	68,804	21,050	693,083
Business Development	2009	259,615	—	75,006	—	141,399	42,021	24,717	542,758
Robert P. McKinney	2011	234,231	—	105,200	—	314,584	138,656	27,709	820,380
Vice President – Human Resources	2010	222,000	—	99,099	—	222,000	66,807	15,050	558,149
	2009	220,154	—	58,307	—	77,560	31,042	15,050	402,113
Former Executive Officer:
William Dries (7)	2011	256,846	—	—	—	686,523	527,890	170,247	1,641,506
Former Senior Vice President	2010	366,154	—	446,236	—	615,815	257,893	201,161	1,887,259
and Chief Financial Officer	2009	363,462	—	262,492	—	330,387	245,569	316,585	1,518,495

(1)

The equity component of the long-term compensation awards made in 2011 was subdivided as follows: 70% of the award was made in performance share award opportunities and 30% was made in restricted stock units The reported value of these awards has been developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC and is the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that it does not reflect any adjustments for risk of forfeiture. For awards of restricted stock units, the only assumption we used in determining these amounts was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted share units are scheduled to vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted share units would vest earlier in the event of death, disability or retirement. For awards of performance shares, we assumed the number of shares based on the maximum level of performance. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2011 for a discussion of the assumptions made in determining the grant date fair values in this column. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.

(2)	The reported value of this stock option award has been developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC and is the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that it does not reflect any adjustments for risk of forfeiture. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2011 for a discussion of the assumptions made in determining the grant date fair value of this award.

(3)	For 2011, these amounts consist of amounts earned under our annual performance incentive plan and cash awards earned under our LTIP for performance cycles ending in 2011. Here is the breakdown for each named executive officer:

	Annual Plan	Cash LTIP Award
Macadam	$1,488,300	$1,240,400
Pease	375,458	245,333
Magee	385,064	360,513
Childress	241,459	132,900
McKinney	211,276	103,308
Dries	324,740	361,783

(4)	For 2011, these amounts consist of the following:

	Increase in Actuarial Present Value Under
	Pension Plan	Restoration Plan	SERP
Macadam	—	—	—
Pease	—	—	—
Magee	$101,347	$138,541	185,650
Childress	58,508	81,621	—
McKinney	74,625	64,031	—
Dries	92,112	203,631	232,147

(5)	For 2011, these amounts consist of the following:

	401(k) plan match*	Amounts paid for life insurance	Non-qualified deferred compensation plan match	Severance**
Macadam	32,500	625	164,624	—
Pease	21,086	—	3,473	—
Magee	14,700	625	30,017	—
Childress	14,700	335	16,823	—
McKinney	14,700	335	12,674	—
Dries	14,700	625	31,468	123,454

*	For Mr. Macadam, includes a matching 401(k) contribution of $14,700 and an employer 401(k) contribution of $17,800. For Mr. Pease, includes a matching 401(k) contribution of $14,700 and an employer 401(k) contribution of $6,386.

**	Mr. Dries retired on September 11, 2011. See note 7 to the summary compensation table, below. The amount includes $9,300 for reimbursement of COBRA insurance premiums for Mr. Dries and his spouse.

(6)	Mr. Pease joined EnPro on February 28, 2011.

(7)

Mr. Dries retired from EnPro on September 11, 2011. In contemplation of his retirement, on August 3, 2011, Mr. Dries and the company entered into an Early Retirement Agreement and Release pursuant to which the company agreed to pay Mr. Dries his base salary and accrued vacation through September 11, 2011 and an early retirement severance benefit equal to twelve months of his base salary, payable pursuant to normal payroll practices. Pursuant to the retirement agreement, Mr. Dries remained eligible to receive pro-rata payments under the company’s Annual Performance Plan and LTIP, with payments being made on a pro-rata basis based on the number of days through September 11, 2011 as compared with the total number of days in the relevant performance period, and the timing of such payments being in accordance with normal company payment practices. The retirement agreement provides that Mr. Dries is entitled to continued health and dental insurance coverage through the company’s plans under COBRA in accordance with our general policy, but with the payment premium obligation through September 11, 2012 capped at amount that he paid for health and dental coverage immediately prior to May 5, 2011. Mr. Dries’ eligibility for other employee benefits ceased as of May 5, 2011 pursuant to the retirement agreement, except that vested benefits under any retirement plan sponsored by the company (including the pension plan, the restoration plan, the SERP, the deferred compensation plan and 401k plan) remain vested and shall be distributed in accordance with the terms of such retirement plans.

The “Stock Awards” values shown in column (e) of this table for 2011 and 2010 include grants of performance shares for three-year long-term incentive cycles. No performance shares were awarded in 2009. The officers will not actually earn these performance shares unless we achieve pre-established corporate performance goals, and the number of shares they actually earn will be based on our performance as compared to those goals. For more information about our long-term incentive plan, or LTIP, under which we granted these performance share awards, see below under “— Grants of Plan-Based Awards — LTIP Awards.”

In February 2012, we paid out awards under our LTIP for our long-term performance cycles ending in 2011. For awards made to our executive officers, other than Mr. Pease, these LTIP awards were granted in February 2009 for the 2009-2011 performance cycle. We paid each award in cash based on achievement of performance goals the Compensation Committee set in early 2009. Participants in this LTIP cycle, including the named executive officers, earned the awards as of December 31, 2011. Mr. Pease, who joined our company on February 28, 2011, was not eligible to receive an LTIP award under our plan for the 2009-2011 LTIP cycle. In connection with the commencement of his employment, however, Mr. Pease received an award, outside the LTIP and payable in cash, based on the established performance targets for the 2009-2011 performance cycle, to be calculated, administered and paid pursuant to the LTIP, but prorated for the term of his employment over the 2009-2011 performance cycle. The cash payment for 2011 associated with these awards to the named executive officers appears in column (g) of the summary compensation table (see note 3 for the exact amounts). As described above, for 2011 column (e) reflects the grant date fair value, determined in accordance with the rules and regulations of the SEC, with respect to restricted share units and performance share opportunities awarded in 2011.

For more information about payouts under our annual performance plan, which are included in the amounts shown in column (g) above (see note 3), see the section below entitled “— Grants of Plan-Based Awards — Annual Performance Plan Awards.”

Employment Agreement

In connection with our recruitment of Mr. Macadam as our President and Chief Executive Officer, on March 10, 2008 we entered into an employment agreement with Mr. Macadam to establish the terms of his employment. The employment agreement provides for a minimum annual salary of $825,000. The employment agreement provided for awards, upon commencement of employment, of stock options with respect to 100,000 shares becoming exercisable in annual installments over three years and of 53,500 shares of restricted stock which vest in annual increments over three years beginning on the third anniversary of the date of grant.

The employment agreement provides that Mr. Macadam will be eligible to participate in our annual incentive plan, with a target opportunity equal to 100% of his annual base salary and a maximum opportunity of 200% of annual base salary. Mr. Macadam received an award under the annual incentive plan for 2008, which was pro rated based on the period of his service during the year.

The employment agreement also provided that in 2009 Mr. Macadam would receive two awards issued under the LTIP plan. The first such award was for a two-year performance period 2009 through 2010, and the second such award was to be for a three-year performance period 2009 through 2011, with a target incentive of $1,400,000. Each award was to be governed by the terms and conditions of the LTIP plan. Notwithstanding this provision of the employment agreement, with the consent of Mr. Macadam and consistent with the treatment of other executive officers, we did not award Mr. Macadam the performance share portion of the LTIP award for the 2009-2011 performance cycle and instead awarded him restricted stock units.

The period of employment under the employment agreement will terminate upon Mr. Macadam’s death, resignation or termination of employment by EnPro. We may terminate Mr. Macadam’s employment for any reason, and Mr. Macadam may resign his employment for any reason. The employment agreement also provides for the maintenance of confidential information by Mr. Macadam and includes a covenant against certain activities in competition against EnPro for two-years following termination of employment.

Pursuant to the employment agreement, we entered into a management continuity agreement with Mr. Macadam. The management continuity agreement and the provisions for severance in the event of the termination of Mr. Macadam’s employment are described below in “— Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards

The following table provides additional information about awards we granted in 2011 to the named executive officers under our 2011 annual performance plans, awards payable in cash and awards of performance shares made under our LTIP in 2011, and awards in 2011 of restricted stock units and stock options under our Amended and Restated 2002 Equity Compensation Plan.

									All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Name		Grant Date
(a)	Plan	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Stephen E. Macadam	Annual Plan	2/10/11	412,500	825,000	1,650,000	—	—	—	—	—	—	—
	LTIP	2/10/11	375,000	750,000	1,500,000	—	—	—	—	—	—	—
	Equity Plan	2/10/11	—	—	—	6,206	12,411	24,822	—	—	—	1,049,971
	Equity Plan	2/10/11	—	—	—	—	—	—	5,319	—	—	224,994
	Equity Plan	2/10/11	—	—	—	—	—	—	—	25,288	42.24	1,068,165

Alexander W. Pease	Annual Plan	2/10/11	104,062	208,125	416,250	—	—	—	—	—	—	—
	LTIP(2)	2/10/11	121,875	243,750	487,500	—	—	—	—	—	—	—
	LTIP(2)	2/10/11	149,589	299,178	598,356	—	—	—	—	—	—	—
	LTIP(2)	2/10/11	68,339	136,678	273,356	—	—	—	—	—	—	—
	Equity Plan	2/10/11	—	—	—	2,017	4,033	8,066	—	—	—	341,192
	Equity Plan	2/10/11	—	—	—	—	—	—	1,729	—	—	73,137

Richard L. Magee	Annual Plan	2/10/11	107,250	214,500	429,000	—	—	—	—	—	—	—
	LTIP	2/10/11	104,975	209,950	419,900	—	—	—	—	—	—	—
	Equity Plan	2/10/11	—	—	—	1,737	3,474	6,648	—	—	—	293,900
	Equity Plan	2/10/11	—	—	—	—	—	—	1,489	—	—	62,985

J. Milton Childress II	Annual Plan	2/10/11	67,500	135,000	270,000	—	—	—	—	—	—	—
	LTIP	2/10/11	39,000	78,000	156,000	—	—	—	—	—	—	—
	Equity Plan	2/10/11	—	—	—	646	1,291	2,582	—	—	—	109,219
	Equity Plan	2/10/11	—	—	—	—	—	—	553	—	—	23,392

Robert P. McKinney	Annual Plan	2/10/11	59,250	118,500	237,000	—	—	—	—	—	—	—
	LTIP	2/10/11	30,938	61,875	123,750	—	—	—	—	—	—	—
	Equity Plan	2/10/11	—	—	—	512	1,024	2,048	—	—	—	86,630
	Equity Plan	2/10/11	—	—	—	—	—	—	439	—	—	18,570

William Dries	Annual Plan	2/10/11	90,005	180,011	360,022	—	—	—	—	—	—	—

(1)	The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards of performance share opportunities, restricted stock units and stock options in 2011.

(2)	In connection with the commencement of his employment, Mr. Pease received three awards, calculated and paid according to the terms of the LTIP plan but not awarded under the LTIP plan, for the three-year performance cycles ending December 31, 2011, December 31 2012 and December 31, 2013. These awards are to be paid in cash, are based on the same performance targets established for the relevant performance cycle when awards for the cycle were made to the other named executive officers. The awards for the performance cycles ending December 31, 2011 and December 31, 2012 were prorated for the term of his employment over the relevant performance cycle.

Annual Performance Plan Awards

The Compensation Committee granted each named executive officer an award opportunity for 2011 under our annual performance plans. Information about these award opportunities is reported in the line beside each officer’s name in the table above. The 2011 payout amounts are included in column (g) of the summary compensation table and broken out in note 4 to the summary compensation table.

Mr. Macadam, Mr. Pease and Mr. Magee participate, and Mr. Dries participated, in our Senior Executive Annual Performance Plan. Mr. Childress and Mr. McKinney participate in our Management Annual Performance Plan. The two plans operate identically in all material respects. The committee established corporate performance goals under the plans and communicated them to plan participants in February 2011. For each goal, the committee also assigned a specific weight, i.e., the percentage of the participants’ total annual incentive compensation that the goal would contribute. Under both plans, the 2011 performance goals and weightings were:

Adjusted net income	30%
Free cash flow before asbestos and taxes	30%
Adjusted return on investment	40%

The committee set performance levels for each of these goals, with a threshold level below which participants would not receive any payout related to that goal, a target level and a maximum level. At the same time, the committee communicated to each participant a total award opportunity, expressed as a percentage of the participant’s base salary. The salary percentages of the award opportunities increased with the level of job responsibility. Each participant had the opportunity to earn 50% of his target award for corporate performance at the threshold level, 100% of his target award for performance at the target level and 200% of his target award for maximum performance. The table above shows the threshold, target and maximum award opportunity for each named executive officer.

LTIP Awards

Under our LTIP, the committee may provide a long-term incentive opportunity for plan participants in any year. Each opportunity is in the form of a target award based on corporate performance over a three-year cycle. The committee establishes the performance goals and their weightings at the time it grants the awards, which is generally in the first part of the first year in the cycle. For each award, there is also a threshold level of performance below which the participants will earn no award and a maximum performance level that corresponds to the maximum award they can earn.

For 2011, our long-term compensation awards were a combination of restricted stock units and LTIP awards payable in cash and in performance shares with the number of shares deliverable at the end of the three-year cycle being based on our performance against certain objective goals. The committee established the performance goals and corresponding potential award levels for the 2011-2013 LTIP cycle at its February 2011 meeting. For this cycle, the committee determined that half of the target long-term compensation to each executive would be payable in the form of an LTIP award payable in cash. The committee determined that 70% of the remaining one half of the target long-term compensation would be payable in the form of performance shares. Each performance share, if earned, will be paid in the form of a share of our common stock. The award recipients will not actually own any of these shares, however, unless our corporate performance through the end of 2013 at least meets the threshold level.

The performance factors and weightings for the LTIP awards for the 2011-2013 cycle are as follows:

EBITDA before asbestos	50%
Adjusted earnings per share	50%

The committee set performance levels for each of these goals, with a threshold level below which participants would not earn any long-term compensation related to the goal, a target level and a maximum level. Our Amended and Restated 2002 Equity Compensation Plan governs the performance share awards. In determining the number of performance shares that make up our target awards, the committee begins with target dollar values and divides those values by the fair market value of our common stock.

The potential payouts increase with the level of the job. For the 2011-2013 LTIP awards, each participant has the opportunity to earn 50% of his target award for corporate performance at the threshold level, 100% of his target award for performance at the target level and 200% of his target award for maximum performance.

An award recipient generally must be employed with us on December 31, 2013 to earn any payout for the 2011-2013 cycle for the 2011 LTIP awards. The only exceptions under the plan are for death, disability or retirement during the cycle. In any of those events, a recipient will receive a pro rata portion of the award he would have received had he remained employed through the end of 2013.

If we pay any common stock dividends during the 2011-2013 performance cycle, recipients will not receive any dividends on their performance share awards for this cycle unless and until they earn the shares. At that time, they will receive the value of any dividends we have paid during that period in the form of additional shares of our common stock (with cash in lieu of fractional shares).

All shares of our common stock that we pay out for this cycle will reduce the number of shares available to be issued under our Amended and Restated 2002 Equity Compensation Plan.

Restricted Stock Unit Awards

For 2011, the committee determined that the remaining 30% of the equity half of the target long-term compensation would be payable in the form of restricted stock units. These awards of restricted stock units were made under our Amended and Restated 2002 Equity Compensation Plan and vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted share units would vest earlier in the event of death, disability or a change in control of the company. In the event of retirement, one-third of the restricted stock units vest if retirement occurs on or after the first anniversary of the grant date but before the second anniversary of the grant date and two-thirds vest if retirement occurs on or after the second anniversary of the grant date but before the third anniversary of the grant date.

If we pay any common stock dividends prior to the vesting of the restricted stock units, recipients of the restricted stock units will not be entitled to receive any such dividends when such dividends are paid. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders. Upon vesting, the recipient would be entitled to receive, for each restricted stock units vesting, one share of common stock plus a cash payment equal to the aggregate amount of cash dividends paid with respect to one share of common stock from the date the award was made to and including the date of vesting.

Stock Options

In 2011, pursuant to our Amended and Restated 2002 Equity Compensation Plan, the committee awarded Mr. Macadam options to acquire 25,288 shares of common stock at an exercise price per share equal to $42.24, the fair market value of our common stock on the date of the award. The options have a ten-year term and vest in annual increments over three years beginning on the third anniversary of the date of the award. The options vest earlier in the event of death, disability, retirement or a change in control of the company.

Outstanding Equity Awards at Fiscal Year-End

The next table gives a snapshot as of the end of 2011 of equity awards to our named executive officers, the ultimate outcomes of which the officers have not yet realized. In fact, other than the option awards in column (b), these awards either have not vested or the officers have not yet earned them.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(1) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (j)
Stephen E. Macadam	100,000	—		34.55	4/13/2018	—		—	—		—
	—	25,288	(3)	42.24	2/10/2021	—		—	—		—
	—	—		—	—	35,667		1,176,298	—		—
	—	—		—	—	37,433	(4)	1,234,540	—		—
	—	—		—	—	9,336	(5)	307,901	—		—
	—	—		—	—	5,319	(6)	175,421	—		—
	—	—		—	—	—		—	21,784	(7)	718,436
	—	—		—	—	—		—	12,411	(8)	409,315
Alexander W. Pease	—	—		—	—	—		—	1,729	(6)	57,022
	—	—		—	—	—		—	4,033	(8)	133,008
Richard L. Magee	26,000	—		5.51	7/30/2012	—		—	—		—
	—	—		—	—	10,880	(4)	358,822	—		—
	—	—		—	—	2,533	(5)	83,604	—		—
	—	—		—	—	1,489	(6)	49,107	—		—
	—	—		—	—	—		—	5,909	(7)	194,879
	—	—		—	—	—		—	3,474	(8)	114,573
J. Milton Childress II	—	—		—	—	4,011	(4)	132,283	—		—
	—	—		—	—	934	(5)	30,803	—		—
	—	—		—	—	553	(6)	18,238	—		—
	—	—		—	—	—		—	2,178	(7)	71,830
	—	—		—	—	—		—	1,291	(8)	42,577
Robert P. McKinney	—	—		—	—	3,118	(4)	102,832	—		—
	—	—		—	—	726	(5)	23,943	—		—
	—	—		—	—	439	(6)	14,478	—		—
	—	—		—	—	—		—	1,693	(7)	55,835
	—	—		—	—	—		—	1,024	(8)	33,772
William Dries	—	—		—	—	10,918	(4)	360,076	—		—
	—	—		—	—	1,452	(5)	47,887	—		—
	—	—		—	—	—		—	3,388	(7)	111,736

(1)	One half of the restricted shares of common stock awarded to Mr. Macadam vest on April 14, 2012 and the remaining one-half vest on April 14, 2013.

(2)	We calculated these values using a price of $32.98, the closing price per share of our common stock on the New York Stock Exchange on December 30, 2011.

(3)	These options vest in annual increments over three years beginning on February 10, 2014.

(4)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest as to one half of the amount on April 29, 2012 and as to the remaining one half on April 29, 2013.

(5)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 9, 2013.

(6)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 10, 2014.

(7)	For each of the named executive officers, these numbers consist of target performance share awards for the 2010–2012 LTIP cycle. The awards for the 2010–2012 cycle generally will vest December 31, 2012.

(8)	For each of the named executive officers, these numbers consist of target performance share awards for the 2011–2013 LTIP cycle. The awards for the 2011–2013 cycle generally will vest December 31, 2013.

Option Exercises and Stock Vested

This table provides information about amounts the named executive officers realized in 2011 from equity awards.

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Stephen E. Macadam	—	—		17,833	676,941	(1)
Alexander W. Pease	—	—		—	—
Richard L. Magee	27,000	1,038,150	(2)	10,209	439,497	(3)
J. Milton Childress II	—	—		7,926	341,214	(3)
Robert P. McKinney	—	—		—	—
William Dries	60,600	1,853,754	(4)	11,220	483,021	(3)

(1)	Value realized based on $37.96 per share, the closing price of our common stock on April 14, 2011, the day the stock award vested.

(2)	Value realized based on $43.96 per share, the closing price of our common stock on May 20, 2011, the day the options were exercised.

(3)	Value realized based on $43.05 per share, the closing price of our common stock on February 14, 2011, the trading day next following the day the stock award vested.

(4)	Value realized based on $30.59 per share, the closing price of our common stock on September 29, 2011, the day the options were exercised.

The following table sets forth for each of 2011, 2010 and 2009, the number of options, restricted stock units and shares of restricted stock granted in the year, the number of performance shares vested and issued in the year, the total of these amounts and our weighted average shares outstanding (basic) for the year.

Year	Options Granted	Performance Shares Issued / Vested	Restricted Stock Units Granted	Restricted Stock Granted	Total	Weighted Average Shares Outstanding (Basic)
2011	25,288	52,920	58,686	3,750	140,644	20,504,000
2010	—	55,717	78,362	4,000	138,079	20,300,000
2009	—	135,454	312,061	2,500	450,015	20,000,000

Pension Benefits

The next table shows information about the named executive officers’ accumulated benefits under our defined benefit pension plans. The information includes the present value of accumulated benefit for each officer under each plan. This is the lump sum value, as of December 31, 2011, of the annual benefit earned as of that date that would be payable under each plan at the officer’s retirement, assuming he retired at the earliest age at which his benefits would not be reduced. The present value of accumulated benefit is an estimate only. Each officer’s actual benefit under these plans will depend on his compensation and years of service at retirement or termination, and on other data used in the benefit calculations. The assumptions used to estimate these benefits are the same as those assumptions used in Note 15 to our Consolidated Financial Statements in our 2011 annual report.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Stephen E. Macadam(1)	Pension	—	—
	Restoration	—	—
	SERP	—	—
Alexander W. Pease(1)	Pension	—	—
	Restoration	—	—
	SERP	—	—
Richard L. Magee	Pension	10.00	300,194
	Restoration	10.00	171,082
	SERP	9.58	251,499
J. Milton Childress II	Pension	6.08	174,894
	Restoration	6.08	163,448
	SERP	—	—
Robert P. McKinney	Pension	9.67	228,577
	Restoration	9.67	99,532
	SERP	—	—
William Dries	Pension	9.67	377,152
	Restoration	9.67	313,774
	SERP	9.25	418,664

(1)	Mr. Macadam and Mr. Pease do not participate in any of our defined benefit plans. All existing defined benefit plans were closed to new participants prior to the date that each of them joined EnPro.

We maintain three defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The second provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan. The third is a supplemental executive retirement plan, or SERP, that provides additional unfunded, non-qualified benefits to certain officers.

Pension Plan

Benefits under our pension plan are paid as a life annuity, with monthly payments. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. For benefits accrued due to service with the company through December 31, 2006, the monthly payments will be reduced by 4% per year if a participant chooses to receive payments before age 62. There will be no reduction in the amount of the payments if the participant waits until after age 62. For benefits accrued due to service after December 31, 2006, the monthly payments will be reduced by 5% per year if the participant chooses to begin receiving payments before age 65.

Pay used to determine a salaried participant’s benefit amount is the average compensation over the final 60 months of employment, or the highest consecutive 60 months of compensation during the last 120 months of employment, whichever is greater. For purposes of the plan, “compensation” means base pay plus annual incentive plan awards. However, compensation for the pension plan is limited under the federal tax code. The limit was $245,000 in 2011. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code. In 2011, this limit was $195,000, payable as a single life annuity beginning at normal retirement age.

We established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees of the company. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan, and at that time the pension plan was closed to new participants. However, salaried employees who were hired prior to January 1, 2006, and who were at least age 40 on December 31, 2006, were offered a choice to continue to accrue benefits under the pension plan. Each of the named executive officers then employed by us chose to continue to accrue future benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan. Mr. Dries was eligible for early retirement under our pension plan.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration Plan

The restoration plan provides a benefit that is equal to the benefit that would be provided under the pension plan if the federal tax code compensation and benefit limits did not exist, minus the benefit actually provided under the pension plan. In addition, the restoration plan provides benefits on compensation that is deferred and not taken into account under the pension plan.

The definition of compensation is the same as the definition used for the pension plan, except that compensation includes amounts deferred pursuant to our non-qualified deferred compensation plan.

Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. For certain executive officers with whom we have entered into supplemental retirement and death benefits agreements, payments will be made annually as benefits accrue up to retirement. However, under the agreements, we may delay these annual pre-retirement payments to the extent that Section 162(m) of the federal tax code would limit our tax deduction for them.

Employees participate in the restoration plan only with board approval. All of the current named executive officers, other than Mr. Macadam and Mr. Pease, participate in this plan and Mr. Dries participated in this plan.

Because this a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

On December 11, 2009, Mr. Magee and Mr. Dries entered into agreements that provide that, after January 1, 2010, each officer’s vested benefits accrued under the SERP and the restoration plan will cease to be paid in annual lump sum payments and will be payable upon the officer’s termination of employment.

SERP

At January 1, 2011, there were only two participants in the SERP continuing to accrue benefits — Mr. Magee and Mr. Dries. These individuals are eligible to earn an additional benefit under the SERP equal to the combined benefit under our pension plan and restoration plan for their first 15 years of service. The SERP takes into account service only for periods beginning on or after June 1, 2002.

Under the supplemental retirement and death benefits agreements we have entered into with each of the SERP participants, we agreed to pay SERP benefits annually as they accrue, up to retirement. We made these annual lump-sum payments by transferring to the executive ownership of a portion of the life insurance policy we own on the officer’s life, with the portion transferred having a cash value equal to the lump sum value of SERP and restoration plan benefits being paid. The death benefit of the transferred policy reduced the amount that might otherwise become payable under the officer’s death benefits agreement. However, under the agreements, we could have delayed the annual pre-retirement payments to the extent that Section 162(m) of the federal tax code would limit our tax deduction for them. These supplemental agreements also required us to make a tax gross-up payment each year to cover the officer’s income taxes resulting from the policy transfer.

On December 11, 2009, Mr. Magee and Mr. Dries entered into agreements providing that after January 1, 2010, each officer’s vested benefits accrued under the SERP and the restoration plan ceased to be paid in annual lump sum payments and are payable upon the officer’s termination of employment. Like the restoration plan, the SERP is unsecured, and a participant’s claim for benefits under the SERP is no greater than the claim of a general creditor.

Non-Qualified Deferred Compensation

We provide a plan that allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions.

This table provides information about amounts we and the executives contributed to the plan in 2011, and about earnings and withdrawals under the plan. The last column shows each officer’s total account balance as of the end of the year.

Name (a)	Executive Contributions in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Stephen E. Macadam	132,000	164,624	5,719	—	851,728
Alexander W. Pease	9,438	3,473	102	—	13,013
Richard L. Magee	28,217	30,017	(2,859)	—	153,822
J. Milton Childress II	15,023	16,823	(138)	—	79,436
Robert P. McKinney	10,874	12,674	(979)	—	27,911
William Dries	29,668	31,468	(12,522)	—	291,829

(1)	Each officer’s contributions during 2011 were deferred from his salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).

(2)	These amounts appear in the “All Other Compensation” column, column (i), of the summary compensation table (see note 5 to that table).

Under this plan, each officer can defer up to 25% of his salary each year and up to 50% of his annual incentive plan compensation and any cash LTIP payout. Deferrals of base salary and annual incentive plan compensation can be made only after the officer has contributed the maximum amount to our 401(k) plan. We match contributions each year in an amount equal to the match the officer would have received under our 401(k) plan in the absence of federal tax code limitations on that plan, minus the actual 401(k) match the officer received for that year.

Each executive officer who participates in the plan also directs how the money in his plan account will be invested. The investment options available under the plan are the same as those available under the 401(k) plan (excluding our common stock). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts. The following table shows the investment options currently available under the plan, as well as the 2011return (loss) for each option.

Investment Option	2011 Return (%)
Schwab Retirement Advantage Fund	1.00
PIMCO Total Return Fund	4.16
Invesco Van Kampen Equity and Income Fund	-0.97
Black Rock Global Allocation Instl.	-3.43
Dodge & Cox Stock	-4.08
Hartford Capital Appreciation I	-15.04
Schwab S&P 500 Index	2.07
American Funds Growth Fund of America	-4.53
Columbia Mid Cap Value Opportunity	-8.02
T. Rowe Price Mid-Cap Growth	-1.21
Columbia Small Cap Value II Z	-2.39
Royce Value Plus Instl.	-9.70
American Funds EuroPacific Gr R6	-13.31

When first eligible to participate in the plan, participants may elect to receive payment of their account balances under this plan in one of the following ways:

•	a single lump sum cash payment as soon as practicable after termination (generally within 75 days);

•	a single lump sum cash payment in a year specified by the participant (but not later than the year in which the participant attains age 65);

•	either five or ten annual installments with the first installment paid as soon as practicable after termination; or

•	either five or ten annual installments with the first installment paid in a year specified by the participant (but not later than the year in which the participant attains age 65).

Accounts of participants who do not make a payment election will be paid in a single lump sum cash payment as soon as practicable after termination (generally within 75 days but subject to a potential six-month payment delay if required by certain federal tax rules). Once a participant makes a payment election, he can change it only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

Because this is a non-qualified plan, benefits are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change in Control

Management Continuity Agreements

We are party to management continuity agreements with each of our current executive officers. The purpose of these continuity agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of our company. The agreements are not ordinary employment agreements. Unless there is a change in control, they do not provide any assurance of continued employment, or any severance beyond the severance that we provide under the terms of our severance policy.

Under these agreements, any of the following events would be a “change in control”:

•	any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);

•	a change in the majority of our directors that our directors have not approved;

•

a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or

•

our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company more than 70% of the outstanding common stock and combined voting power of which our shareholders hold, in substantially the same proportions as their holdings of our securities prior to the sale).

Each continuity agreement generally provides for the officer’s employment to continue, in the same position and with the same responsibilities and authority, for a period of time following the change in control. It also provides for the officer to maintain the same benefits and level of compensation, including average annual increases. The continuation periods for our named executive officers are as follows:

Macadam	3 years
Pease	2 years
Magee	3 years
Childress	2 years
McKinney	2 years

If we or our successor terminated an executive officer’s employment during his continuation period, other than for “cause,” or he voluntarily terminated his employment for a “good reason” (in each case as defined in the agreement), he would be entitled to the following payments and benefits:

•	His annual base salary for a period of time, which we refer to as the payment period, in a lump sum cash payment. The payment periods for the named executive officers are:

Macadam	3 years
Pease	2 years
Magee	3 years
Childress	2 years
McKinney	2 years

•	His pro rata target annual incentive plan compensation for the year of termination, in a lump-sum cash payment.

•

A lump-sum cash payment equal to the market value (as defined in the agreement) of the performance shares awarded to the individual under the LTIP for each incomplete performance period. The number of shares paid out would be based on a specified mix of actual and targeted performance.

•

A lump-sum cash payment intended to approximate continuation of annual incentive plan compensation for the rest of the payment period. This payment will be equal to the number of years in his payment period, multiplied by the greatest of (1) his most recent annual incentive plan payout, (2) his target annual incentive plan compensation for the year of termination, or (3) his target annual incentive plan compensation for the year in which the change in control occurs.

•

A lump-sum cash payment intended to approximate the value of foregone performance share and phantom performance share LTIP awards for the rest of the payment period (based on the market value of our common stock, as defined in the agreement). This payment will be equal to a specified number, multiplied by the greatest of (1) 1/12 of the number of performance shares actually awarded the officer for the most recently completed cycle, (2) 1/12 of the target number of phantom performance shares awarded him for the most recent cycle that began before the termination of employment and (3) 1/12 of the target number of phantom performance shares awarded him for the most recent cycle that began before the change in control. The specified numbers for the named executive officers are:

Macadam	24
Pease	16
Magee	24
Childress	16
McKinney	16

•

If the officer is under age 55, or over age 55 and not eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs and all fringe benefit programs, perquisites and similar arrangements the officer would be entitled to during his payment period, as well as the ability to exercise any vested options during his payment period.

•

If the officer is at least age 55 and is eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs to which the officer would be entitled under the company’s general retirement policies if the officer retired, and all fringe benefit programs, perquisites and similar arrangements the officer would be entitled to during his payment period, as well as the ability to exercise any vested options during his payment period.

•

In addition to the benefits to which he was entitled under our retirement plans, a lump-sum cash payment equal to the actuarial equivalent of the additional retirement pension to which he would have been entitled under the terms of these plans had he continued to work for us through the end of the payment period.

•

Other than with respect to Mr. Pease, who joined our company after we had modified our form continuity agreement regarding this provision, a tax gross-up payment for any excise tax due under the federal tax code as a result of these payments and benefits.

In addition, each officer is entitled to reimbursement of attorneys’ fees and expenses incurred to successfully, in whole or in part, enforce the terms of his agreement with us.

The following table estimates the total amounts we would owe the named executive officers under these agreements if there had been a change in control, and they had been terminated, on December 31, 2011. The table does not include a pro rata annual incentive plan compensation for the year of termination because even without these agreements, the officers would be entitled to their full 2011 annual incentive plan compensation if they had been terminated without cause on December 31.

Name	Salary Continuation ($)	Annual Incentive Plan Compensation Continuation ($)	Foregone LTIP Awards ($)	Pro Rata LTIP Awards ($)	Restricted Stock and Restricted Stock Units ($)	Continuation of Benefits ($)	Additional Pension Benefits ($)	Estimated Tax Gross-up ($)	Total ($)
Macadam	2,475,000	2,475,000	2,852,993	1,339,956	2,894,160	43,761	—	3,918,289	15,999,159
Pease	750,000	487,500	505,668	325,642	139,472	26,744	—	—	2,235,026
Magee	990,000	643,500	801,030	375,891	491,468	39,752	987,457	1,370,821	5,699,919
Childress	540,000	270,000	196,848	137,876	181,324	26,177	164,354	504,427	2,021,006
McKinney	474,000	237,000	153,015	108,594	141,253	25,999	152,375	437,296	1,729,532

Options, Restricted Share and Restricted Stock Unit Awards

The restrictions under the restricted share awards made to our executive officers lapse, and unvested stock options and restricted stock unit awards made to our executive officers vest, upon a change in control. The following table sets forth the value of outstanding restricted share awards and restricted stock unit awards at December 31, 2011 as to which restrictions would have lapsed or would become vested, as the case may be, as a result of a change in control had such an event occurred on December 31, 2011. The value is based on the $32.98 per share closing price of our common stock on the New York Stock Exchange on December 30, 2011, the last trading day of 2011. The table does not include the value of any outstanding unvested options because no unvested options with an exercise price per share of less than $32.98 were outstanding at December 31, 2011.

Name	Value of Restricted Shares and Restricted Stock Units ($)
Macadam	2,894,160
Pease	139,472
Magee	491,468
Childress	181,324
McKinney	141,253

Death Benefits Agreements

Under agreements we have with Mr. Magee and Mr. Dries, we must pay a stated lump sum death benefit to each officer’s designated beneficiary if the officer dies while employed with us. The amount of the stated death benefit decreased over time as we transferred to each officer a portion of an insurance policy we own on the officer’s life. Pursuant to the agreements entered into on December 11, 2009 by Mr. Magee and Mr. Dries, no further annual transfers are to be made until retirement. The amounts of these death benefits that we would have owed if the officers had died on December 31, 2011 are as follows:

Death Benefit Amount ($)
Magee	2,560,961
Dries	—

Severance Benefits

We have written severance policies under which we provide severance benefits to all of the full-time employees at our corporate office, including the named executive officers. Under these policies, each covered employee whom we terminate without cause is entitled to continue receiving his or her base salary for a specified period of time, which we refer to as the “severance period”; provided, however, if the total severance pay exceeds two times the maximum amount that may be taken into account under a qualified retirement plan under Section 401(a)(17) of the federal tax code ($245,000 in 2011), the severance pay will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual incentive plan compensation and outstanding LTIP awards through the date of termination. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer.

The severance periods for our named executive officers are:

Macadam	24 months

Pease	12 months

Magee	12 months

Childress	12 months

McKinney	12 months

Dries	12 months

However, in the event of any termination following a change in control, the management continuity agreements described above would supersede our severance policies.

The following table estimates the severance benefits we would owe the named executive officers under these policies if they had been terminated on December 31, 2011 (assuming no prior change in control). The table does not include a pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers would be entitled to their full 2011 annual performance plan compensation if they had been terminated without cause on December 31.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata LTIP Awards ($)(1)	Outplacement ($)	Total ($)
Macadam	1,650,000	29,174	1,240,040	82,500	3,001,714
Pease	375,000	13,372	241,014	37,500	666,886
Magee	330,000	13,250	360,513	33,000	736,763
Childress	270,000	13,088	132,900	27,000	442,988
McKinney	237,000	13,000	103,308	23,700	377,008
Dries (2)	371,000	11,367	355,683	—	738,050

(1)	Pro rata LTIP award calculations reflect an assumed value of $32.98 per share, the closing price per share of our common stock on the New York Stock Exchange on December 30, 2011.

(2)

Mr. Dries retired on September 11, 2011. In contemplation of his retirement, on August 3, 2011, Mr. Dries and the company entered into an Early Retirement Agreement and Release pursuant to which our company agreed to pay Mr. Dries his base salary and accrued vacation through September 11, 2011 and an early retirement severance benefit equal to twelve months of his base salary, payable pursuant to normal payroll practices. Pursuant to the retirement agreement, Mr. Dries remained eligible to receive pro-rata payments under the company’s Annual Performance Plan and LTIP, with payments being made on a pro-rata basis based on the number of days through September 11, 2011 as compared with the total number of days in the relevant performance period, and the timing of such payments being in accordance with normal company payment practices. The retirement agreement provides that Mr. Dries is entitled to continued health and dental insurance coverage through the company’s plans under COBRA in accordance with our general policy, but with the payment premium obligation through September 11, 2012 capped at amount that he paid for health and dental coverage immediately prior to May 5, 2011. Mr. Dries’ eligibility for other employee benefits ceased as of May 5, 2011 pursuant to the retirement agreement, except that vested benefits under any retirement plan sponsored by the company (including the pension plan, the restoration plan, the SERP, the deferred compensation plan and 401k plan) remain vested and shall be distributed in accordance with the terms of such retirement plans. In the case of payments due under the restoration plan, the SERP and the deferred compensation plan, in order to comply with Section 409A of the Internal Revenue Code, payments under those plans are to be made six months after Mr. Dries’s retirement date. The retirement agreement confirmed the total amount due under the restoration plan and the SERP as $738,817, which is in addition to

Mr. Dries’ portion of the divisible life insurance policy representing prior restoration plan and SERP payments to be transferred to Mr. Dries six months after the date of his retirement, which had a cash surrender value of $1,538,946 as of March 1, 2011. Under the retirement agreement, Mr. Dries waived all rights under our severance policies to receive outplacement services.

The amounts reflected in the table above for Mr. Dries have been calculated based on the terms of the retirement agreement and his retirement on September 11, 2011. Because Mr. Dries retired during 2011, amounts shown in the above table that were paid to him with respect to his service in 2011 are included as 2011 compensation in the Summary Compensation Table appearing elsewhere in this proxy statement.

PROPOSAL 2 — ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

(Item 2 on the proxy card)

The board of directors has determined to provide shareholders with the opportunity annually to cast an advisory vote on compensation to our named executive officers as reported in our proxy statement for the annual meeting of shareholders. Accordingly, the following resolution will be presented to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the Company’s proxy statement for the 2012 annual meeting of shareholders.”

This vote is nonbinding on the company. The board of directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under “Compensation Discussion and Analysis,” our executive compensation program is designed to tie pay to performance. For 2011:

•	our segment profit increased by 15%, even after the deconsolidation, effective on June 5, 2010, of GST in connection with the ACRP;

•	our adjusted net income increased by 43% and our free cash flow before asbestos expense and taxes increased by 21%;

•	as a result of this performance, we exceeded each of the performance goals under our annual plan, resulting in payouts at approximately 180.4% of target levels.

For the 2009-2011 performance period:

•	the trading price of our common stock increased 51%;

•	our segment profit, excluding segment profit attributable to GST, increased by 26%,

•

each of the performance measures under our long-term performance plan, including EBITDA before asbestos and adjusted earnings per share, exceeded the maximum levels; however, because one of these measures — net cash outflow for asbestos — was substantially positively affected by the commencement of the ACRP in June 2010, our Compensation Committee exercised negative discretion under our long-term performance plan to reduce the amount of the payout of the long-term plan award opportunities to reflect our actual performance against this measure through June 2010 to a pro rated target for this measure;

•	as a result of this exercise of negative discretion, the cash payouts under the long-term plan award opportunities were approximately 177.2% of the target levels; and

•

no long-term performance awards were paid in equity — in 2009, in the light of the then uncertain economic environment, one half our target long-term compensation awards were made as long-term plan award opportunities payable in cash and the remaining portion was made as awards of restricted stock units in lieu of performance share awards.

We believe that our compensation program, with its balance of short-term incentives and long-term incentives and of cash and equity compensation, along with share ownership requirements, reward sustained performance that is aligned with long-term shareholder interests. We have concluded that the compensation paid or awarded to each executive for 2011 was reasonable and appropriate. In 2011:

•	we paid for strong operating performance;

•	our executive officers were rewarded for outstanding 2011 operating performance;

•	we awarded future compensation opportunities that are substantially dependent on future performance.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

PROPOSAL 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE

AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN

(Item 3 on the proxy card)

The board of directors is submitting a proposal for approval by the shareholders of an amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan (as so amended, the “Equity Plan”), which was amended and restated in 2003, 2005 and 2009. The proposed amendment and restatement would increase the number of shares of common stock authorized to be issued under the Equity Plan by 325,000 shares. Our board of directors believes the Equity Plan is an important factor in attracting, keeping and motivating key employees, and further believes that the type of incentive compensation offered under the Equity Plan should continue to be offered in the future.

The following general discussion of the Equity Plan, including the changes reflected in the proposed amendment and restatement, is qualified by reference to the copy of the Equity Plan that is attached to this proxy statement as Appendix A. The board approved the Equity Plan, subject to shareholder approval, at its February 7, 2012 meeting.

Changes Effected by the Proposed Amendment

The Equity Plan currently limits the aggregate number of shares of common stock available for delivery pursuant to the Equity Plan since its inception in 2002 to 4,000,000 shares . The proposed amendment and restatement would increase the number of shares that may be delivered by 325,000 shares. Since the adoption of the Equity Plan in May 2002 though March 1, 2012, an aggregate of 2,290,115 shares of our common stock have been issued pursuant to the Equity Plan. At March 1, 2012, awards for an additional 219,114 shares (based on maximum performance levels of equity awards under the LTIP plan) are reserved for issuance under outstanding awards. Accordingly, by increasing the number of shares authorized to be available for delivery under the Equity Plan by 325,000 shares, we would have an aggregate of 765,075 shares available for future awards, which would represent 3.5 percent of our fully diluted shares. Our board of directors believes that this 325,000 share increase is required to permit us to continue to offer the type and amount of incentive compensation needed to attract, keep and motivate key employees.

The proposed amendment and restatement would also include a provision to clarify that the performance objectives established by the Committee with respect to performance shares awarded under the Equity Plan are intended to satisfy the “objective compensation formula” requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and Treasury Regulations Section 1.162-27(e)(2). Under Section 162(m) of the Code, to enable us to obtain a deduction for performance shares paid out under Plan to certain of our executive officers whose compensation for the taxable year is in excess of $1 million the performance objectives established by the Committee with respect to those performance shares must be based on an “objective compensation formula”. In addition, the proposed amendment and restatement would provide that to the degree consistent with

Section 162(m) of the Code, or any successor section thereto, the Compensation Committee may adjust, modify or amend the performance objective criteria, either in establishing any performance objective or in determining the extent to which any performance objective has been achieved. The Compensation Committee has the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to remove the effect of charges for asbestos, (v) to account for restructurings, discontinued operations, and any other items deemed by the Compensation Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time an award was made, and (vi) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Compensation Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Equity Plan and the requirements of Section 162(m) of the Code.

General Provisions of the Equity Plan

Participants

Awards under the Equity Plan may be made to any salaried, full-time employee of EnPro or any of our majority-owned subsidiaries or, in certain circumstances, to our outside directors. A total of 166 full-time employees, including all of our executive officers, received awards under the Equity Plan in 2011, and eight outside directors received awards of phantom shares under the Equity Plan in 2011.

Plan Administration

The Equity Plan is administered by the Compensation Committee. The Compensation Committee is comprised entirely of “independent directors,” as that term is defined by the listing standards of the New York Stock Exchange. The Compensation Committee has full power and authority to interpret and administer the Equity Plan, and its decisions and interpretations are conclusive and binding.

The Compensation Committee may delegate to senior officers the authority to make awards with respect to not more than 10% of the shares authorized under the Equity Plan, except that only the Compensation Committee or a subcommittee may make awards to Plan participants who are subject to Section 16 of the Exchange Act.

Shares Subject to Plan

For purposes of calculating the number of shares of common stock available for delivery, the following rules apply:

•	The grant of a performance share award or other unit or phantom share award is deemed to be equal to the maximum number of shares of common stock issuable under the award;

•	If the value of an award is variable on the date it is granted, the value is deemed to be the maximum possible under the award;

•

Shares issued or issuable under the Equity Plan that are withheld from an award or separately surrendered by the participant in payment of any exercise price or taxes relating to such an award are deemed to constitute shares delivered to the participant and will not be available for future awards under the Equity Plan; and

•

Any shares of common stock that are not issued or are returned us, as a result of forfeiture, expiration, cancellation, termination or cash settlement are again available for awards under the Equity Plan.

No individual may receive awards for more than 500,000 shares in any calendar year.

Stock Options

Under the Equity Plan, the Compensation Committee may grant options to purchase common stock at not less than fair market value on the date of grant. For purposes of the Equity Plan, the “fair market value” is the closing selling price of a share of our common stock as of 4:00 p.m. (New York, New York Time), as reported on the New York Stock Exchange. These options may or may not qualify as incentive stock options under the Internal Revenue Code. The federal income tax treatment of incentive stock options is generally more favorable to optionees than the treatment accorded other options. At the same time, it is less favorable to EnPro because we generally will not receive a tax deduction with respect to these options. (See “— Federal Income Tax Treatment” below.) Under current law, the maximum amount of incentive stock options that may be granted to an individual that are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

The Equity Plan provides that, subject to certain limitations with respect to the price and term of stock options and rights upon termination of employment, discussed below, the Compensation Committee will have the authority in its discretion to specify all other terms and conditions relating to options granted under the Equity Plan. The Compensation Committee may, in its discretion, grant options to the officers and other salaried, full-time employees of EnPro or our majority-owned subsidiaries (including directors who are also officers or employees, but not non-employee directors). The Compensation Committee may also determine at the time of the grant the term of each option, which may not exceed ten years from the date of grant, and may permit payment upon exercise to be made in common stock owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable form of consideration equal in value to the option price.

The Equity Plan provides that no more than 1,000,000 shares of common stock may be issued pursuant to options awarded under the Equity Plan intended to qualify as incentive stock options.

Performance Share Awards

The Compensation Committee may award performance shares under the Equity Plan that are contingent upon the attainment of performance objectives. The permitted performance objectives listed in the Equity Plan are total sales, sales growth (with or excluding acquisitions), revenue-based measures for particular products, product lines or product groups, net income (before or after asbestos charges and/or other selected items), earnings per share of common stock (before or after asbestos and/or other selected items), pretax income (before or after asbestos charges and/or other selected items), consolidated operating income (pre or post-tax and before or after asbestos charges and/or other selected items), segment operating income (pre or post-tax and before or after asbestos charges and/or other selected items), earnings before interest and taxes (before or after asbestos charges and/or other selected items), earnings before interest, taxes, depreciation and amortization (before or after asbestos charges and/or other selected items), free cash flow (pre or post-tax and before or after asbestos charges and/or other selected items), asbestos-related cash outflows (or changes in asbestos-related cash outflow), new asbestos commitments (or changes in new asbestos commitments), return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax and before or after asbestos charges and/or other selected items), cash flow return on investments, total shareholder return, common stock price increases, total business return (before or after asbestos charges and/or other selected items), economic value added or similar “after cost of capital” measures, return on sales or margin rate, in total or for a particular product, product line or product group, working capital (or any of its components or related metrics), working capital improvement, market share, measures of customer satisfaction (including survey results or other measures of satisfaction), safety (determined by reference to recordable or lost time rates, first aids, near misses or a combination of two or more such measures or other measures), measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery and efficiency ratio and strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions or organization restructuring.

Performance share awards can be made in the form of phantom shares or common stock, as the Compensation Committee determines.

Under Treasury regulations, because the Compensation Committee has authority to vary the performance measures used, the shareholders must re-approve the Equity Plan at least every five years in order for payments to continue to be excluded from the non-deductibility limitations of Section 162(m) of the Internal Revenue Code. The shareholders’ approval of the proposed amendment and restatement of the Equity Plan at the 2012 annual meeting will be deemed to constitute a re-approval of the Equity Plan for this purpose.

Restricted Share Awards

The Compensation Committee may award restricted shares under the Equity Plan, subject to conditions, if any, established by the Compensation Committee. These conditions may include continued service with EnPro or its subsidiaries. The Equity Plan provides that restricted share awards that are conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement or upon a change in control.

SARs

The Compensation Committee may award SARs under the Equity Plan. SARs confer on the participant the right to receive, upon exercise, the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR as determined by the Compensation Committee. The terms and conditions of the SAR are as determined by the Compensation Committee at the time the award is granted, however, each SAR may be settled only in shares of common stock, the grant price may be no less than the fair market value of a share of common stock on the date of grant, and the date on which an SAR expires, if not exercised, may not be later than ten years after the date of the grant.

Other Awards to Employees

The Equity Plan permits the Compensation Committee to make other types of awards to employees, the value of which are based in whole or in part on the value of common stock, in lieu of making such awards in common stock. These potential awards include stock units and phantom shares. The Compensation Committee may provide for these awards to be paid in cash, in common stock, or in a combination of both cash and common stock, and may establish the other terms and conditions of these awards.

Phantom Share Awards to Directors

The Equity Plan authorizes the Compensation Committee to make grants of phantom shares to outside directors in its discretion. The Equity Plan defines an “outside director” as any director who is not and has not been within the previous five years an employee of EnPro or any of our subsidiaries. The members of the Compensation Committee, which administers the Equity Plan and which under the amendment and restatement will have authority to determine the amounts of awards of phantom shares, are all outside directors and will all be eligible to receive these awards of phantom shares under the Equity Plan.

Phantom shares granted to outside directors are fully vested upon grant. In the event a dividend is declared and paid on our common stock, each outside director receives a number of additional phantom shares equal to the aggregate amount of dividends the director would receive if the director’s phantom shares were actual shares of common stock, divided by the then current fair market value of our common stock. These dividend equivalent phantom shares are also vested upon grant. When an outside director leaves the board, we issue to the director one share of our common stock for each whole phantom share awarded to the director under the Equity Plan, plus cash for any fractional phantom share, based on the then current fair market value of our common stock.

Miscellaneous

The Compensation Committee has discretion to make any provisions it deems appropriate regarding the effect a participant’s termination of employment will have on the participant’s outstanding awards under the Equity Plan, and to make such rules and determinations as it deems appropriate in connection with a participant’s leave of absence or other change in employment status. In addition, the Compensation Committee has discretionary authority under the Equity Plan to permit a participant to receive or accrue dividends and other distributions made with respect to awards under the Equity Plan, other than awards of performance shares, on terms and conditions that it deems appropriate.

The Compensation Committee may require that any federal, state or local withholding tax requirements be satisfied by withholding shares of common stock.

Options and other awards granted under the Equity Plan will not be transferable other than by will or the laws of descent and distribution, or as the Compensation Committee approves.

The Equity Plan permits us to offer to exchange or buy out any previously granted award for a payment in cash, shares of common stock, other awards or property based on such terms and conditions as the Compensation Committee may determine, except that, without the approval of the shareholders, we may not amend or replace previously granted stock options or SARs in a transaction that constitutes a repricing. The Equity Plan defines repricing to be buying-out, for cash or shares, an outstanding option or SAR at a time when its exercise price exceeds the fair market value of the underlying stock, or (consistent with the meaning of repricing under Section 303A.08 of the Listed Company Manual of the New York Stock Exchange) lowering the exercise price of an option or SAR after it is granted, taking any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying common stock in exchange for another option, SAR, restricted stock award or other equity of EnPro, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

In the event of a change in control of EnPro, all stock options will become immediately exercisable, and will remain exercisable for two years (or, if sooner, until such time as the options expire by their terms). In addition, the Compensation Committee may make such other provisions with respect to other outstanding Plan awards as it deems appropriate. A “change in control” generally is deemed to have occurred if:

•	any person, entity or group becomes the beneficial owner of 20% or more of either the common stock or the combined voting power of our outstanding securities (subject to certain exceptions);

•	there has been a change in the majority of EnPro’s directors that has not otherwise been approved by the directors;

•

a corporate reorganization occurs where our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or

•

EnPro is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by the shareholders of EnPro, in substantially the same proportions as their holdings of EnPro securities prior to the sale).

The board of directors may amend the Equity Plan in its discretion, except that no amendment that increases the number of shares of stock subject to the Equity Plan may be made without the approval of our shareholders. In addition, no amendment may adversely affect any rights or obligations with respect to awards previously made unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules.

Term of the Equity Plan

In 2009, the Equity Plan was amended to provide that no award under the Equity Plan may be made after February 10, 2019.

New Plan Benefits Under Equity Plan

It is not presently possible to determine the dollar value of award payments that may be made, or the individuals that may be selected for such awards, in the future under the Equity Plan with respect to the additional 325,000 shares. For information about awards of performance shares made in 2012 under the Equity Plan, see “New Plan Benefits.” The table below sets forth certain information as of December 31, 2011, with respect to the Equity Plan, which is the only compensation plan or arrangement (other than our tax-qualified plans) under which we have options, warrants or rights to receive equity securities authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	998,275	(1)	$27.23	(2)	672,569
Equity compensation plans not approved by security holders	—		—		—
Total	998,275	(1)	$27.23	(2)	672,569

(1)	Includes shares issuable under restricted share unit awards and performance shares awarded under the Equity Plan at the maximum levels payable for the 2010–2012 and 2011–2013 performance cycles.

(2)	The weighted average exercise price does not take into account awards of performance shares, phantom shares or restricted share units. Information with respect to these awards is set forth above under the captions “Corporate Governance Policies and Practices — Director Compensation” and “Executive Compensation – Grants of Plan Based Awards — LTIP Awards.”

Federal Income Tax Treatment

The following is a general summary of the current federal income tax consequences of the granting and exercise of stock options and of awards of common stock (including both performance shares and restricted stock), phantom stock, stock units and SARs under the Equity Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Equity Plan. Furthermore, the tax consequences of awards made under the Equity Plan are complex and subject to change, and some variation of the described rules may be applicable to any particular participant’s tax situation. The summary assumes in each case that there will no violation of the new deferred compensation rules mentioned above, which would subject the affected participants to immediate taxation and penalties on unvested awards.

Incentive Stock Options. An employee who is granted an incentive stock option under the Equity Plan will not be subject to federal income tax upon the grant or exercise of the option. However, upon the exercise of an incentive stock option, the difference between the exercise price for the option and its fair market value on the date of exercise, which is commonly referred to as the spread, is a tax preference item that must be taken into account in determining the employee’s alternative minimum tax. If the employee disposes of the shares in the same year the option was exercised, there are no alternative minimum tax implications. Generally, the employee can recover any alternative minimum tax liability paid as a credit against ordinary income taxes owed in future years.

In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and one year after the date of exercise (which we refer to as the “Holding Period”), any appreciation of the shares received above the exercise price should be a capital gain. The current federal tax rate applicable to long-term capital gains is 15 percent.

We will not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, the lesser of the difference between the fair market value of the acquired shares and the aggregate exercise price and any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

Non-incentive Stock Options. An employee who is granted a stock option under the Equity Plan that is not an incentive stock option will not be subject to federal income tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-incentive stock option, the spread or excess of the fair market value of the shares on the exercise date over the option price, will be considered compensation taxable as ordinary income to the employee. Because it is treated as compensation, the spread is subject to withholding of applicable payroll taxes. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

Common Stock Awards. Common stock awards made without restrictions are subject to federal tax to the recipient and are deductible to EnPro. Stock awards with restrictions (including both performance shares and restricted stock) will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant. When the restrictions lapse, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the employee and we generally may claim a tax deduction at the same time in the same amount.

Phantom Stock, Stock Unit Awards and SARs. A director or employee who is granted a phantom share, stock unit or SAR award under the Equity Plan will not be subject to federal tax upon the grant of the award and we will not be entitled to a tax deduction by reason of such grant. However, when common stock or cash is delivered to the participant pursuant to such an award, the participant will recognize ordinary income equal to the fair market value of the shares or cash delivered under the award, and we generally may claim a tax deduction at the same time in the same amount.

Vote Required

The proposed amendment and restatement of the Amended and Restated 2002 Equity Compensation Plan will be approved if more votes are cast “For” approval than are cast “Against” it at the annual meeting, so long as the number of votes cast represents greater than 50% of the number of all shares entitled to vote on the proposal. Abstentions and broker non-votes will not be cast “For” or “Against” approval of the Equity Plan and therefore may have a negative effect on the vote.

The board of directors unanimously recommends that you vote “FOR” approval of the proposed amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan.

PROPOSAL 4 — APPROVAL OF AMENDED AND RESTATED

SENIOR EXECUTIVE ANNUAL PERFORMANCE PLAN

(Item 4 on the proxy card)

At the annual meeting, shareholders will be asked to consider and approve our amended and restated Senior Executive Annual Performance Plan (the “Annual Plan”) established by the Board of Directors for certain executive officers. Under Section 162(m) of the Code, shareholder approval of the Annual Plan is required to enable us to obtain a deduction for awards paid under the Annual Plan to certain of our executive officers whose compensation for the taxable year is in excess of $1 million. Our shareholders last approved a version of the Annual Plan in 2007. The provisions of Section 162(m) of the Code require that the Annual Plan be reapproved by shareholders at least every five years in order for us to continue excluding the amounts paid under the Annual Plan from the $1 million deductibility limit. Therefore, shareholders are being requested to again approve the Annual Plan.

The Annual Plan has been amended and restated (i) to add “cash flow return on investment” as one of the performance measures that may be selected with respect to awards under the Annual Plan and (ii) to more precisely define the Compensation Committee’s discretion to make equitable adjustments.

The board of directors believes that the Annual Plan is an important factor in rewarding senior executives for their contributions and for strong company performance. See “Compensation Discussion and Analysis — Compensation Analysis — Annual Performance Incentive Plan Awards.”

A summary of the amended and restated Annual Plan appears below. This summary is qualified in its entirety by reference to the text of the amended and restated Annual Plan, which is included as Appendix B to this proxy statement.

General Provisions of the Annual Plan

Plan Administration

The annual plan is administered by the Compensation Committee or, if at any time that committee includes members who are not “outside directors” within the meaning of Section 162(m) of the Code, a subcommittee of only “outside directors.” Currently, seven independent directors serve on the Compensation Committee, and a subcommittee of “outside directors” establishes performance goals and certifies performance levels under the Annual Plan. For the purposes of the following discussion of the Annual Plan, references to the Compensation Committee are intended to refer to this subcommittee as appropriate.

The Compensation Committee may adopt rules and regulations for administering the annual plan. The Compensation Committee also has the authority to interpret the plan and to decide factual issues that arise under it. All interpretations, decisions and other action by the Compensation Committee under the annual plan will be conclusive and binding.

Participants

Only senior executives whose compensation may become subject to the non-deductibility provisions of Section 162(m) are eligible to participate in the annual plan. The Compensation Committee selects the participants for each fiscal year within 90 days after the beginning of the year. For 2012, three executives will participate in the plan — Mr. Macadam, Mr. Pease and Mr. Magee.

Incentive Categories; Maximum and Threshold Awards

When the Compensation Committee selects a participant for participation in the annual plan for a fiscal year, the Compensation Committee assigns that participant to an incentive category based on his or her organizational level and potential impact on important company or division results. The incentive category into which a participant is placed determines the target award, expressed as a percentage of his or her base salary, that the participant will receive if we meet the target performance levels set by the Compensation Committee for that year.

At the same time as it designates the participant’s target award for the year, the Compensation Committee assigns maximum and threshold award levels for each performance measure. The threshold award level represents the minimum award that the participant may receive based on performance that, while below target performance levels, still meets a threshold performance level that the Compensation Committee also sets. If our performance falls below the threshold performance level for a particular performance measure, the participant will earn no payment under the annual plan for that measure. Each participant’s threshold award level is 50% of his or her total target award. The maximum award level represents the maximum award that may be paid to the participant under the Annual Plan for a particular performance measure for that year. Each participant’s maximum award level is 200% of his or her total target award. In addition, the Annual Plan sets a $2,500,000 ceiling on the total award that any participant can receive in a single year.

Performance Goals

Within 90 days after the beginning of each fiscal year, the committee designates the following:

•	The incentive category and percentage of base salary for each participant that will determine his or her target award;

•	The performance measures and calculation methods to be used for the year;

•

A schedule for each performance measure relating achievement levels for the performance measure to award levels — i.e., threshold, target and maximum — as a percentage of the participants’ target awards; and

•	The relative weightings of the performance measures for that year.

To the degree consistent with Section 162(m) of the Code, or any successor section thereto, the Compensation Committee may adjust, modify or amend the performance measure criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. The Compensation Committee has the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to remove the effect of charges for asbestos, (v) to account for restructurings, discontinued operations, and any other items deemed by the Compensation Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time an award was made, and (vi) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Compensation Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Annual Plan and the requirements of Section 162(m) of the Code.

Performance Measures

The performance measures that the Compensation Committee may use under the Annual Plan, as amended, include but are not limited to those listed below. These metrics may be used individually, alternatively or in any combination, and are measured and applied as specified by the committee. In addition, each performance measure may be considered on a pre-tax or after tax basis, as specified by the Compensation Committee.

Revenue-related measures:

•	Total sales

•	Sales growth

•	Sales growth excluding acquisitions

•	Other specific revenue-based measures for particular products, product lines or product groups

Income-based measures:

•	Net income

•	Earnings per share

•	EPS before or after asbestos and/or other selected items

•	Net income before or after asbestos charges and/or other selected items

•	Pretax income before or after asbestos charges and/or other selected items

•	Consolidated operating income before or after asbestos charges and/or other selected items

•	Pretax consolidated operating income before or after asbestos charges and/or other selected items

•	Segment operating income before or after asbestos charges and/or other selected items

•	Pretax segment operating income before or after asbestos charges and/or other selected items

•	Earnings before interest and taxes (EBIT) before or after asbestos charges and/or other selected items

•	EBITDA before or after asbestos charges and/or other selected items

Cash flow-based measures:

•	Free cash flow before or after asbestos charges and/or other selected items

•	Pretax free cash flow before or after asbestos charges and/or other selected items

•	Asbestos-related cash outflow (or changes in asbestos-related cash outflow)

•	Pretax asbestos-related cash outflow (or pretax changes in asbestos-related cash outflow)

•	New asbestos commitments (or changes in new asbestos commitments)

Return-based measures:

•	Return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items• Total shareholder return

•	Pretax return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items

•	Share price increase

•	Total business return before or after asbestos charges and/or selected items

•	Economic value added or similar “after cost of capital” measures

•	Return on sales or margin rate, in total or for a particular product, product line or product group

•	Cash flow return on investment

Other measures:

•	Working capital (or any of its components or related metrics, e.g. DSO, DSI, DWC, working capital to sales ratio)

•	Working capital improvement

•	Market share

•	Measures of customer satisfaction (including survey results or other measures of satisfaction)

•	Safety (determined by reference to recordable or lost time rates, first aids, near misses or a combination of two or more such measures or other measures)

•

Measures of operating efficiency, e.g. productivity, cost of non-conformance or cost of quality, on time delivery, efficiency ratio (controllable expenses divided by operating income or other efficiency metric)

•	Strategic objectives with specifically identified areas of emphasis, e.g. cost reduction, acquisition assimilation synergies, acquisitions, organization restructuring

Award Calculation and Payment

Soon after the end of each year, the Compensation Committee certifies our performance with respect to each performance measure used for that year. Following certification, we calculate and pay individual awards under the Annual Plan to each participant who is still employed with us on the last day of the year (subject to the special provisions below for employees who terminate employment due to death, disability or retirement). The amount of each participant’s award for each individual performance measure is calculated according to the following formula:

participant’s total gross base salary	×	participant’s incentive category base salary percentage	×	percentage of target award to be paid based on performance measure results	×	relative weighting of performance measure	=	amount of award based on performance measure results

The amounts to be paid to the participant based on each performance measure are added together to arrive at the participant’s total award payment under the Annual Plan for the year. The Compensation Committee has the authority to reduce the amount payable to a participant under this formula, but not to increase it.

Payments under the Annual Plan are made in cash, minus any amount necessary to satisfy applicable withholding taxes.

For information about awards under the Annual Plan for 2012, see “New Plan Benefits.”

Termination of Employment

If a participant dies or becomes totally disabled under our long-term disability plan or retires (or is deemed to retire) under our pension plan during a fiscal year, he or she will receive a pro rata award after the end of the year, based upon the time portion of the year during which he or she was employed. Our financial performance for the entire year will be used to determine the amount of the award.

If a participant’s employment terminates prior to the end of the year for any reason (whether voluntary or involuntary) other than death, disability or retirement, the participant will not receive any award under the annual plan for that year unless the Compensation Committee determines otherwise.

Change in Control

Within five days after any change in control that occurs prior to the end of a fiscal year, each participant will receive a pro rata cash payout of his or her award under the Annual Plan for that year based upon the time portion of the year completed through the date of the change in control. The amount of this interim payment will be equal to the product of (1) the number of months (including fractional months) in the year that elapsed prior to the change in control, multiplied by (2) 1/12 of the participant’s target award for that year or, if greater, 1/12 of the amount most recently paid to the participant under the plan for a completed year.

A participant will also remain entitled to a final payout upon completion of the year based on our (or any successor’s) performance results for the entire year, but that payout will be offset by the amount of the interim payment (if any). However, if the amount of the interim payout exceeds the amount of the payout upon completion of the year, no participant will be required to refund the excess to us, or to have it offset against any other payment due to the participant from or on behalf of us.

A change in control generally is deemed to have occurred if:

•	any person, entity or group becomes the beneficial owner of 20% or more of our common stock or combined voting power of our outstanding securities (subject to certain exceptions),

•	there has been a change in the majority of our directors that has not otherwise been approved by the directors,

•

a corporate reorganization occurs where the existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership, or

•

the company is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by our shareholders in substantially the same proportions as their holdings of our securities prior to the sale).

Modification and Termination of the Plan

The board of directors may modify or terminate the Annual Plan at any time, except that no amendment or termination can reduce the amount otherwise payable to a participant under the Annual Plan as of the date of the amendment or termination. Moreover, effectiveness of the Annual Plan after any material amendment will be subject to shareholder approval of the Annual Plan as amended.

Deductibility of Awards Under the Plan

As described above, shareholders must approve the Annual Plan in order for plan awards that we pay in the future to qualify as performance-based compensation under Section 162(m) of the Code. We intend to comply with the other requirements of the performance-based compensation exclusion under Section 162(m) of the Code, including requirements governing plan administration and shareholder approval of material amendments. We expect that compensation paid to executives under the annual plan will be deductible if our shareholders approve the amended and restated Annual Plan.

Vote Required

The Annual Plan will be approved if more votes are cast “For” approval than are cast “Against” it at the annual meeting. Abstentions and broker non-votes will not be cast “For” or “Against” approval of the Annual Plan.

The board of directors unanimously recommends that you vote “FOR” approval of our amended and restated Senior Executive Annual Performance Plan.

PROPOSAL 5— APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

(Item 5 on the proxy card)

At the annual meeting, shareholders will be asked to consider and approve our amended and restated Long-Term Incentive Plan (the “LTIP”) established by the Board of Directors for certain executive officers. Under Section 162(m) of the Code, shareholder approval of the LTIP is required to enable us to obtain a deduction for awards paid under the LTIP to certain of our executive officers whose compensation for the taxable year is in excess of $1 million. Our shareholders last approved a version of the LTIP in 2007. The provisions of Section 162(m) of the Code require that the LTIP be reapproved by shareholders at least every five years in order for us to continue excluding the amounts paid under the LTIP from the $1 million deductibility limit. Therefore, shareholders are being requested to again approve the LTIP.

The LTIP has been amended and restated (i) to add “cash flow return on investment” as one of the performance measures that may be selected with respect to awards under the LTIP and (ii) to more precisely define the Compensation Committee’s discretion to make equitable adjustments.

The board of directors believes that the LTIP is an important factor in rewarding senior executives for their contributions and for strong company performance. These awards provide key employees with a long-term stake in our success and a financial motivation to help us reach our longer term goals. See “Compensation Discussion and Analysis — Compensation Analysis — Long-Term Incentive Compensation.”

A summary of the amended and restated LTIP appears below. This summary is qualified in its entirety by reference to the text of the amended and restated LTIP, which is included as Appendix C to this proxy statement.

General Provisions of the LTIP

Plan Administration

The LTIP is administered by the Compensation Committee or, if at any time that committee includes members who are not “outside directors” within the meaning of Section 162(m) of the Code, a subcommittee of only “outside directors. Currently, seven independent directors serve on the Compensation Committee, and a subcommittee of “outside directors” establishes performance goals and certifies performance levels under the LTIP. For the purposes of the following discussion of the LTIP, references to the Compensation Committee are intended to refer to this subcommittee as appropriate.

The Compensation Committee may adopt rules and regulations for administering the LTIP. The Compensation Committee also has the authority to interpret the plan and to decide factual issues that arise under it. All interpretations, decisions and other action by the Compensation Committee under the LTIP will be conclusive and binding.

Participants and Performance Periods

Key employees of the company who are in a position to influence our performance, and thereby enhance shareholder value over time, are eligible to participate in the LTIP. The Compensation Committee selects the participants for each performance period within 90 days after the period begins. Selection as a participant for one performance period does not guarantee selection in any other performance period.

Unless the Compensation Committee determines otherwise, a new performance period will begin on January 1 of each year. The Compensation Committee sets the length of each performance period, which will be at least two years. Generally, performance cycles have been for three year periods, and the board of directors expects future performance periods to generally be three years.

An employee who first becomes eligible for participation (as a new hire, or by reason of a promotion) may not become a participant at his or her new position level until the performance period that begins on the January 1 immediately following the hire or promotion date. There will be no new performance awards or adjustments to awards for performance periods that began prior to a participant’s hire or promotion date. For the 2012-2014 performance cycle, 24 key employees will participate in the LTIP.

Awards

When a participant is selected for participation in the LTIP for a performance period, the Compensation Committee assigns him or her a target award for each performance measure. The participant will earn this award if we meet the target performance level set by the Compensation Committee for that performance measure in that performance period. The target award may be expressed as a dollar amount, a number of shares of common stock to be issued as performance shares under our current equity compensation plan, or a combination of a dollar amount and a number of performance shares.

Any portion of the target award made in the form of performance shares is to be made under the Equity Plan and evidenced by a performance shares award agreement consistent with the provisions of our Equity Plan.

At the same time as it designates the participant’s target awards for the performance period, the Compensation Committee assigns maximum and threshold award levels that are expressed as a percentage of the target award. The maximum award level represents the maximum percentage of the target award that the participant may receive for a performance period based on performance at or above the highest or maximum performance level that the Compensation Committee set. The threshold award level represents the minimum percentage of the target award that the participant may receive for a performance period based on performance below target performance levels. If our performance falls below a threshold performance award level (which the Compensation Committee also sets) for a particular performance measure, the participant will earn no payment under the LTIP for that measure.

The LTIP sets a $2,500,000 ceiling on the total award expressed in dollars that any participant can receive in a single year. The Equity Plan includes a separate share-based individual award limit for any performance shares included in an LTIP target award.

Awards under the LTIP are not considered eligible earnings for pension plans, savings plans, profit sharing plans or any other benefit plans that we sponsor.

Performance Goals

Within 90 days after the beginning of each performance period, the Compensation Committee designates the following:

•	The performance measures and calculation methods to be used for the performance period;

•

A schedule for each performance measure relating achievement levels for the performance measure to award levels — i.e., threshold, target and maximum — as a percentage of the participants’ target awards; and

•	The relative weightings of the performance measures for that performance period.

The performance goals established by the Compensation Committee for a Performance Period are intended to satisfy the “objective compensation formula” requirements of Treasury Regulations Section 1.162-27(e)(2). To the degree consistent with Section 162(m) of the Code, or any successor section thereto, the Compensation Committee may adjust, modify or amend the performance measure criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. The Compensation Committee has the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to remove the effect of charges for asbestos, (v) to account for restructurings, discontinued operations, and any other items deemed by the Compensation Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time an award was made, and (vi) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Compensation Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the LTIP and the requirements of Section 162(m) of the Code.

Performance Measures

The performance measures that the Compensation Committee may use under the LTIP, as amended, include but are not limited to those listed below. These metrics are considered “qualifying performance measures” for purposes of Section 162(m) and may be used individually, alternatively or in any combination, and are measured and applied as specified by the Compensation Committee. In addition, each performance measure may be considered on a pre-tax or after tax basis, as specified by the Compensation Committee.

Revenue-related measures:

•	Total sales

•	Sales growth

•	Sales growth excluding acquisitions

•	Other specific revenue-based measures for particular products, product lines or product groups

Income-based measures:

•	Net income

•	Earnings per share

•	EPS before or after asbestos and/or other selected items

•	Net income before or after asbestos charges and/or other selected items

•	Pretax income before or after asbestos charges and/or other selected items

•	Consolidated operating income before or after asbestos charges and/or other selected items

•	Pretax consolidated operating income before or after asbestos charges and/or other selected items

•	Segment operating income before or after asbestos charges and/or other selected items

•	Pretax segment operating income before or after asbestos charges and/or other selected items

•	Earnings before interest and taxes (EBIT) before or after asbestos charges and/or other selected items

•	EBITDA before or after asbestos charges and/or other selected items

Cash flow-based measures:

•	Free cash flow before or after asbestos charges and/or other selected items

•	Pretax free cash flow before or after asbestos charges and/or other selected items

•	Asbestos-related cash outflow (or changes in asbestos-related cash outflow)

•	Pretax asbestos-related cash outflow (or pretax changes in asbestos-related cash outflow)

•	New asbestos commitments (or changes in new asbestos commitments)

Return-based measures:

•	Return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items

•	Pretax return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items

•	Total shareholder return

•	Share price increase

•	Total business return before or after asbestos charges and/or selected items

•	Economic value added or similar “after cost of capital” measures

•	Return on sales or margin rate, in total or for a particular product, product line or product group

•	Cash flow return on investment

Other measures:

•	Working capital (or any of its components or related metrics, e.g. DSO, DSI, DWC, working capital to sales ratio)

•	Working capital improvement

•	Market share

•	Measures of customer satisfaction (including survey results or other measures of satisfaction)

•	Safety (determined by reference to recordable or lost time rates, first aids, near misses or a combination of two or more such measures or other measures)

•

Measures of operating efficiency, e.g. productivity, cost of non-conformance or cost of quality, on time delivery, efficiency ratio (controllable expenses divided by operating income or other efficiency metric)

•	Strategic objectives with specifically identified areas of emphasis, e.g. cost reduction, acquisition assimilation synergies, acquisitions, organization restructuring

Award Calculation and Payment

Soon after the end of each performance period, the Compensation Committee certifies our performance with respect to each performance measure used for that performance period. Following certification, we calculate and pay individual awards under the LTIP to each participant who is still employed with us on the last day of the performance period (subject to the special provisions below for employees who terminate employment due to death, disability or retirement). The amount of each participant’s award for each individual performance measure is calculated according to the following formula:

participant’s target award	×	percentage of target award to be paid based on performance measure results	×	relative weighting of performance measure	=	amount of award based on performance measure results

The incentive amounts to be paid to the participant based on each performance measure are added together to arrive at the participant’s total award payment under the LTIP for the performance period. The Compensation Committee has the authority to reduce the amount payable to a participant under this formula, but not to increase it.

Any payments to a participant under the LTIP will be made in cash (less any amount necessary to satisfy applicable withholding taxes), except that if any portion of the award is in the form of performance shares awarded under the Equity Plan, the applicable award agreement will specify whether that portion will be settled in cash, shares of our common stock or a combination of cash and stock. In addition, each participant may elect to defer all or part of any award under the terms of any applicable deferred compensation plan.

For information about awards under the LTIP for the performance period that began January 1, 2012, see “New Plan Benefits.”

Termination of Employment

If a participant dies or becomes totally disabled under our long-term disability plan, or retires (or is deemed to retire) under our pension plan during a performance period, he or she will receive a pro rata award after the end of the performance period, based upon the time portion of the performance period during which he or she was employed. If the participant has become disabled or has retired, our financial performance for the entire performance period will be used to determine the amount of the award. If the participant has died, the award will be calculated using our financial performance for the portion of the performance period through the end of the fiscal quarter following his or her death.

The actual award payout for an employee who has died, retired or become disabled will not occur until after the end of the performance period.

If a participant’s employment terminates prior to the end of a performance period for any reason (whether voluntary or involuntary) other than death, disability or retirement, the participant will forfeit all rights to compensation under the LTIP unless the Compensation Committee determines otherwise.

Change in Control

Within five days after any change in control that occurs prior to the end of a performance period, each participant will receive a pro rata payout of his or her award under the LTIP for that performance period based upon the time portion of the performance period completed through the date of the change in control and our financial performance calculated for that period. The participant will also remain entitled to a final payout upon completion of the performance period based on our (or any successor’s) performance results for the entire performance period, but that payout will be offset by the amount of the interim payment (if any). However, if the amount of the interim payout exceeds the amount of the payout upon completion of the performance period, no participant will be required to refund the excess to us, or to have it offset against any other payment due to the participant from or on behalf of us.

A change in control generally is deemed to have occurred if:

•	any person, entity or group becomes the beneficial owner of 20% or more of our common stock or combined voting power of our outstanding securities (subject to certain exceptions),

•	there has been a change in the majority of our directors that has not otherwise been approved by the directors,

•

a corporate reorganization occurs where the existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership, or

•

the company is liquidated or dissolved, or substantially all of its assets are sold (other than to a company more than 70% of the outstanding common stock and combined voting power of which is held by our shareholders in substantially the same proportions as their holdings of our securities prior to the sale).

Modification and Termination of the Plan

The board of directors may modify or terminate the LTIP at any time, except that no amendment or termination can reduce the amount otherwise payable to a participant under the LTIP as of the date of the amendment or termination. Moreover, effectiveness of the LTIP after any material amendment is subject to shareholder approval of the LTIP as amended.

Deductibility of Awards Under the Plan

As described above, our shareholders must approve the amended LTIP in order for plan awards that we pay in the future using the new performance measures to qualify as performance-based compensation under Section 162(m) of the Code. We intend to comply with the other requirements of the performance-based compensation exclusion under Section 162(m) of the Code, including requirements governing plan administration and shareholder approval of material amendments. We expect that compensation paid to executives under the LTIP will be deductible if our shareholders approve the amended and restated LTIP.

Vote Required

The LTIP will be approved if more votes are cast “For” approval than are cast “Against” it at the annual meeting. Abstentions and broker non-votes will not be cast “For” or “Against” approval of the LTIP.

The board of directors unanimously recommends that you vote “FOR” approval of our amended and restated Long-Term Incentive Plan.

NEW PLAN BENEFITS

This table provides information about awards made in 2012 under the Annual Plan, the LTIP and the Equity Plan (including awards under the Equity Plan that are also made under the LTIP). For more information about these plans, see “Proposal 3 — Approval of Amendment and Restatement of the Amended and Restated 2002 Equity Compensation Plan,” “Proposal 4 — Approval of Amended and Restated Senior Executive Annual Performance Plan” and “Proposal 5 — Approval of Amended and Restated Long-Term Incentive Plan.”

	Senior Executive Annual Performance Plan (1)		Long-Term Incentive Plan (2)		Equity Compensation Plan (3)
Name and Principal Position	Dollar Value ($)	Number of Units	Dollar Value ($)	Number of Units	Dollar Value ($)	Number of Units
Stephen E. Macadam President and Chief Executive Officer	825,000	—	825,000	—	824,987	21,912

Alexander W. Pease Senior Vice President and Chief Financial Officer	243,750	—	243,750	—	356,696	9,474

Richard L. Magee Senior Vice President, General Counsel and Secretary	214,500	—	214,500	—	214,492	5,697

J. Milton Childress II (4) Vice President, Strategic Planning & Business Development	—	—	81,000	—	80,985	2,151

Robert P. McKinney (4) Vice President – Human Resources	—	—	65,175	—	65,172	1,731

William Dries Former Senior Vice President and Chief Financial Officer	—	—	—	—	—	—

All current executive officers as a group	1,283,250	—	1,644,925		1,757,848	46,689

All current directors who are not executive officers, as a group	—	—	—	—	—	—

All employees, including current officers who are not executive officers, as a group	—	—	1,080,280	—	1,080,291	28,693

(1)	Amounts shown are target awards for meeting 100% of pre-established performance goals for the performance period of January 1, 2012 to December 31, 2012, and will be adjusted up or down based on our actual performance. See “Proposal 4 — Approval of Amended and Restated Senior Executive Annual Performance Plan” for more information regarding the annual performance period and award adjustment.

(2)	Amounts shown are cash target awards under the LTIP for meeting 100% of pre-established performance goals over the performance period of January 1, 2012 to December 31, 2014, and will be adjusted up or down based on our actual performance. The amounts do not include any awards made as performance shares under the Equity Plan, which are shown in separate columns of this table. See “Proposal 5 — Approval of Amended and Restated Long-Term Incentive Plan” for more information regarding the long-term performance period and award adjustment.

(3)	Amounts shown are with respect the target number of shares of our common stock payable under performance shares awarded under the LTIP and the Equity Plan for meeting 100% of pre-established performance goals over the performance period of January 1, 2012 to December 31, 2014, as well as the number of shares deliverable upon vesting of restricted stock units. We calculated the dollar values using a price of $37.65 per share, the closing price per share of our common stock on the New York Stock Exchange on February 3, 2012, the trading day immediately prior to the date of the awards. If earned, the performance shares vest on December 31, 2014. The restricted stock units vest on February 6, 2015 subject to the executive’s continued employment during that period. See “Proposal 3 — Approval of Amendment and Restatement of the Amended and Restated 2002 Equity Compensation Plan” for more information regarding the award of performance shares and restricted stock units and “Proposal 5 — Approval of Amended and Restated Long-Term Incentive Plan” for more information regarding the long-term performance period and award adjustment for the performance shares.

(4)	Mr. Childress and Mr. McKinney participate in our Management Annual Performance Plan which is substantially identical to the Senior Executive Annual Performance Plan except as to the identity of the participants. In 2012, Mr. Childress was granted an award valued at $135,000 under that plan and Mr. McKinney was granted an award valued at $118,500 under that plan.

PROPOSAL 6 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

(Item 6 on the proxy card)

On February 6, 2012, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The board of directors agrees with this decision. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2012. We refer herein to PricewaterhouseCoopers as our “external auditors.” We understand that representatives of PricewaterhouseCoopers will be present at the annual meeting on May 2, 2012. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Audit Committee has a policy that outlines procedures intended to ensure that it pre-approves all audit and non-audit services that our external auditors provide to us. The policy provides for pre-approval of a budget that sets the fees for all audit services to be performed during the upcoming fiscal year. It also mandates pre-approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding pre-approved cost levels. The policy allows the Audit Committee to delegate pre-approval authority to one or more of its members (except pre-approval authority for certain internal control-related services). A copy of the pre-approval policy is available on our website at www.enproindustries.com; click on “Investor,” then “Corporate Governance,” then “Committee Composition,” and then “Audit and Risk Management Committee.”

Before approving services to be performed by the external auditors, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The committee considers all of these factors as a whole. No one factor is necessarily determinative.

Fees Paid to External Auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers for each of the past two years:

	2011	2010
Audit Fees(1)	$1,499,000	$1,457,000
Audit-Related Fees	32,000	15,000
Tax Fees	2,000	—
All Other Fees(2)	36,500	17,500

Total Fees	$1,569,500	$1,489,500

(1)	Audit fees consisted of work performed related to the preparation of our financial statements and the assessment of our internal control over financial reporting, as well as work generally only the external auditors can reasonably be expected to provide, such as statutory audits and accounting consultation.

(2)	All Other Fees consist of fees for document translation services in connection with the translation of our 2010 Form 10-K into German, a license fee for use of an online financial reporting research library, and fees for production of workpapers in response to ACRP proceedings.

The Audit Committee pre-approved all audit, audit-related and non-audit services that PricewaterhouseCoopers performed in 2010 and 2011 in accordance with our pre-approval policy.

OTHER MATTERS

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

SHAREHOLDER PROPOSALS

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2013 annual shareholders’ meeting must ensure that our Secretary receives the proposal between January 2, 2013 and February 1, 2013 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from May 2, 2013). Each notice must include:

•	a brief description of each proposed matter of business and the reasons for conducting that business at the annual meeting;

•	the name and address of the shareholder proposing the matter, and of any other shareholders believed to be supporting the proposal;

•	the number of shares of each class of the our common stock that these shareholders own; and

•	any material interest that these shareholders have in the proposal.

If the notice contains a nomination to the board of directors, it must also contain the following information:

•	the name and address of the person or persons to be nominated;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);

•	all other information regarding each nominee that would be required to be included in a proxy statement if the board had nominated the nominee; and

•	the written consent of each nominee to serve as a director if elected.

In addition, we must receive any shareholder proposal intended to be included in our proxy statement for the 2013 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 20, 2012. Applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2013 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Richard L. Magee Secretary

March 20, 2012

PLEASE VOTE YOUR SHARES USING THE ENCLOSED PROXY CARD

APPENDIX A

ENPRO INDUSTRIES, INC.

2002 EQUITY COMPENSATION PLAN

(2009 AMENDMENT AND RESTATEMENT)

1. Purpose. The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees and members of the Board of Directors (the “Board”) of EnPro Industries, Inc. (the “Company”) and of any subsidiary corporation of which more than 50% of the voting stock is owned, directly or indirectly, by the Company (“Company Subsidiary”) to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of the Company. In furtherance of this objective, stock options, performance shares, restricted shares, phantom shares, stock appreciation rights, common stock of the Company (“Common Stock”), and/or other incentive awards may be granted to selected employees (including members of the Board who are employees and/or officers) in accordance with the provisions of this Plan.

This Plan, as amended and restated in 2005, also provides for certain awards to members of the Board who are not employees or former employees of the Company or its subsidiaries within five years after their termination of employment (“Outside Directors”). The awards to Outside Directors are only in the form of phantom shares to be settled in shares of Common Stock. The awards of phantom shares to Outside Directors under this Plan replace awards that would have otherwise been granted under the EnPro Industries, Inc. Outside Directors’ Phantom Shares Plan (the “Phantom Shares Plan”). After the effective date of the 2005 amendment and restatement of this Plan, no further awards were made under the Phantom Shares Plan (although any outstanding awards under the Phantom Shares Plan continue to be administered and paid in accordance with, and subject to, the terms and conditions of the Phantom Shares Plan).

This amendment and restatement of the Plan is subject to the approval of the shareholders of the Company, and shall be effective as of the date on which it is approved by the shareholders of the Company.

2. Administration. This Plan is to be administered by the Compensation and Human Resources Committee or any successor committee (the “Committee”) of the Board. The Committee shall consist of at least three members who shall qualify as “independent directors,” as that term is defined under the listing standards of any national securities exchange or securities market on which the Common Stock is then listed or traded.

3. Authority of the Committee. The Committee shall have full power and authority, subject to and consistent with the provisions of this Plan, to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select eligible persons to participate in this Plan; to grant awards; to determine the type and number of awards, the dates on which awards may be exercised and on which the risk of forfeiture or deferral period relating to awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any award, whether, to what extent, and under what circumstances an award may be settled, or the exercise price of an award may be paid, in cash, Common Stock, other awards, or other property, and other terms and conditions of, and all other matters relating to, awards; to prescribe documents evidencing or setting terms of awards (such award documents need not be identical for each participant), amendments thereto, and rules and regulations for the administration of this Plan and amendments thereto (including outstanding awards); to construe and interpret the Plan and award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

4. Delegation. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee or a subcommittee comprised solely of two ore more “Non-Employee Directors” in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may make awards to participants who are subject to Section 16 of the Exchange Act.

5. Shares Available For This Plan. Subject to adjustments made pursuant to Section 21 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to 4,325,000 shares of Common Stock. For purposes of calculating the number of shares of Common Stock available for delivery under this Plan, (i) the grant of a Performance Share Award (as defined in Section 10) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under this Plan. Shares that are potentially deliverable under an award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the participant will not be counted as delivered under the Plan and shall be available for awards under this Plan. Shares that have been issued in connection with an award under this Plan that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for awards under this Plan. Shares that are issued or issuable under this Plan that are withheld from an award or separately surrendered by the participant in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares delivered to the Participant and will not be available for future awards under this Plan. With respect to SARs (as defined in Section 13), all of the shares of Common Stock for which the SAR is exercised (that is, shares actually issued pursuant to a SAR, as well as shares that represent payment of the exercise price) will cease to be available for future awards under this Plan.

6. Limitation On Awards. Subject to adjustments made pursuant to Section 21 hereof, (a) no individual employee may receive awards under this Plan with respect to more than 500,000 shares in any calendar year, and (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 9) shall be 1,000,000 shares.

7. Term. No awards may be granted under this Plan after February 10, 2019.

8. Eligibility. Awards under this Plan may be made to any salaried, full-time employee of the Company or any Company Subsidiary, and to Outside Directors, as provided in Section 15. Except as provided in Section 15, directors who are not full-time employees are not eligible to participate in this Plan.

9. Stock Options. The Committee may, in its discretion, from time to time grant to eligible employees options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date of grant (the “option price”), subject to the conditions set forth in this Plan. The Committee, at the time of granting to any employee an option to purchase shares under this Plan, shall fix the terms and conditions upon which such option may be exercised, and may designate options as incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Internal Revenue Code and (iii) the provisions of any other statutory stock option permitted under the Internal Revenue Code must be consistent with applicable Internal Revenue Code requirements.

Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

10. Performance Share Awards. The Committee may make awards (“Performance Share Awards”) in Common Stock or phantom shares subject to conditions established by the Committee that may include attainment of specific Performance Objectives (as defined below). Performance Share Awards may include the awarding of additional shares upon attainment of the specified Performance Objectives. Any Performance Share Award which is conditioned upon attainment of specific Performance Objectives shall have a minimum performance period of one year, except in the case of death or disability and except as otherwise provided pursuant to Section 29.

11. Performance Objectives. Performance objectives that may be used under this Plan include total sales, sales growth (with or excluding acquisitions), revenue-based measures for particular products, product lines or product groups, net income (before or after asbestos charges and/or other selected items), earnings per share of Common Stock (before or after asbestos and/or other selected items), pretax income (before or after asbestos charges and/or other selected items), consolidated operating income (pre or post-tax and before or after asbestos charges and/or other selected items), segment operating income (pre or post-tax and before or after asbestos charges and/or other selected items), earnings before interest and taxes (before or after asbestos charges and/or other selected items), earnings before interest, taxes, depreciation and amortization (before or after asbestos charges and/or other selected items), free cash flow (pre or post-tax and before or after asbestos charges and/or other selected items), asbestos-related cash outflows (or changes in asbestos-related cash outflow), new asbestos commitments (or changes in new asbestos commitments), return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax and before or after asbestos charges and/or other selected items), cash flow return on investment, total shareholder return, Common Stock price increases, total business return (before or after asbestos charges and/or other selected items), economic value added or similar “after cost of capital” measures, return on sales or margin rate, in total or for a particular product, product line or product group, working capital (or any of its components or related metrics), working capital improvement, market share, measures of customer satisfaction (including survey results or other measures of satisfaction), safety (determined by reference to recordable or lost time rates, first aids, near misses or a combination of two or more such measures or other measures), measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery and efficiency ratio and strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions or organization restructuring.

The performance objectives established by the Committee are intended to satisfy the “objective compensation formula” requirements of Treasury Regulations Section 1.162-27(e)(2). To the degree consistent with Section 162(m) of the Internal Revenue Code, or any successor section thereto (the “Code”), the Committee may adjust, modify or amend the above criteria, either in establishing any performance objective or in determining the extent to which any performance objective has been achieved. In particular, the Committee shall have the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to remove the effect of charges for asbestos, (v) to account for restructurings, discontinued operations, and any other items deemed by the Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time an award was made, and (vi) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

12. Restricted Shares. The Committee may make awards in Common Stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries (“Restricted Share Awards”). Any Restricted Share Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 29.

13. Stock Appreciation Rights. The Committee may, in its discretion, from time to time grant to eligible employees stock appreciation rights (“SARs”). A SAR shall confer on the participant to whom it is granted the right to receive, upon exercise thereof, the excess of (i) the fair market value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee. In no event shall the grant price be less than the fair market value of a share of Common Stock on the date of grant. The Committee, at the time of granting to any employee a SAR, shall fix the terms and conditions upon which such SAR may be exercised, provided, however that (i) the date on which such SAR shall expire, if not exercised, may not be later than ten years after the date of the grant of the SAR, (ii) each SAR may be settled only in Common Stock, and (iii) no such terms and conditions may cause this Plan or the SAR to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b).

14. Other Awards. The Committee may make awards to employees authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such awards in Common Stock (“Other Awards”). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, and may establish such other terms and conditions as in its discretion it deems appropriate, provided that no such terms and conditions may cause this Plan or any Other Award to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b).

15. Awards of Phantom Shares to Outside Directors.

(a) Awards. The Committee shall make a one-time grant of phantom shares, in an amount determined by the Committee, to each Outside Director upon his or her initial election to the Board. Thereafter, the Committee will make an annual grant of phantom shares to each Outside Director, in an amount and on terms determined by the Committee. In addition, from time to time, the Committee may, in its discretion, make grants of phantom shares to Outside Directors.

(b) Dividend Equivalents on Awards. Dividend equivalents will be accrued on all phantom shares granted under this Section 15. Upon the payment date of each dividend declared on the Company’s Common Stock, that number of additional phantom shares will be credited to each Outside Director’s award which has an equivalent fair market value to the aggregate amount of dividends which would be paid if the number of the Outside Director’s phantom shares were actual shares of the Common Stock. Dividend equivalents shall be vested at the time the dividend is paid.

(c) Vesting. Phantom shares granted under this Section 15 shall be fully vested upon granting.

(d) Payment. Upon termination of service of an Outside Director as a member of the Board (the “termination date”), the Company shall pay to the Outside Director all Phantom Shares credited to the Outside Director on the termination date in the form of one share of Common Stock for each whole phantom share, with cash for any fractional phantom share based on the fair market value of the Common Stock on the applicable date. The shares of Common Stock shall be paid and delivered as soon as administratively practicable after the termination date.

16. Deferred Awards. The Committee may permit recipients of awards to elect to defer receipt of such awards, either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe; provided, however, that the Committee may permit recipients to elect to defer receipt of awards hereunder only to the extent that such deferral would not cause this Plan or such awards to fail to meet the requirements of Code Section 409A(a)(2), (3) or (4), to the extent applicable. The Committee may authorize the Company to establish various trusts or make other arrangements, in each case located in the United States, with respect to any deferred awards, provided that no such trust or arrangement may provide for assets to become restricted to the provision of deferred awards in connection with a change in the financial health of the Company or any of its subsidiaries.

17. Fair Market Value. For all purposes of this Plan the fair market value of a share of Common Stock shall be the closing selling price of Common Stock on the relevant date (as of 4:00 P.M. New York, New York Time) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made. Fair market value relating to the exercise price or base price of any Non-409A Award (as hereinafter defined) shall conform to requirements under Code § 409A.

18. Exchange and Buy Out; Repricing. The Company may at any time offer to exchange or buy out any previously granted award for a payment in cash, shares of Common Stock, other awards or property based on such terms and conditions as the Company shall determine and communicate at the time that such offer is made. Notwithstanding anything in this Plan to the contrary, without the approval of the shareholders, the Committee shall not amend or replace previously granted stock options or SARs in a transaction that constitutes a repricing. For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect: (i) lowering the exercise price of an option or SAR after it is granted, (ii) buying-out an outstanding option or SAR at a time when its exercise price exceeds the fair market value of the underlying stock for cash or shares, or (iii) any other action that is treated as a repricing under generally accepted accounting principles, or (iv) canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Common Stock in exchange for another option, SAR, Restricted Stock Award or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

19. Termination Of Employment. The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment will have on any grants or awards under this Plan; provided, however, that no such provisions may cause this Plan or any grants or awards hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.

20. Assignability. Options and other awards granted under this Plan shall not be transferable by the grantee other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

21. Adjustments to Reflect Capital Changes.

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company), such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee or the Board, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding awards, the purchase price for such shares, the number and kind of shares available for future issuance under the Plan, and other determinations applicable to outstanding awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) In addition, in the event that the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding awards shall be subject to the agreement governing the transaction. Such agreement may provide, without limitation, for the continuation of outstanding awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such outstanding awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

22. Committee’s Determination. The Committee’s determinations under this Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among employees who receive, or are eligible to receive awards or grants under this Plan whether or not such employees are similarly situated. The Committee may, with the consent of the participant, modify any determination it previously made.

23. Leave Of Absence Or Other Change In Employment Status. The Committee shall be entitled to determine whether any leave of absence taken by an employee or other change in employment status, such as a change from full time employment to a consulting relationship, shall constitute a termination of employment within the meaning of this Plan and shall further be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any such leave of absence or other change in employment status relative to any grant or award. Notwithstanding the foregoing, no such determination, rule or regulation by the Committee may cause this Plan or any grant or award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.

24. Withholding Taxes. The Committee or its designee shall have the right to determine the amount of any Federal, state or local required withholding tax, and may require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

25. Retention Of Shares. If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards.

26. Dividends And Voting. Subject to Section 15(b), the Committee may permit each participant to receive or accrue dividends and other distributions made with respect to awards (other than Performance Share Awards) under this Plan under such terms and conditions as in its discretion it deems appropriate, provided that such receipt or accrual does not cause this Plan or any award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4), to the extent applicable. With respect to shares actually issued, the Committee under such terms and conditions as in its discretion it deems appropriate, may permit the participant to vote or execute proxies with respect to such registered shares.

27. Forfeiture Of Awards. Any awards or parts thereof made under this Plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited.

28. Continued Employment. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

29. Change In Control. For purposes of this Plan, a “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

(iii) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

30. Effect Of Change In Control. In the event of a Change in Control, options that are not then exercisable shall become immediately exercisable, and, notwithstanding any other provisions of this Plan or any award agreement, shall remain exercisable for no less than the shorter of (i) two years or (ii) the remainder of the full term of the option. The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion, provided that no such provision may cause this Plan or any award hereunder to fail to meet the requirements of Internal Revenue Code § 409A(a)(2), (3) or (4) or to violate § 409A(b), to the extent applicable.

31. Compliance With Laws And Regulations. Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

32. Certain Limitation on Awards to Ensure Compliance with Internal Revenue Code § 409A. Notwithstanding any other Plan provision, the terms of any 409A Award and any Non-409A Award, including any authority of the Committee and rights of the participant with respect to the award, shall be limited to those terms permitted under Code § 409A, and any terms not permitted under Code § 409A shall be automatically modified and limited to the extent necessary to conform with Code § 409A. For this purpose, other provisions of the Plan notwithstanding, the Committee shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code § 409A, and any distribution subject to Code § 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code § 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section § 409A(a)(2)(B)(i). In the case of a 409A Award, a transaction shall constitute a “Change in Control” as defined in Section 29 only if such transaction would also constitute a ‘change of control’ under Code § 409A.

For purposes of this Plan, “409A Awards” means awards that constitute a deferral of compensation under Code § 409A and regulations thereunder. “Non-409A Awards” means awards other than 409A awards. For purposes of this Plan, options, SARs and Restricted Share Awards are intended to be Non-409A Awards.

33. Amendment. The Board may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than as permitted in Section 21) shall be made without the approval of the Company’s shareholders.

34. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any award document shall be determined in accordance with the laws of the State of North Carolina, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

35. Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

APPENDIX B

ENPRO INDUSTRIES, INC.

SENIOR EXECUTIVE ANNUAL PERFORMANCE PLAN

(2012 AMENDMENT AND RESTATEMENT)

PURPOSE

The EnPro Industries, Inc. Senior Executive Annual Performance Plan (the “Plan”) was established effective May 31, 2002 (the “Effective Date”) to provide opportunities to certain senior executives to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary, and for their contributions to the strong performance of the Company. The Plan, together with base compensation, is designed to provide above average total cash compensation when all relevant performance objectives are achieved and below average total cash compensation when such objectives are not achieved.

ELIGIBILITY

Participation in the Plan will be limited to those senior executives whose compensation may become subject to the non-deductibility provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any similar successor provision (the “Code”). Participants will be selected prior to or within 90 days of the beginning of each Plan Year by the Compensation and Human Resources Committee of the Company’s Board of Directors or a subcommittee of the committee consisting only of those members of that committee who are “outside” Directors as defined in regulations under the Code if any members of the committee are not “outside” Directors as so defined (the “Committee”).

INCENTIVE CATEGORIES

Each year the Committee will assign each Participant to an incentive category based on organizational level and potential impact on important Company or division results. The incentive categories define the target level of incentive opportunity, stated as a percentage of base salary as determined by the Committee, that will be available to the Participant if the Company’s target performance levels are met for the Plan Year (the “Target Incentive Amount”).

MAXIMUM AND THRESHOLD AWARDS

Each Participant will be assigned maximum and threshold award levels. Maximum award level represents the maximum amount of incentive award that may be paid to a Participant for a Plan Year. Threshold award level represents the level above which an incentive award will be paid to a Participant. Performance below the threshold level will earn no incentive payments. Each Participant’s maximum award level will be 200% of his or her Target Incentive Amount. Under no circumstances will any Participant be paid an award exceeding $2,500,000.

PERFORMANCE MEASURES

The Committee may use any quantitative or qualitative performance measure or measures that it determines to use to measure the level of performance of the Company or any individual participant during a Plan Year.

Performance measures that may be used under the Plan include, but are not limited to, the following, which shall be considered “qualifying performance measures” under Section 162(m) of the Code and which may be used individually, alternatively, or in any combination, applied to the Company as a whole or to a division or business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award. Each performance measure may be determined on a pre-tax or after tax basis, as specified by the Committee at the time of the award:

Revenue-related measures:

•	Total sales

•	Sales growth

•	Sales growth excluding acquisitions

•	Other specific revenue-based measures for particular products, product lines or product groups

Income-based measures:

•	Net income

•	Earnings per share

•	EPS before or after asbestos and/or other selected items

•	Net income before or after asbestos charges and/or other selected items

•	Pretax income before or after asbestos charges and/or other selected items

•	Consolidated operating income before or after asbestos charges and/or other selected items

•	Pretax consolidated operating income before or after asbestos charges and/or other selected items

•	Segment operating income before or after asbestos charges and/or other selected items

•	Pretax segment operating income before or after asbestos charges and/or other selected items

•	Earnings before interest and taxes (EBIT) before or after asbestos charges and/or other selected items

•	EBITDA before or after asbestos charges and/or other selected items

Cash flow-based measures:

•	Free cash flow before or after asbestos charges and/or other selected items

•	Pretax free cash flow before or after asbestos charges and/or other selected items

•	Asbestos-related cash outflow (or changes in asbestos-related cash outflow)

•	Pretax asbestos-related cash outflow (or pretax changes in asbestos-related cash outflow)

•	New asbestos commitments (or changes in new asbestos commitments)

Return-based measures:

•	Return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items• Total shareholder return

•	Pretax return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items

•	Share price increase

•	Total business return before or after asbestos charges and/or selected items

•	Economic value added or similar “after cost of capital” measures

•	Return on sales or margin rate, in total or for a particular product, product line or product group

•	Cash flow return on investment

Other measures:

•	Working capital (or any of its components or related metrics, e.g. DSO, DSI, DWC, working capital to sales ratio)

•	Working capital improvement

•	Market share

•	Measures of customer satisfaction (including survey results or other measures of satisfaction)

•	Safety (determined by reference to recordable or lost time rates, first aids, near misses or a combination of two or more such measures or other measures)

•

Measures of operating efficiency, e.g. productivity, cost of non-conformance or cost of quality, on time delivery, efficiency ratio (controllable expenses divided by operating income or other efficiency metric)

•	Strategic objectives with specifically identified areas of emphasis, e.g. cost reduction, acquisition assimilation synergies, acquisitions, organization restructuring

PARTIAL PLAN YEAR PARTICIPATION

Subject to the Change in Control provisions described below, incentive awards to Participants who terminate during the Plan Year for reasons of death, disability (under the Company’s Long-Term Disability Plan), or retirement (under the Company’s Salaried Retirement Plan) will be calculated as specified above and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the Participant was employed by the Company, and the denominator of which is the total number of months in the Plan Year. Subject to the Change in Control provisions described below, Participants who terminate during a Plan Year for reasons other than death, disability, or retirement will receive no incentive award payments for such Plan Year, unless the Committee determines otherwise.

PERFORMANCE GOALS

•	The Committee will designate, prior to or within 90 days of the beginning of each Plan Year:

•	The incentive category and percentage of base salary for each Participant to determine his or her Target Incentive Amount;

•	The performance measures and calculation methods to be used for the Plan Year;

•	A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of Participants’ Target Incentive Amounts; and

•	The relative weightings of the performance measures for the Plan Year.

To the degree consistent with Section 162(m) of the Code, the Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. In particular, the Committee shall have the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to remove the effect of charges for asbestos, (v) to account for restructurings, discontinued operations, and any other items deemed by the Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time an award was made, and (vi) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

PERFORMANCE CERTIFICATION

As soon as practicable following the end of each Plan Year, the Committee will certify the Company’s performance with respect to each performance measure used for that Plan Year.

AWARD CALCULATION AND PAYMENT

Individual incentive awards will be calculated and paid as soon as practicable following the Committee’s certification of performance for each Plan Year. The amount of a Participant’s incentive award to be paid based on each individual performance measure will be calculated based on the following formula (the “Formula”).

Participant’s total gross base salary	×	Participant’s incentive category percentage for achievement against performance measure	×	Percentage of target award to be paid	×	Relative weighting of performance measure	=	Amount of incentive award based on performance measure

The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant’s total incentive award payment for the Plan Year.

PAYMENT UPON CHANGE IN CONTROL

Anything to the contrary notwithstanding, within five days following the occurrence of a Change in Control, the Company shall pay to each Participant an interim lump-sum cash payment (the “Interim Payment”) with respect to his or her participation in the Plan. The amount of the Interim Payment shall equal the product of (x) the number of months in the Plan Year in which the Change in Control occurs, including fractional months, that elapsed before the occurrence of the Change in Control and (y) one-twelfth of the greater of (i) the amount most recently paid to each Participant for a full Plan Year under the Plan or (ii) the Target Incentive Amount for each Participant in effect prior to the Change in Control for the Plan Year in which the Change in Control occurs. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Plan, but any Interim Payment made shall be offset against any later payment required under the terms of the Plan for the Plan Year in which a Change in Control occurs. Notwithstanding the foregoing, in no event shall any Participant be required to refund to the Company, or have offset against any other payment due any Participant from or on behalf of the Company, all or any portion of the Interim Payment.

For purposes of the Plan, a Change in Control shall mean:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii)	individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

(iii)	consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv)	consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

PLAN YEAR

The Plan Year shall be the fiscal year of the Company.

PLAN ADMINISTRATION

The Plan will be administered by the Committee. In administering the Plan, the Committee shall be empowered to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan by action of a majority of its members in office from time to time. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. While the Committee may not increase the amounts payable under the Formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee may also adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including without limitation any determination as to claims for benefits hereunder), and the Committee’s exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

MISCELLANEOUS

(i)    Amendment and Termination. The Board of Directors of the Company may amend, modify, or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to a Participant under the Plan as of the date of such amendment, modification or termination.

(ii)    Shareholder Approval. No amounts shall be payable hereunder on or after the first annual shareholders meeting that occurs after the Effective Date unless the terms of the Plan are approved by the shareholders of the Company on or before such annual shareholders meeting consistent with the requirements of Section 162(m) of the Code. In accordance with Section 162(m)(4)(C)(ii) of the Code, the continued effectiveness of the Plan is subject to its approval by the shareholders of the Company at such other times as required by Section 162(m)(4)(C)(ii) of the Code.

(iii)    Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.

APPENDIX C

ENPRO INDUSTRIES, INC.

LONG-TERM INCENTIVE PLAN

(2012 AMENDMENT AND RESTATEMENT)

PURPOSE

The EnPro Industries, Inc. Long-Term Incentive Plan (the “Plan”) was established effective as of January 1, 2003 (the “Effective Date”) to provide long-term incentive compensation to key employees who are in a position to influence the performance of EnPro Industries, Inc. (the “Company”), and thereby enhance shareholder value over time. The Plan provides a significant additional financial opportunity and complements other parts of the Company’s total compensation program for key employees.

ELIGIBILITY AND PERFORMANCE PERIODS

The Committee (as defined in the “Plan Administration” section of the Plan) will determine which employees of the Company are eligible to participate in the Plan from time to time. Participants will be selected within 90 days after the beginning of each multi-year performance cycle (“Performance Period”). Each Performance Period will be of two or more years duration as determined by the Committee and will commence on January 1 of the first year of the Performance Period. A new Performance Period will commence each year unless the Committee determines otherwise.

TARGET AWARDS

At the time a Participant is selected for participation in the Plan for a Performance Period, the Committee will assign the Participant a Target LTIP Award to be earned if the Company’s target performance levels are met for the Performance Period (the “Target LTIP Award”). The Target LTIP Award may be expressed as a dollar amount, a number of Performance Shares under the Company’s Equity Compensation Plan, or a combination of a dollar amount and a number of Performance Shares. Any portion of the Target LTIP Award made in the form of Performance Shares will be evidenced by a Performance Shares award agreement consistent with the provisions of the Equity Compensation Plan.

MAXIMUM AND THRESHOLD AWARDS

At the time a Participant is selected for participation in the Plan for a Performance Period, the Participant will be assigned maximum and threshold award levels, expressed as a percentage of the Target LTIP Award. Maximum award level represents the maximum percentage of the Target LTIP Award that may be paid to a Participant for a Performance Period based on performance above target performance levels. Threshold award level represents the minimum percentage of the Target LTIP Award that may be paid to a Participant for a Performance Period based on performance below target performance levels. Performance below the threshold performance award level will earn no incentive payments.

Under no circumstances will any Participant earn an award for a Performance Period expressed in dollars exceeding $2,500,000. In addition, any award of Performance Shares hereunder shall be subject to the individual award limit applicable under the Equity Compensation Plan.

PERFORMANCE MEASURES

The Committee may use any quantitative or qualitative performance measure or measures that it determines to use to measure the level of performance of the Company or any individual participant during a Performance Period.

Performance measures that may be used under the Plan include, but are not limited to, the following, which shall be considered “qualifying performance measures” and which may be used individually, alternatively, or in any combination, applied to the Company as a whole or to a division or business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award. Each performance measure may be determined on a pre-tax or after tax basis, as specified by the Committee at the time of the award:

Revenue-related measures:

•	Total sales

•	Sales growth

•	Sales growth excluding acquisitions

•	Other specific revenue-based measures for particular products, product lines or product groups

Income-based measures:

•	Net income

•	Earnings per share

•	EPS before or after asbestos and/or other selected items

•	Net income before or after asbestos charges and/or other selected items

•	Pretax income before or after asbestos charges and/or other selected items

•	Consolidated operating income before or after asbestos charges and/or other selected items

•	Pretax consolidated operating income before or after asbestos charges and/or other selected items

•	Segment operating income before or after asbestos charges and/or other selected items

•	Pretax segment operating income before or after asbestos charges and/or other selected items

•	Earnings before interest and taxes (EBIT) before or after asbestos charges and/or other selected items

•	EBITDA before or after asbestos charges and/or other selected items

Cash flow-based measures:

•	Free cash flow before or after asbestos charges and/or other selected items

•	Pretax free cash flow before or after asbestos charges and/or other selected items

•	Asbestos-related cash outflow (or changes in asbestos-related cash outflow)

•	Pretax asbestos-related cash outflow (or pretax changes in asbestos-related cash outflow)

•	New asbestos commitments (or changes in new asbestos commitments)

Return-based measures:

•	Return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items

•	Pretax return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales, before or after asbestos charges and/or other selected items

•	Total shareholder return

•	Share price increase

•	Total business return before or after asbestos charges and/or selected items

•	Economic value added or similar “after cost of capital” measures

•	Return on sales or margin rate, in total or for a particular product, product line or product group

•	Cash flow return on investment

Other measures:

•	Working capital (or any of its components or related metrics, e.g. DSO, DSI, DWC, working capital to sales ratio)

•	Working capital improvement

•	Market share

•	Measures of customer satisfaction (including survey results or other measures of satisfaction)

•	Safety (determined by reference to recordable or lost time rates, first aids, near misses or a combination of two or more such measures or other measures)

•

Measures of operating efficiency, e.g. productivity, cost of non-conformance or cost of quality, on time delivery, efficiency ratio (controllable expenses divided by operating income or other efficiency metric)

•	Strategic objectives with specifically identified areas of emphasis, e.g. cost reduction, acquisition assimilation synergies, acquisitions, organization restructuring

PERFORMANCE GOALS

•	The Committee will designate, within 90 days of the beginning of each Performance Period:

•	The performance measures and calculation methods to be used for the Performance Period;

•	A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of Participants’ Target LTIP Awards; and

•	The relative weightings of the performance measures for the Performance Period.

The performance goals established by the Committee for a Performance Period are intended to satisfy the “objective compensation formula” requirements of Treasury Regulations Section 1.162-27(e)(2). To the degree consistent with Section 162(m) of the Internal Revenue Code, or any successor section thereto (the “Code”), the Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. In particular, the Committee shall have the authority to make equitable adjustments in the criteria where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss, or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated at the time an award was made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to remove the effect of charges for asbestos, (v) to account for restructurings, discontinued operations, and any other items deemed by the Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time an award was made, and (vi) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing as determined in good faith by the Committee consistent with the principles set forth in section 162(m) of the Code and the regulations thereunder. Such adjustments may be made with respect to the performance of any subsidiary, division, or operating unit, as applicable, shall be made in a consistent manner from year to year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

PERFORMANCE CERTIFICATION

As soon as practicable following the end of each Performance Period and prior to any award payments for the Performance Period, the Committee will certify the Company’s performance with respect to each performance measure used for that Performance Period.

AWARD CALCULATION AND PAYMENT

For each Performance Period, individual incentive awards will be calculated and paid to each Participant who is still employed with the Company (subject to the special provisions below for employees who terminate employment due to death, disability or retirement) as soon as practicable following the Committee’s certification of performance for the Performance Period. The amount of a Participant’s incentive award to be paid based on each individual performance measure will be calculated based on the following formula:

Participant’s Target LTIP Award	×	Percentage of target award to be paid based on performance measure results	×	Relative weighting of performance measure	=	Amount of incentive award based on performance measure results

The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant’s total incentive award payment for the Performance Period.

Payments from the Plan to a Participant, if any, will be made in cash (less any amount necessary to satisfy applicable withholding taxes); provided, however, that (i) if any portion of the award is in the form of Performance Shares, the applicable Performance Shares award agreement will specify whether the award will be settled in cash, shares of the Company’s common stock or a combination of cash and stock; and (ii) at the Participant’s election, receipt of all or part of an award may be deferred under the terms of the EnPro Industries, Inc. Deferred Compensation Plan (or other deferred compensation plan of the Company).

TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT

If a Participant becomes totally disabled under the Company’s Long-Term Disability Plan, or retires (or is deemed to retire) under the Company’s Salaried Retirement Plan during a Performance Period, the Participant will receive a pro rata payout at the end of the Performance Period, based upon the time portion of the Performance Period during which he or she was employed. The actual payout will not occur until after the end of the Performance Period, at which time the financial performance for the entire Performance Period will be used to determine the amount of the award prior to proration.

If a Participant dies during a Performance Period, the Participant will receive a pro rata payout based upon financial results calculated for the portion of the Performance Period through the end of the fiscal quarter following the Participant’s death.

OTHER TERMINATION OF EMPLOYMENT

If a Participant’s employment terminates prior to the end of a Performance Period for any reason (whether voluntary or involuntary) other than death, disability or retirement, the Participant will forfeit all rights to compensation under the Plan, unless the Committee determines otherwise.

NEW HIRES OR PROMOTIONS INTO ELIGIBLE POSITIONS

Participants will become eligible for participation in the Plan at their new position level beginning with the Performance Period which begins on the January 1 immediately following their hire or promotion date. No new performance awards or adjustments to awards for Performance Periods that commenced prior to a Participant’s hire or promotion date will be made.

PAYMENT UPON CHANGE IN CONTROL

Anything to the contrary notwithstanding, if a Change in Control occurs prior to the end of a Performance Period, within five days following the occurrence of the Change in Control each Participant will receive a pro rata payout of the Participant’s award for that Performance Period based upon the portion of the Performance Period completed through the date of the Change in Control and the performance results calculated for that period (the “Interim LTIP Payment”). The Participant shall also remain entitled to a payout upon completion of the Performance Period based on performance results for the entire Performance Period, such payout to be offset be the amount of the Interim LTIP Payment (if any); provided, however, that the Participant will not be required to refund to the Company, or have offset against any other payment due to the Participant fr or on behalf of the Company, in the event the amount of the Interim LTIP Payment exceeds the amount of the payout upon completion of the Performance Period.

For purposes of the Plan, a “Change in Control” shall mean:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(ii)	individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

(iii)	consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(iv)

consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the neficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

PLAN ADMINISTRATION

The Plan will be administered by the Compensation and Human Resources Committee of the Company’s Board of Directors (or a subcommittee of that committee consisting only of those members of that committee who are “outside directors” within the meaning of Section 162(m) of the Internal revenue Code if any members of the committee are not “outside directors”) (the “Committee”). In administering the Plan, the Committee shall be empowered to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan by action of a majority of its members in office from time to time. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. While the Committee may not increase the amounts payable under the Plan formula for a Performance Period, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee may also adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including without limitation any determination as to claims for benefits hereunder), and the Committee’s exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

MISCELLANEOUS

(i)    Amendment and Termination. The Board of Directors of the Company may amend, modify, or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to a Participant under the Plan as of the date of such amendment, modification or termination.

(ii)    Shareholder Approval. No amounts shall be payable hereunder unless the material terms of the Plan are first approved by the shareholders of the Company consistent with the requirements of Section 162(m) of the Internal Revenue Code. In accordance with Section 162(m)(4)(C)(ii) of the Internal Revenue Code, the continued effectiveness of the Plan is subject to its approval by the shareholders of the Company at such other times as required by Section 162(m)(4)(C)(ii).

(iii)    Coordination With Other Company Benefit Plans. Any income participants derive from Plan payouts will not be considered eligible earnings for Company or subsidiary pension plans, savings plans, profit sharing plans or any other benefit plans.

(iv)    Participant’s Rights. A Participant’s rights and interests under the Plan may not be assigned or transferred by the Participant. To the extent the Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and the Participant. Designation as a Participant in the Plan for a Performance Period shall not entitle or be deemed to entitle the Participant to be designated as a Participant for any subsequent Performance Periods or to continued employment with the Company.

(v)    Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.

ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2012

ENPRO INDUSTRIES, INC.

5605 CARNEGIE BLVD., SUITE 500 CHARLOTTE, NC 28209

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

1 OF 2

1

1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

CONTROL # 000000000000

SHARES 123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All All All Except

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Stephen E. Macadam 02 Peter C. Browning 03 B. Bernard Burns, Jr. 04 Diane C. Creel

06 David L. Hauser 07 Wilbur J. Prezzano, Jr. 08 Kees van der Graaf

The Board of Directors recommends you vote FOR proposals 2 through 6.

2. On an advisory basis, to approve the compensation to our named executive officers as disclosed in the proxy statement:

3. To approve an amendment and restatement of our Amended and Restated 2002 Equity Compensation Plan:

4. To approve our amended and restated Senior Executive Annual Performance Plan:

5. To approve our amended and restated Long-Term Incentive Plan:

6. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

05 Gordon D. Harnett

For Against Abstain

02 0000000000

For address change/comments, mark here. (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # JOB # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000128314_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10-K Wrap, Notice & Proxy Statement is/are available at www.proxyvote.com.

ENPRO INDUSTRIES, INC. Annual Meeting of Shareholders May 2, 2012 11:00 am This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen E. Macadam, Alexander W. Pease and Richard L. Magee, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EnPro Industries, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Shareholders of the company to be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina on Wednesday, May 2, 2012, at 11:00 am or at any adjournment or postponement thereof, with all powers which theundersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://2012annualmeeting.enproindustries.com

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000128314_2 R1.0.0.11699